     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2000

                                                      REGISTRATION NO. 333-91329
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                        PRE-EFFECTIVE AMENDMENT NO. 4 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               ECHAPMAN.COM, INC.
             (Exact name of registrant as specified in its charter)

         MARYLAND                       7375                      52-2184621
      (State or other             (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial               Identification No.)
     incorporation or        Classification Code Number)
       organization)

                             ---------------------

                         WORLD TRADE CENTER--BALTIMORE
                             401 EAST PRATT STREET
                                   SUITE 2800
                           BALTIMORE, MARYLAND 21202
                                 (410) 625-9656
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                         ------------------------------

                       NATHAN A. CHAPMAN, JR., PRESIDENT
                               ECHAPMAN.COM, INC.
                         WORLD TRADE CENTER--BALTIMORE
                             401 EAST PRATT STREET
                                   SUITE 2800
                           BALTIMORE, MARYLAND 21202
                                 (410) 625-9656
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                           ELIZABETH R. HUGHES, ESQ.
                            MICHAEL W. CONRON, ESQ.
                            LARA L. HJORTSBERG, ESQ.
                        VENABLE, BAETJER AND HOWARD, LLP
                               TWO HOPKINS PLAZA
                                   SUITE 1800
                           BALTIMORE, MARYLAND 21201
                                 (410) 244-7400
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       --------------------
[LOGO]                                PROSPECTUS RELATING TO
                                  7,485,640 SHARES COMMON STOCK
                                       ECHAPMAN.COM, INC.
                                       --------------------
                                   PROXY STATEMENT RELATING TO
                               A SPECIAL MEETING OF STOCKHOLDERS OF
                            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                                       --------------------



                                                                  April 10, 2000


Dear Stockholder:


    You are cordially invited to attend a special meeting of stockholders of Chapman Capital Management Holdings, Inc. which we will hold at 7:30 a.m. local time on Thursday, April 20, 2000 at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland.


    The purpose of the meeting is to approve the merger of Chapman Capital Management Holdings into a subsidiary of EChapman.com, Inc. In the merger, each Chapman Capital Management Holdings share, other than any dissenting shares, will convert into the right to receive 2.23363 shares of EChapman.com common stock, except that EChapman.com will pay cash for fractional shares.


    The board of directors of Chapman Capital Management Holdings is soliciting your proxy for the special meeting of stockholders to approve the merger. Chapman Capital Management Holdings will bear the costs of printing and mailing the prospectus and proxy statement and of soliciting proxies.



    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHAPMAN CAPITAL MANAGEMENT HOLDINGS AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU APPROVE THE MERGER AGREEMENT AND THE MERGER.



    We are enclosing a prospectus and proxy statement containing detailed information concerning EChapman.com, the merger and the merger agreement. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 14.


                                          Sincerely,

                                          /s/ NATHAN A. CHAPMAN, JR.
                                          President and Chairman of the Board

                             ---------------------

THE SECURITIES AND EXCHANGE COMMISSION AND THE STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE SHARES OF ECHAPMAN.COM COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


    This prospectus and proxy statement is dated April 3, 2000 and was first mailed to stockholders on or about April 10, 2000.

                                 CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                                             ------------------
                                        NOTICE OF SPECIAL MEETING OF
[LOGO]                                          STOCKHOLDERS
                                        TO BE HELD ON APRIL 20, 2000
                                             ------------------



    We will hold a special meeting of stockholders of Chapman Capital Management Holdings, Inc. at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on April 20, 2000 at 7:30 a.m. local time, for the following purposes:


        1. To consider and approve the Agreement and Plan of Merger, dated as of November 15, 1999, by and among Chapman Capital Management Holdings, Inc., EChapman.com, Inc. and CCMHI Merger Subsidiary, Inc., a copy of which is included as Annex I to the accompanying prospectus and proxy statement, which provides that (a) Chapman Capital Management Holdings shall merge into CCMHI Merger Subsidiary and (b) each share of Chapman Capital Management Holdings common stock, other than dissenting shares, shall convert into the right to receive 2.23363 shares of EChapman.com common stock, except that cash will be paid in lieu of fractional shares.

        2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders may, if the merger is approved and consummated, assert dissenters' rights under Article 3, Subtitle 2 of the Maryland General Corporation Law. Exercise of such rights requires strict compliance with the procedures set forth in the applicable statute. A copy of Article 3, Subtitle 2 of the Maryland General Corporation Law is included as Annex III to the accompanying prospectus and proxy statement.

    We have fixed the close of business on January 25, 2000, as the record date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only holders of record of Chapman Capital Management Holdings common stock on that date are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                          By Order of the Board of Directors

                                          Earl U. Bravo, Sr.
                                          Secretary


April 3, 2000


THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF CHAPMAN CAPITAL MANAGEMENT HOLDINGS COMMON STOCK ENTITLED TO VOTE ON THESE MATTERS IS REQUIRED TO APPROVE THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Questions and answers about the special meeting of Chapman
  Capital Management Holdings stockholders..................      3
Summary.....................................................      5
Chapman Capital Management Holdings and EChapman.com summary
  financial information.....................................      9
Risk factors................................................     14
The Chapman Capital Management Holdings special meeting.....     20
The merger..................................................     24
Certain other agreements....................................     47
Description of Chapman Capital Management Holdings..........     49
Description of EChapman.com.................................     77
Selected historical and pro forma financial data............    102
EChapman.com management's discussion and analysis of
  financial condition and results of operations.............    106
Management of EChapman.com..................................    116
Description of EChapman.com, capital stock..................    126
Comparison of stockholder rights of holders of EChapman.com
  common stock and Chapman Capital Management Holdings
  common stock..............................................    127
Shares eligible for future sale.............................    129
Legal matters...............................................    130
Experts.....................................................    130
Where you can find more information.........................    131
Index to financial statements...............................    F-1
Annex I--Agreement of Merger................................    I-1
Annex II--Opinion of Tucker Anthony Cleary Gull.............   II-1
Annex III--Dissenters' rights statutory provisions..........  III-1



    THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES CERTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT ECHAPMAN.COM. THIS INFORMATION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, BY STOCKHOLDERS OF CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INCLUDING ANY BENEFICIAL OWNER, FROM ECHAPMAN.COM, WORLD TRADE CENTER--BALTIMORE, 401 EAST PRATT STREET, SUITE 2800, BALTIMORE, MARYLAND 21202, ATTENTION: SECRETARY (TELEPHONE (410) 625-9656). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 13, 2000.

               QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF
                CHAPMAN CAPITAL MANAGEMENT HOLDINGS STOCKHOLDERS


    Q: WILL THE MERGER PROPOSAL BE APPROVED?

    A: Yes. Nathan A. Chapman, Jr., the president and chairman of the board of both Chapman Capital Management Holdings and EChapman.com, has executed an irrevocable support agreement. The support agreement requires Mr Chapman to vote all of his shares with respect to which he holds voting power as of the record date, which constituted approximately 72.3% of the outstanding shares of our common stock, in favor of the merger. This support agreement ensures that the merger will be approved even if all of our other stockholders vote their shares against the merger. Nevertheless, we encourage you to attend the special meeting, either in person or by proxy, because of its importance to your investment in Chapman Capital Management Holdings.

    Q: WHAT DO I NEED TO DO NOW?

    A: Simply indicate on your proxy card how you want to vote and then mail your signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible.

    Q: WHAT IF I PLAN TO ATTEND THE SPECIAL MEETING IN PERSON?

    A: We recommend that you send in your proxy card even if you plan to attend the special meeting in person. Sending in your proxy card will ensure that your vote is counted in the event that you cannot attend the special meeting. However, sending in your proxy card will not prevent you from attending the special meeting or voting in person.

    Q: IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

    A: Your broker will not be able to vote your shares of common stock without voting instructions from you on the proposal. You should instruct your broker how to vote your shares on the proposal, following the directions provided by your broker.

    Q: WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

    A: You can change your vote by sending in a notice of revocation or a later-dated, signed proxy card to Secretary, Chapman Capital Management
Holdings, Inc., World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 before the special meeting or attending the special meeting in person and voting. If you attend in person and vote, you will override any previously submitted proxy.

    Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

    A: We are working towards competing the merger as quickly as possible and expect that the merger will become effective shortly after the special meeting.

    Q: WHAT DO I NEED TO DO TO GET MY ECHAPMAN.COM SHARES?

    A: After we complete the merger, we will send former Chapman Capital Management Holdings stockholders written instructions for exchange of their shares. If you hold Chapman Capital Management Holdings shares in physical form, you should not send in your stock certificates now.

    Q: WHO CAN HELP ANSWER MY QUESTIONS?

    A: If you have more questions about the proposal or the merger, you should contact Mr. Earl U. Bravo, Sr. at: Chapman Capital Management Holdings, Inc., World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202. Telephone: (410) 625-9656. E-mail: ebravo@chapmancompany.com.

                                    SUMMARY


    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WHERE APPROPRIATE, WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.


THE PARTIES


ECHAPMAN.COM, INC. (PAGE 75)
WORLD TRADE CENTER--BALTIMORE
401 EAST PRATT STREET, SUITE 2800
BALTIMORE, MARYLAND 21202
TELEPHONE: (410) 625-9656

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of

    - Chapman Holdings, Inc. and its operating subsidiary, The Chapman Co.

    - Chapman Capital Management Holdings, Inc. and its operating subsidiary, Chapman Capital Management, Inc.

    - Chapman Insurance Holdings, Inc. and its operating subsidiary, The Chapman Insurance Agency Incorporated

    EChapman.com intends to bring together these entities, while at the same time taking advantage of the unique opportunities presented by the growth of the Internet. The EChapman.com web site, which is currently under development, will seek to be a leading interactive online community, offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments.

    CCMHI Merger Subsidiary is a wholly-owned subsidiary of EChapman.com. CCMHI Merger Subsidiary was formed solely for the purpose of effecting the merger with Chapman Capital Management Holdings.


CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. (PAGE 48)
CHAPMAN CAPITAL MANAGEMENT HOLDINGS'
ADDRESS AND TELEPHONE
NUMBER ARE THE SAME AS THOSE OF
ECHAPMAN.COM PROVIDED ABOVE.


    Chapman Capital Management Holdings, Inc. is an African-American controlled holding company whose subsidiary, Chapman Capital Management, provides investment advisory services to its proprietary mutual funds, a private investment trust and corporate, institutional and individual investors on a separate account basis. In providing these services, Chapman Capital Management seeks to invest in U.S. companies which are owned or controlled by African-Americans, Asian-Americans, Hispanic-Americans and women.


    As of February 29, 2000, Chapman Capital Management's total assets under management was over $864 million. If an expected $100 million withdrawal from the

DEM-MET Trust had occurred as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million.


THE MERGER (Page 23)


    GENERAL. On November 15, 1999, Chapman Capital Management Holdings entered into a merger agreement with EChapman.com and CCMHI Merger Subsidiary under which Chapman Capital Management Holdings will merge into CCMHI Merger Subsidiary.


    We have attached the merger agreement to this document as Annex I. Please read the merger agreement. It is the legal document that governs the merger.

    VOTE REQUIRED. The affirmative vote of at least a majority, or 1,675,668, of the outstanding shares of Chapman Capital Management Holdings common stock as of January 25, 2000, the record date for the special meeting, will be required to approve the merger.

    As of the record date:

    - Mr. Chapman had voting power with respect to 2,423,018 shares constituting approximately 72.3% of the outstanding shares of Chapman Capital Management Holdings common stock.


    - Executive officers and directors of Chapman Capital Management Holdings and their affiliates had voting power with respect to 2,436,163 shares constituting approximately 72.7% of the outstanding shares of Chapman Capital Management Holdings common stock



    - Executive officers and directors of EChapman.com and their affiliates had voting power with respect to 2,437,493 shares constituting approximately 72.7% of the outstanding shares of Chapman Capital Management Holdings common stock



    - Executive officers and directors of EChapman.com and Chapman Capital Management Holdings and their respective affiliates had voting power with respect to 2,446,243 shares constituting approximately 73.0% of the outstanding shares of Chapman Capital Management Holdings common stock


    RECOMMENDATION OF THE BOARD OF DIRECTORS. The board of directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote FOR the proposal to approve the merger.

    OUR REASONS FOR THE MERGER. We are proposing to merge because we believe that by combining Chapman Capital Management Holdings with EChapman.com we can create a stronger and more diversified company. We believe that the merger will strengthen our position as a competitor in the financial services industry, which is rapidly changing and growing more competitive, while at the same time, taking advantage of the growth opportunities provided by the Internet.

    CONDITIONS TO COMPLETION OF THE MERGER. The completion of the merger depends on a number of conditions being met, including:


    - Closing of the merger of Chapman Holdings, Inc. into CHI Merger Subsidiary, a wholly-owned subsidiary of EChapman.com


    - Completion of an initial public offering of EChapman.com common stock in which

       - EChapman.com receives cash gross proceeds of no less than $20 million and

       - the price paid by the public for such shares reflects valuation of EChapman.com of no less than $80 million following the mergers but before completion of the cash offering


    - Chapman Capital Management Holdings receipt of an opinion from its financial adviser that the consideration to be received by the stockholders of Chapman Capital Management Holdings in the merger is fair, from a financial point of view, to the holders of Chapman Capital Management Holdings common stock



    - Chapman Capital Management Holdings receipt of an opinion from counsel to EChapman.com that the merger will be treated as a tax-free reorganization for federal and state income tax purposes


    ACCOUNTING TREATMENT. We expect to account for the merger using the purchase method of accounting.

TRANSACTION GENERALLY TAX-FREE FOR CHAPMAN CAPITAL MANAGEMENT HOLDINGS
  STOCKHOLDERS (Page 44)

    We expect that your exchange of shares of Chapman Capital Management Holdings common stock for shares of common stock of EChapman.com generally will not cause you to recognize any gain or loss for U.S. federal income tax purposes. You will, however, have to recognize income or gain in connection with any cash received in lieu of fractional shares. THIS TAX TREATMENT MAY NOT APPLY TO ALL CHAPMAN CAPITAL MANAGEMENT HOLDINGS STOCKHOLDERS. YOU SHOULD CONSULT YOUR TAX ADVISER FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.

STOCKHOLDERS HAVE APPRAISAL RIGHTS (Page 20)


    Maryland law permits holders of Chapman Capital Management Holdings common stock to dissent from the merger and to have the fair value of their Chapman Capital Management Holdings common stock appraised by a court and paid to them in cash by CCMHI Merger Subsidiary. TO DO THIS, HOLDERS OF THESE SHARES MUST FOLLOW REQUIRED PROCEDURES, INCLUDING FILING NOTICES WITH CHAPMAN CAPITAL MANAGEMENT HOLDINGS, AND, IF THEY ARE ENTITLED TO VOTE, EITHER ABSTAINING OR VOTING AGAINST THE MERGER. If you hold shares of Chapman Capital Management Holdings common stock, and you dissent from the merger and follow the required procedures, your shares of Chapman Capital Management Holdings common stock will not become shares of common stock of EChapman.com. Instead, your only right will be to receive the appraised value of your shares in cash. The steps that you must take in order to preserve these rights are described in "The Merger--Dissenters rights." We have also attached the applicable provisions of Maryland law related to dissenters' rights to this document as Annex III.


DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (Page 124)

    The rights of stockholders of Chapman Capital Management Holdings are governed by Maryland law and by the charter and bylaws of Chapman Capital Management Holdings. The rights of EChapman.com stockholders are governed by Maryland law and by its charter and bylaws. Upon completion of the merger, the rights of former stockholders of Chapman Capital Management Holdings will be governed by Maryland law and by the EChapman.com charter and bylaws which are substantially similar to the existing charter and bylaws of Chapman Capital Management Holdings; however certain anti-takeover provisions of Maryland law from which Chapman Capital Management Holdings has opted out are applicable to EChapman.com.

MARKET PRICE DATA

    Chapman Capital Management Holdings common stock is publicly traded and quoted on the Nasdaq SmallCap Market under the symbol "CMGT." The market value of Chapman Capital Management Holdings common stock on November 15, 1999, the last full trading day preceding the public announcement of the execution of the merger agreement, based on the closing price as reported on the Nasdaq SmallCap Market, was $5 per share. The market value of Chapman Capital Management Holdings common stock on March 28, 2000, the last practicable date prior to the date of this prospectus and proxy statement, based on the closing price as reported on the Nasdaq SmallCap Market, was $14.50 per share.

    EChapman.com common stock is not traded on any exchange, and no established trading market exists for EChapman.com common stock; however, EChapman.com common stock has been approved for listing on the Nasdaq National Market under the symbol "ECMN".

USE OF CERTAIN TERMS

    Unless we indicate otherwise, in each section of this prospectus and proxy statement other than those sections which relate solely to Chapman Capital Management Holdings, the special meeting and the merger, such as "Chapman Capital Management Holdings Special Meeting," "The Merger" and "Description of Chapman Capital Management Holdings," the terms "we," "us" and "our" refer to EChapman.com, Inc. after the mergers.


    Unless we indicate otherwise, all information in this prospectus and proxy statement (1) gives effect to the closing of the mergers and (2) the initial public offering of EChapman.com at the minimum aggregate offering price.

     CHAPMAN CAPITAL MANAGEMENT HOLDINGS AND ECHAPMAN.COM SUMMARY FINANCIAL
                                  INFORMATION


    The summary of financial information set forth below is derived from Chapman Capital Management Holdings' audited financial statements for each of the years ended December 31, 1998 and 1999.

    The summary unaudited pro forma Statement of Operations data for EChapman.com gives effect to the mergers of Chapman Capital Management Holdings and Chapman Holdings, Inc. as if the mergers had occurred as of January 1, 1999. The unaudited pro forma balance sheet data for EChapman.com gives effect to the mergers as if they had occurred as of December 31, 1999.

    The summary unaudited as adjusted pro forma statement of operations data for EChapman.com gives effect to the mergers and an initial public offering of EChapman.com at the minimum aggregate offering price required for the merger to close as if the mergers had occurred as of January 1, 1999. The unaudited pro forma as adjusted balance sheet data for EChapman.com gives effect to the mergers and an initial public offering at the minimum aggregate offering price as if they had occurred as of December 31, 1999.

    The summary unaudited pro forma consolidated financial information does not purport to represent what EChapman.com's results of operations or financial condition would actually have been had the transactions described occurred on the dates indicated or to project EChapman.com's results of operations or financial condition for any future period or date.

    The historical financial information for Chapman Capital Management Holdings should be read in conjunction with such financial statements, including the notes, included elsewhere in this prospectus and proxy statement.

                                                              CHAPMAN CAPITAL MANAGEMENT
                                                                  HOLDINGS HISTORICAL
                                                              ---------------------------
                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                                  1998           1999
                                                              ------------   ------------
STATEMENT OF OPERATIONS DATA:
  Total revenue.............................................  $ 3,218,000    $ 4,622,000

  Loss before income tax benefit............................     (151,000)      (853,000)
  Net loss..................................................  $  (106,000)   $  (853,000)
                                                              ===========    ===========
  Basic and diluted loss per share..........................  $     (0.04)   $     (0.25)
                                                              ===========    ===========
  Weighted average shares outstanding.......................    2,811,000      3,351,000
                                                              ===========    ===========

                                                                 ECHAPMAN.COM PRO FORMA
                                                              -----------------------------
                                                              YEAR ENDED DECEMBER 31, 1999
                                                              -----------------------------
                                                                                PRO FORMA
                                                                PRO FORMA      AS ADJUSTED
                                                              -------------   -------------
                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue...............................................   $10,546,000     $10,546,000
Loss before income tax benefit..............................    (4,819,000)     (4,819,000)
Net loss....................................................   $(4,718,000)    $(4,718,000)
                                                               ===========     ===========
Basic and diluted loss per share............................        $(0.36)         $(0.29)
                                                               ===========     ===========
Weighted average shares outstanding.........................    13,195,000      16,528,000
                                                               ===========     ===========

                                                 CHAPMAN CAPITAL
                                              MANAGEMENT HOLDINGS'
                                                   HISTORICAL             ECHAPMAN.COM PRO FORMA
                                             -----------------------   ----------------------------
                                             AS OF DECEMBER 31, 1999     AS OF DECEMBER 31, 1999
                                             -----------------------   ----------------------------
                                                                               (UNAUDITED)
                                                                                         PRO FORMA
                                                                        PRO FORMA       AS ADJUSTED
                                                                       -----------      -----------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities.............................          $3,036,000          $ 4,185,000      $21,785,000
Total assets.............................           4,838,000           39,984,000       56,650,000
Total debt...............................             150,000            1,900,000        1,900,000
Total stockholders' equity...............           4,188,000           35,617,000(1)    53,217,000(1)

------------------------

(1) Total stockholders' equity excludes 136,510 shares issuable upon exercise of options that were outstanding as of December 31, 1999 and the underwriters' over allotment option related to the EChapman offering.

                           COMPARATIVE PER SHARE DATA


    The following financial information reflects certain comparative per share data relating to the merger. The information shown below should be read in conjunction with the historical financial statements of EChapman.com, Chapman Capital Management Holdings and Chapman Holdings, including the related notes, which are included elsewhere in this prospectus and proxy statement.

    The following information is not necessarily indicative of the results of operations or financial position that would have resulted had the mergers of Chapman Holdings and Chapman Capital Management Holdings been consummated on or as of the dates indicated, nor is it necessarily indicative of the results of operations in future periods.

    The table below presents selected comparative consolidated per share information

    - For EChapman.com

       - on a historical basis,

       - on a pro forma basis assuming the mergers had occurred on January 1, 1998, and

       - on a pro forma, as adjusted, basis as if the mergers and the initial public offering of EChapman.com's common stock at the minimum level required for the merger to close had occurred on January 1, 1998

    - For Chapman Capital Management Holdings

       - on a historical basis,

       - on a pro forma equivalent basis, and

       - on a pro forma, as adjusted, equivalent basis

    - For Chapman Holdings

       - on a historical basis

       - on a pro forma equivalent basis, and

       - on a pro forma, as adjusted, equivalent basis

       - pro forma and pro forma, as adjusted, equivalent basis represents the pro forma and pro forma, as adjusted, per share amounts of EChapman.com multiplied by the exchange ratio of 1.93295 for Chapman Holdings and
         2.23363 for Chapman Capital Management Holdings.


                                                                 YEAR ENDED          YEAR ENDED
                                                              DECEMBER 31, 1998   DECEMBER 31, 1999
                                                              -----------------   -----------------
PER COMMON SHARE:
LOSS FROM CONTINUING OPERATIONS:
EChapman.com--historical(1).................................       $    --            $(281,000)
EChapman.com--pro forma.....................................         (0.18)(a)            (0.36)(g)
EChapman.com--pro forma, as adjusted........................         (0.15)(b)            (0.29)(h)

                                                                 YEAR ENDED          YEAR ENDED
                                                              DECEMBER 31, 1998   DECEMBER 31, 1999
                                                              -----------------   -----------------
Chapman Capital Management Holdings--historical.............       $ (0.04)           $   (0.25)
Chapman Capital Management Holdings--pro forma equivalent...         (0.41)(c)            (0.80)(i)
Chapman Capital Management Holdings--pro forma, as adjusted,
  equivalent................................................         (0.33)(d)            (0.64)(j)

Chapman Holdings--historical................................         (0.31)               (0.15)
Chapman Holdings--pro forma equivalent......................         (0.35)(e)            (0.69)(k)
Chapman Holdings--pro forma, as adjusted, equivalent........         (0.28)(f)            (0.55)(l)

CASH DIVIDENDS DECLARED:
EChapman.com--historical(1).................................            --                   --
EChapman.com--pro forma combined............................            --                   --
EChapman.com--pro forma, as adjusted, equivalent............            --                   --

Chapman Capital Management Holdings--historical.............            --                   --
Chapman Capital Management Holdings--pro forma equivalent...            --                   --
Chapman Capital Management Holdings--pro forma, as adjusted,
  equivalent................................................            --                   --

Chapman Holdings--historical................................            --                   --
Chapman Holdings--pro forma equivalent......................            --                   --
Chapman Holdings--pro forma, as adjusted, equivalent........            --                   --

BOOK VALUE:(2)
EChapman.com--historical(1).................................                           (281,000)
EChapman.com--pro forma.....................................                               2.70 (m)
EChapman.com--pro forma, as adjusted........................                               3.22 (n)

Chapman Capital Management Holdings--historical.............                               1.25
Chapman Capital Management Holdings--pro forma equivalent...                               6.03 (o)
Chapman Capital Management Holdings--pro forma, as
  adjusted..................................................                               7.19 (p)

Chapman Holdings--historical................................                               1.99
Chapman Holdings--pro forma equivalent......................                               5.22 (q)
Chapman Holdings--pro forma, as adjusted, equivalent........                               6.22 (r)


------------------------

(1) EChapman.com was incorporated on May 14, 1999. EChapman.com had one share of common stock outstanding as of December 31, 1999, and there is currently no public market for EChapman.com's common stock.

(2) As a balance sheet for the year ended December 31, 1998, is not required financial information for this filing, no per share book value information is provided for December 31, 1998.

(3) The following per share data represents amounts assuming the goodwill step-up was at $6 per share (the minimum price for the mergers to close) versus the $15 per share assumed in the pro forma financial statements.



          YEAR ENDED                YEAR ENDED
      DECEMBER 31, 1998          DECEMBER 31, 1999
------------------------------   -----------------
         (a)           $(0.11)     (g)     $(0.29)
         (b)            (0.09)     (h)      (0.23)
         (c)            (0.26)     (i)      (0.65)
         (d)            (0.20)     (j)      (0.52)
         (e)            (0.22)     (k)      (0.56)
         (f)            (0.18)     (l)      (0.45)
                                   (m)      1.34
                                   (n)      2.13
                                   (o)      2.98
                                   (p)      4.76
                                   (q)      2.58
                                   (r)      4.12

                                  RISK FACTORS


    THE MERGER AND OWNERSHIP OF ECHAPMAN.COM COMMON STOCK FOLLOWING THE MERGER INVOLVE THE FOLLOWING RISKS. WE BELIEVE THAT THE RISKS DESCRIBED BELOW ARE THE MOST SIGNIFICANT FACTORS THAT MAKE AN INVESTMENT IN ECHAPMAN.COM SPECULATIVE AND RISKY. THESE RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OTHER INFORMATION CONTAINED IN THIS DOCUMENT IN EVALUATING THE PROPOSED MERGER AND YOUR INVESTMENT IN ECHAPMAN.COM COMMON STOCK.


                       RISKS ASSOCIATED WITH ECHAPMAN.COM


WE ARE A NEW COMPANY WITH MINIMAL OPERATIONS TO DATE, AND WE HAVE NOT FORMALLY LAUNCHED OUR WEB SITE; IF WE EXPERIENCE A DELAY IN COMPLETING AND LAUNCHING OUR WEB SITE, OUR EARNINGS WILL SUFFER.

    EChapman.com was formed in 1999 and has had minimal operations to date, which have consisted solely of expenses incurred in developing our business plan. Although we have launched a prototype of our web site, we are still in the process of designing and developing our actual web site, and we have not made final decisions with respect to a web design firm, web development firm, a hosting services provider or other necessary Internet vendors. If we experience a delay in identifying and retaining qualified vendors for the completion and launch of our web site, our ability to successfully implement our business strategy will be adversely affected. In addition, since we are dependent upon outside vendors for these services, our estimated time frames will depend upon their availability.

BECAUSE WE HAVE NO INTERNET-RELATED OPERATING HISTORY, WE CANNOT ENSURE YOU THAT OUR EXPANSION INTO THE AREA WILL BE PROFITABLE.

    Although we have a history with respect to the securities brokerage, investment banking and investment advisory businesses, we have no Internet-based operating history from which you can evaluate our combined business plan and prospects.

    As a new entrant to the Internet business, we face risks and uncertainties relating to our ability to implement successfully the Internet component of our business strategy, including:

    - Successful design, development and launch of the EChapman.com web site

    - Creation of public awareness of the EChapman.com brand and web site

    - Successful expansion of our financial service businesses on the Internet

    If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

WE CURRENTLY HAVE NO AGREEMENTS WITH ADVERTISERS, STRATEGIC PARTNERS OR CONTENT PROVIDERS, AND IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN THESE RELATIONSHIPS, OUR EARNINGS WILL SUFFER.

    Although we intend to pursue advertising relationships and strategic alliances with third parties and enter into agreements with content providers, we have not entered into negotiations with any companies, and we cannot assure you that we will be able to establish or maintain these relationships. If we cannot establish and maintain these relationships, our earnings will be adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, AND WE EXPECT TO CONTINUE TO INCUR SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE.


    On a pro forma basis, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings into our wholly-owned subsidiaries, we had net losses of $4,718,000 for the year ended December 31, 1999. Following the offering and the closing of the mergers, we expect to continue to increase our operating expenses significantly, expand our marketing and staff and continue to develop and expand our web site and our online information and services. These expenses will be significant and generally will precede revenues, and if they are not followed by increased revenues, our business, results of operations and financial condition will be materially and adversely affected.


BECAUSE OF OUR LIMITED EXPERIENCE WITH BUILDING THE ECHAPMAN.COM BRAND, WE MIGHT NOT EFFECTIVELY UTILIZE RESOURCES NEEDED TO BUILD OUR BRAND, WHICH COULD NEGATIVELY IMPACT OUR REVENUE AND OUR ABILITY TO ATTRACT USERS, ADVERTISERS AND STRATEGIC PARTNERS.

    We believe that establishing and maintaining our brand is critical to our success and that the importance of brand recognition will increase due to the growing number of web sites, particularly those targeted to discrete segments of the DEM community. We intend to build our brand through advertising targeted to segments of the DEM community and the DEM community as a whole, including print, broadcast placements, public relations campaigns and the development of strategic relationships with other companies which target segments of the DEM community or, conversely, which desire access to the DEM community. We have minimal practical experience with building our brand through these channels or in establishing strategic relationships. If our efforts to build our brand through these channels do not generate a corresponding increase in revenue, our financial results could be adversely affected. Successful promotion and marketing of our brand will also depend on providing up-to-date, interesting and compelling content, community, commerce and personalized services, and we will need to increase our marketing and branding expenditures in our effort to increase our brand awareness. If our brand building strategy is unsuccessful, we may never recover these expenses, we may be unable to increase our future revenues, and our business would be materially and adversely affected.

NATHAN A. CHAPMAN, JR. HAS BEEN AN INSTRUMENTAL FORCE IN THE GROWTH OF CHAPMAN HOLDINGS AND CHAPMAN CAPITAL MANAGEMENT HOLDINGS AND IN THE CREATION OF THE DEM STRATEGY, AND THE LOSS OF MR. CHAPMAN'S SERVICES WOULD DEPRIVE US OF MR. CHAPMAN'S KNOWLEDGE OF AND SKILL IN THE FINANCIAL SERVICES AND DEM MARKETS, WHICH WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND GROWTH PROSPECTS.

    For the foreseeable future, we intend to place substantial reliance upon the personal efforts and abilities of Nathan A. Chapman, Jr., president of EChapman.com. Mr. Chapman has provided the strategic vision for and has played a key role in executing the business plans of Chapman Holdings and Chapman Capital Management Holdings and the DEM strategy in the past. Therefore, the loss of the services of Mr. Chapman would have a material adverse effect on our business, operations, revenue and business prospects because of our reliance on his strategic vision and his experience in the financial services and DEM markets. We do not have an employment agreement with Mr. Chapman. The Chapman Co. currently maintains "key man" life insurance coverage in the amount of $7,000,000 on Mr. Chapman.

USE OF THE DEM STRATEGY ON THE INTERNET IS NEW AND UNTESTED, AND IF WE ARE UNABLE TO ATTRACT MEMBERS OF THE DEM COMMUNITY TO OUR WEB SITE, OUR FUTURE PROFITABILITY WILL BE MATERIALLY AND ADVERSELY AFFECTED.

    We plan to use the DEM strategy in our Internet business to focus on attracting African-Americans, Asian-Americans, Hispanic-Americans and women to our web site. The success of our business will depend on our ability to attract members of the DEM community to our web site; however, we cannot assure you that these individuals will use our web site or that the expansion of the DEM strategy on the Internet will be profitable because of the existing and increasing competition for Internet-based business and the relatively limited market represented by members of the DEM community compared to the market for Internet users as a whole.

THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK, AND IF A PUBLIC MARKET FOR OUR SECURITIES DOES NOT DEVELOP OR IS NOT SUSTAINED, OUR STOCK PRICE COULD BE ADVERSELY AFFECTED.

    Prior to our initial public offering, our common stock has not been publicly traded, and we cannot assure you that an active public market for our common stock will develop or, if developed, that it will continue after the offering. Because we lack an operating history and because the Internet industry is relatively new and rapidly evolving, it is difficult to predict the extent to which investor interest in our common stock will lead to a trading market or how liquid that market might become.

                  RISKS RELATED TO ECOMMERCE AND THE INTERNET


WE FACE INTENSE COMPETITION, AND IF WE DO NOT RESPOND TO THIS COMPETITION EFFECTIVELY, WE MAY NOT BE ABLE TO RETAIN AND ATTRACT USERS, ADVERTISERS AND STRATEGIC PARTNERS, WHICH COULD REDUCE OUR REVENUE AND HARM OUR FINANCIAL RESULTS.

    The number of web sites competing for the attention and spending of users and advertisers has greatly increased, and we expect it to continue to increase. The market for Internet content sites is rapidly evolving and financial, technical and legal barriers to entry are low, enabling newcomers to launch competitive sites at relatively low costs.

    We will compete for users, advertisers and strategic partners with the following types of companies:

    - Online services or web sites targeted at the various segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, women.com and womencentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online and traditional brokerages and investment banks

    - Traditional brokerages and investment banks

    If we do not respond to this competition effectively, we may not be able to attract users, advertisers and strategic partners, which would reduce our revenue and harm our financial results. In addition, increased competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business.

FAILURES OF OUR NETWORK INFRASTRUCTURE COULD RESULT IN UNANTICIPATED EXPENSES AND PREVENT OUR USERS FROM EFFECTIVELY UTILIZING OUR SERVICES, WHICH COULD NEGATIVELY IMPACT OUR ABILITY TO ATTRACT AND RETAIN USERS AND ADVERTISERS AND OTHER STRATEGIC PARTNERS.

    Our ability to successfully create an interactive online community and to deliver our financial services online depends in large part on the capacity, reliability and security of our network hardware, software and telecommunications infrastructure. Failures of our network infrastructure could result in unanticipated expenses to address these failures and could prevent our users from effectively utilizing our services, which could prevent us from retaining and attracting users, advertisers and other strategic partners. In addition, if we were to experience a network failure, we could be subject to regulatory sanctions in connection with our online brokerage services.

    Our system is susceptible to natural and man-made disasters, including fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect the operation of our web site. Our insurance policies may not compensate us for any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and harm our revenues.

    In addition, our users will depend on Internet service providers, online service providers and other web site operators for access to our web site. Due to the rapid growth of the Internet, many of these service providers have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These problems could also harm our business by preventing users from effectively utilizing our services.


       RISKS RELATED TO OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND
                         INVESTMENT ADVISORY BUSINESSES


THE CHAPMAN CO. IS PARTICULARLY SUSCEPTIBLE TO LIQUIDITY RISK WHILE TRADING FOR ITS OWN ACCOUNT DUE TO ITS LARGE INVENTORY OF ECHAPMAN.COM COMMON STOCK.

    As a result of the mergers, The Chapman Co.'s inventory of Chapman Holdings common stock and Chapman Capital Management Holdings common stock will convert into shares of EChapman.com common stock. EChapman.com common stock has been approved for listing on the Nasdaq National Market. As a newly-listed Nasdaq National Market security, EChapman.com common stock may have less liquidity and higher spreads between bid and ask prices than other securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market. Accordingly, The Chapman Co. is subject to liquidity risk with respect to this security and may take longer to liquidate its inventory of these securities than it would for investments in more liquid securities. Liquidity risk is the risk that this security may be difficult or impossible to sell at the time and for the price that The Chapman Co. deems appropriate. Further, liquidity risk implies that any effort on the part of The Chapman Co. to liquidate its portfolio in a short period of time may adversely affect the price of the EChapman.com common stock.

OUR INVESTMENT ADVISORY SUBSIDIARY IS DEPENDENT ON A FEW MAJOR INVESTMENT MANAGEMENT CLIENTS, AND IF ANY OF THESE CLIENTS TERMINATED THEIR ADVISORY ARRANGEMENTS WITH US, OUR ADVISORY FEE REVENUE WOULD BE MATERIALLY HARMED.


    All of Chapman Capital Management's agreements with its advisory clients are terminable by the client upon short notice (typically 30-60 days prior written notice). As of February 29, 2000, eight clients, including all three of those invested in DEM-MET Trust and The Chapman U.S. Treasury Money Fund, represented approximately 74.5% of our total assets under management. As of February 29, 2000, DEM-MET

Trust, with $329.3 million in assets under management, represented approximately 38.1% of our total assets under management. Because of the concentration of our assets under management with a limited number of customers, our assets under management at any time can fluctuate. A representative of a major customer of the DEM-MET Trust has informally advised us that the customer currently intends to withdraw up to $100 million from the DEM-MET Trust. This amount represents approximately 11.6% of our assets under management as of February 29, 2000 and approximately 30.4% of the assets under management in the DEM-MET Trust as of February 29, 2000. If the DEM-MET Trust or any of our key investment management clients terminate their advisory arrangements with us or make additional substantial withdrawals of their assets under management, our advisory fee revenue would be materially and adversely affected.



              WARNING AS TO OUR USE OF FORWARD-LOOKING STATEMENTS


    This prospectus and proxy statement contains certain forward-looking statements concerning EChapman.com. These forward-looking statements are based on the beliefs of our management, as well as on assumptions made by and information currently available to us at the time such statements are made. In particular, because we are a new company, the discussion of our proposed business strategy, expansion plans and plan of operation are not based on historical facts but are forward looking statements based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. When we use words such as "anticipate," "believe," "estimate," "intend" and similar expressions in this prospectus, we intend to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, the matters set forth or incorporated in this prospectus and proxy statement generally and economic and business factors, some of which are beyond our control. In analyzing an investment in shares of our common stock, you should carefully consider, along with other matters referred to in this prospectus and proxy statement, the risk factors described below and throughout this prospectus and proxy statement.

     THE CHAPMAN CAPITAL MANAGEMENT HOLDINGS SPECIAL STOCKHOLDERS' MEETING


DATE, PLACE AND TIME


    The Chapman Capital Management Holdings special meeting of stockholders will be held at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on April 20, 2000 at 7:30 a.m. local time.


PURPOSE OF THE SPECIAL MEETING

    At the Chapman Capital Management Holdings special meeting, stockholders will consider and vote upon

    - The proposal to approve the merger agreement and the merger in which each share of Chapman Capital Management Holdings common stock, other than shares held by Chapman Capital Management Holdings stockholders who properly perfect their dissenters' rights, automatically shall become and be converted into the right to receive 2.23363 shares of EChapman.com common stock and cash in lieu of fractional shares of EChapman.com common stock, and

    - Such other matters as may properly be brought before the Chapman Capital Management Holdings special meeting.

RECORD DATE

    The Chapman Capital Management Holdings board of directors has fixed the close of business on January 25, 2000 as the record date for determining holders entitled to notice of and to vote at the special meeting. Accordingly, only holders of record of Chapman Capital Management Holdings common stock at the close of business on the record date will be entitled to notice of, and to cast their vote at, the special meeting. As of January 25, 2000, there were 3,351,334 shares of Chapman Capital Management Holdings common stock issued and outstanding held by approximately 22 holders of record.

VOTING INFORMATION

    Each holder of record of shares of Chapman Capital Management Holdings common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the special meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Chapman Capital Management Holdings common stock outstanding on the record date is necessary to constitute a quorum at the special meeting.

    The approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Chapman Capital Management Holdings common stock entitled to vote thereon.

    Votes cast by proxy or in person at the special meeting will be tabulated to determine whether or not a quorum is present.

ABSTENTIONS

    Where, as to any matter submitted to the stockholders for a vote, stockholders appear in person but abstain from voting, such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares are also treated as shares that are present and entitled to vote for quorum purposes. Because the required vote of stockholders on the merger agreement and the merger are based upon the total number of outstanding shares of Chapman Capital Management Holdings common stock, the failure to submit a proxy card, or the failure to vote in person at the special meeting, the abstention from voting and any broker non-vote will, except for purposes of rights of dissenting stockholders, have the same effect as a vote against the merger agreement and the merger.

REVOCATION OF PROXIES

    You may revoke a previously submitted proxy at any time prior to its exercise at the special meeting by

    - giving written notice of your desire to revoke your proxy on or prior to the date of the special meeting to Nathan A. Chapman, Jr., president of Chapman Capital Management Holdings, or Earl U. Bravo, Sr., secretary of Chapman Capital Management Holdings,

    - by signing and returning a later dated proxy, or

    - voting in person at the special meeting.

    Mere attendance at the special meeting will not alone have the effect of revoking the proxy.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under the Maryland General Corporation Law, certain relevant sections of which are attached to this prospectus and proxy statement as Annex III, each holder of Chapman Capital Management Holdings common stock will be entitled to demand and receive payment of the "fair value" of his or her shares in cash, if he or she

    - prior to or at the special meeting, files with Chapman Capital Management Holdings a written objection to the merger,

    - does not vote in favor of the merger by person or by proxy, and

    - within 20 days after Articles of Merger have been accepted for record by the Maryland State Department of Assessments and Taxation, makes written demand on CCMHI Merger Subsidiary for payment of his or her shares, stating the number and class of shares for which payment is demanded.

    A written demand for payment should be sent to Earl U. Bravo, Sr., secretary, CCMHI Merger Subsidiary, Inc., World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202. Any stockholder who fails to comply with the requirements described above will be bound by the terms of the merger agreement.

    A VOTE AGAINST OR AN ABSTENTION WITH REGARD TO THE MERGER WILL NOT ITSELF CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.

    EChapman.com will promptly deliver or mail to each stockholder requesting appraisal written notice of the date of acceptance of the articles of merger for record by the Maryland State Department of Assessments and Taxation. Within
50 days after acceptance of the articles of merger for record by the State Department of Assessments and Taxation, any such stockholder who has not received payment for his or her shares may petition a court of equity in Baltimore City, Maryland, for an appraisal to determine the "fair value" of such shares. If the court finds that a stockholder is entitled to appraisal of his or her stock, the court will appoint three disinterested appraisers to determine the "fair value" of such shares as of the date of the special meeting on terms and conditions the court considers proper, and the appraisers will, within 60 days after appointment, or such longer period as the court may direct, file with the court and mail to each party to the proceeding their report stating their conclusion as to the "fair value" of the shares.


    Within 15 days after the filing of the report, any party may object to the report and request a hearing. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the "fair market" value of the shares of the stockholders requesting appraisal or may remit the proceeding to the same or other appraisers.


    Any judgment entered in a court proceeding will include interest from the date of the stockholders' vote related to the transaction giving rise to the rights of appraisal, unless the court finds that the stockholder's refusal to accept a written offer to purchase the stock which may previously have been made by CCMHI Merger Subsidiary as required by Section 3-207 of the Maryland General Corporation Law was arbitrary and vexatious or not in good faith. Costs of the proceeding excluding attorneys' fees will be determined by the court and will be assessed against CCMHI Merger Subsidiary or, under certain circumstances, the stockholder requesting appraisal, or both.


    At any time after the filing of a petition for appraisal, the court may require any stockholder requesting appraisal to submit his or her certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. In order to receive payment, whether by agreement with EChapman.com or under a judgment, the stockholder must surrender the stock certificates endorsed in blank and in proper form for transfer.


    A stockholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the stockholders' vote and shall cease to have any rights as a stockholder with respect to the shares except the right to receive payment of the "fair value" for his or her shares. The stockholder's rights may be restored only upon the withdrawal, with the consent of EChapman.com of the demand for payment, failure of either party to file a petition for appraisal within the time required, a determination of the court that the stockholder is not entitled to an appraisal, or the abandonment or rescission of the merger.

    Any dissenting stockholder who exercises his or her right to be paid the value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary income or capital gain will be determined in accordance with applicable provisions of the Internal Revenue Code.

    This summary of the rights of stockholders requesting appraisal contains all material information relating to the exercise of appraisal rights. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each stockholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, of the Maryland General Corporation Law for a complete statement of the stockholder's rights and the steps which must be followed in connection with the exercise of those rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Chapman Capital Management Holdings stockholders, except as indicated above or otherwise required by law.

    For further information relating to the exercise of appraisal rights, see Annex III to this prospectus and proxy statement.

                                   THE MERGER


GENERAL

    EChapman.com, Inc. is a newly-formed company and has had minimal operations to date. EChapman.com has three wholly-owned subsidiaries:

    - CCMHI Merger Subsidiary, Inc.

    - CHI Merger Subsidiary, Inc.

    - CIHI Merger Subsidiary, Inc.

These subsidiaries were formed for the sole purpose of effecting the mergers described below.

    On November 15, 1999, EChapman.com entered into merger agreements with each of Chapman Holdings, Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc. to acquire all of the outstanding stock of each of these companies. The merger agreements provide that:

    - Chapman Capital Management Holdings will merge with CCMHI Merger
      Subsidiary

    - Chapman Holdings will merge with CHI Merger Subsidiary

    - Chapman Insurance Holdings will merge with CIH Merger Subsidiary.

    CCMHI Merger Subsidiary, CHI Merger Subsidiary and CIH Merger Subsidiary will each be the surviving entities in their respective mergers and will be renamed Chapman Capital Management Holdings, Inc., Chapman Holdings, Inc. and Chapman Insurance Holdings, Inc., respectively.


    Upon closing of the acquisitions, EChapman.com will directly own 100% of Chapman Capital Management Holdings, Chapman Holdings and Chapman Insurance Holdings and will indirectly control:


    - The Chapman Co., a full service securities brokerage and investment banking firm and wholly-owned subsidiary of Chapman Holdings

    - Chapman Capital Management, Inc., an investment advisory firm and wholly-owned subsidiary of Chapman Capital Management Holdings

    - The Chapman Insurance Agency Incorporated, a licensed insurance agency that sells annuity products and which is a wholly-owned subsidiary of Chapman Insurance Holdings

    Chapman Holdings was incorporated in Maryland on December 12, 1997, has been publicly traded since February 1998 and is quoted on the Nasdaq SmallCap Market under the symbol CMGT.

    Chapman Capital Management Holdings was incorporated in Maryland on
January 8, 1998, has been publicly traded since August 1998 and is quoted on the Nasdaq SmallCap Market under the symbol CMGT.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998, has remained a privately-held company and has not had significant operations to date.


    Upon closing of the mergers and the initial public offering of EChapman.com, Nathan A. Chapman, Jr., will be the majority stockholder of EChapman.com, with beneficial ownership of 58.3% of the outstanding common stock. Accordingly, Mr. Chapman will have control over all fundamental matters affecting EChapman.com, such as the election of directors, mergers, sales of all or substantially all of EChapman.com's assets, charter amendments and other matters requiring stockholder approval. Mr. Chapman's votes with respect to these matters may be adverse to your interests. In addition, this concentration of ownership may also have the effect of delaying or preventing a change in control, which could have an adverse effect on EChapman.com's stock price.


THE MERGER AGREEMENT

    GENERAL

    The merger agreement provides that, subject to the satisfaction or waiver of certain conditions, Chapman Capital Management Holdings will be merged into CCMHI Merger Subsidiary, whereupon, the separate existence of Chapman Capital Management Holdings shall cease and CCMHI Merger Subsidiary will be the surviving corporation and change its name to Chapman Capital Management Holdings, Inc. Each share of Chapman Capital Management Holdings common stock, other than shares held by Chapman Capital Management Holdings stockholders who properly perfect their dissenters' rights, automatically shall become and be converted into the right to receive 2.23363 shares of EChapman.com common stock and payment for fractional shares held. Certificates for Chapman Capital Management Holdings common stock shall be exchanged for certificates of EChapman.com common stock as described below.


    Upon closing of the merger and the EChapman.com initial public offering, former Chapman Capital Management Holdings stockholders will own approximately 45.3% of the outstanding EChapman.com common stock.


    CONDITIONS TO MERGER


    Closing of the merger is conditioned upon, among other things, approval of the merger by an affirmative vote of at least a majority of the outstanding shares of Chapman Capital Management Holdings common stock entitled to vote on the merger. As of January 25, 2000, the record date for the special meeting, Nathan A. Chapman, Jr., the president and chairman of the board of both Chapman Capital Management Holdings and EChapman.com, held the power to vote 2,423,018 shares, constituting approximately 72.3% of the outstanding Chapman Capital Management Holdings common stock. He has executed an irrevocable support agreement to support and to vote to approve the merger. This support agreement ensures that the merger and the merger agreement will be approved even if all of our other stockholders of Chapman Capital Management Holdings vote their shares against the proposal.


    The obligation of EChapman.com and Chapman Capital Management Holdings to consummate the merger is also subject to the satisfaction of certain further conditions including the following:

    - completion of an initial public offering of EChapman.com common stock in which

       - EChapman receives cash gross proceeds of no less than $20 million and

       - the price paid by the public for such shares reflects a valuation of EChapman after the mergers but before the cash offering of no less than $80 million

    - closing of the proposed merger of Chapman Holdings, Inc. into CHI Merger Subsidiary

    - receipt of an opinion of counsel confirming certain of the tax consequences of the merger for Chapman Capital Management Holdings stockholders as set forth below under the heading "--Certain Federal Income Tax Consequences"

    - the effectiveness of the registration statement pertaining to the issuance of the shares of EChapman.com common stock to be issued to holders of Chapman Capital Management Holdings common stock in the merger

    - the receipt by Chapman Capital Management Holdings of the written opinion of Tucker Anthony to the effect that the consideration to be received by the stockholders of Chapman Capital Management Holdings in the merger is fair from a financial point of view

    - the accuracy and satisfaction of various financial and legal representations and conditions, including representations and conditions of Chapman Holdings in the merger agreement by and among EChapman.com, CHI Merger Subsidiary and Chapman Holdings, as of the date of closing of the EChapman.com initial public offering

    Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when or if the conditions to the merger will be satisfied or waived or that the merger will be completed. If the parties to the merger waived material conditions to the merger, such as those conditions requiring the merger of Chapman Holdings and the initial public offering of EChapman.com's common stock, Chapman Capital Management Holdings would resolicit your proxies in order to obtain stockholder approval of the merger by filing an amendment to the registration statement, of which this prospectus and proxy statement forms a part, with the SEC and mailing you a revised prospectus and proxy statement.

    INDEMNIFICATION

    The merger agreement also provides that for a period of six years from and after the merger, CCMHI Merger Subsidiary and EChapman.com shall indemnify, defend and hold harmless each individual who served as a director, or officer of Chapman Capital Management Holdings or any of its subsidiaries at any time prior to the merger from and against

    - all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Chapman Capital Management Holdings or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the merger and whether asserted or claimed prior to, or at or after the merger and

    - all such liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated by the merger agreement,

in each case to the full extent a corporation is permitted under the Maryland General Corporation Law to indemnify its own directors and officers.

    NO SOLICITATION

    The merger agreement provides that after the date of the merger agreement and prior to the effective time of the merger, Chapman Capital Management Holdings shall not, and shall not permit any of its subsidiaries to

    - initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of Chapman Capital Management Holdings and its subsidiaries or more than fifty percent (50%) of the capital stock of Chapman Capital Management Holdings and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Transactions") or

    - otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Transaction.

    Notwithstanding any other provision of the merger agreement, in response to an unsolicited proposal or inquiry, or a proposal or inquiry arising from a general solicitation with respect to an Acquisition Transaction and subject to the duties of Chapman Capital Management Holdings' board of directors under applicable law, if an Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, Chapman Capital Management Holdings' board of directors may take and disclose to Chapman Capital Management Holdings' stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

    In the event Chapman Capital Management Holdings receives any offer of an Acquisition Transaction, it shall

    - immediately inform EChapman.com of such offer, and

    - furnish to EChapman.com the identity of the proponent of such offer and, unless the board of directors of Chapman Capital Management Holdings concludes that such disclosure is inconsistent with its duties under applicable law.

    Chapman Capital Management Holdings may terminate the merger agreement, withdraw, modify or not recommend the merger to Chapman Capital Management Holdings stockholders, and enter into a definitive agreement for an Acquisition Transaction if, but only if,

    - the board of directors of Chapman Capital Management Holdings shall have consulted with legal counsel concerning its obligations under applicable law,

    - Chapman Capital Management Holdings shall have determined in good faith after consultation with the independent financial advisors of Chapman Capital Management Holdings that such Acquisition Transaction would be more favorable to Chapman Capital Management Holdings stockholders from a financial point of view than the merger, and

    - the board of directors of Chapman Capital Management Holdings shall conclude in good faith that such action is necessary in order for the board of directors of Chapman Capital Management Holdings to act in a manner that is consistent with its obligations under applicable law.

    TERMINATION

    The parties to the merger agreement may terminate it by mutual consent.

    Chapman Capital Management Holdings may unilaterally terminate the merger agreement at any time prior to the closing of the merger even if the stockholders have approved the merger if:

    - the merger is not completed by June 30, 2000 other than on account of delay or default on the part of Chapman Capital Management Holdings

    - the merger or the transactions set forth in the CCMHI Merger Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of Chapman Capital Management Holdings or any of its affiliates or associates

    - Chapman Capital Management Holdings enters into a qualifying Acquisition Transaction and Chapman Capital Management Holdings has paid EChapman.com $3 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by EChapman.com

    - Chapman Capital Management Holdings stockholders' vote is not sufficient to approve the merger

    Similarly, EChapman.com may unilaterally terminate the merger agreement at any time prior to closing if:

    - the merger is not completed by June 30, 2000 other than on account of delay or default on the part of EChapman.com

    - the merger or the transactions set forth in the merger agreement are enjoined by a final, unappealable court order

    - Chapman Capital Management Holdings stockholders' vote is not sufficient to approve the merger

    The merger agreement may not be amended except by action taken by the parties' respective boards of directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties and in compliance with applicable law.

    At any time prior to the effective time of the merger, any party to the merger agreement may

    - extend the time for the performance of any of the obligations or other acts of the other parties hereto


    - waive any inaccuracies in the representations and warranties contained herein or in any document delivered in connection with the merger agreement


    - waive compliance with any of the agreements or conditions contained in the merger agreement.

    Any extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of party.

    RECOMMENDATION OF CHAPMAN CAPITAL MANAGEMENT HOLDINGS BOARD OF DIRECTORS

    The board of directors has concluded that the terms of the merger are advisable and are fair to, and in the best interests of, Chapman Capital Management Holdings and the Chapman Capital Management Holdings stockholders. The board of directors recommends that the Chapman Capital Management stockholders vote to approve the merger agreement and the merger.


    Upon closing of the merger, the former Chapman Capital Management Holdings stockholders who become holders of EChapman.com common stock will be stockholders in a larger entity whose common stock will be publicly traded on the Nasdaq National Market. Each Chapman Capital Management Holdings stockholder who becomes a holder of EChapman.com common stock will possess the same rights as other EChapman.com holders, and former Chapman Capital Management Holdings stockholders as a group will no longer be taking action at the Chapman Capital Management Holdings corporate level because they will be stockholders of EChapman.com rather than Chapman Capital Management Holdings.


BACKGROUND OF THE MERGER

    Since the initial public offerings of Chapman Holdings and Chapman Capital Management Holdings, their common management has discussed various strategies that could be separately implemented to exploit opportunities available through the Internet to market their traditional financial services to their target market, the DEM community. They have further considered various alternatives that would be available to raise the necessary capital to implement these strategies.

    Separate from these discussions, Nathan A. Chapman, Jr., president, chairman of the board and majority stockholder of each of Chapman Holdings and Chapman Capital Management Holdings, has recognized that, in addition to the traditional financial services, other products and services can effectively be marketed to the DEM community through the Internet. Over the past year, these separate discussions have evolved into the EChapman.com business plan which includes the combination of Chapman Holdings and Chapman Capital Management Holdings and their various subsidiaries.

    On August 25, 1999, Mr. Chapman discussed the proposed EChapman.com business plan with the Chapman Capital Management Holdings board of directors. On November 1, 1999, the board reconvened to consider the business plan and authorized Chapman Capital Management Holdings to retain legal, accounting and financial advisors to commence implementation of the merger. In light of the interested status of Mr. Chapman and Earl U. Bravo, Sr., a director and the secretary of each of Chapman Capital Management Holdings and EChapman.com, the board established a merger committee, consisting of Robert Wallace and Theron Stokes, the independent directors of Chapman Capital Management Holdings, to consider the proposed merger. The merger committee retained Ballard Spahr Andrews & Ingersoll, LLP as its counsel to assist in negotiating the terms of the merger and the merger agreement.

    Prior to the November 1, 1999 meeting, representatives of Ballard Spahr conducted extensive due diligence reviews over a period of three days with respect to Chapman Capital Management Holdings and each of the other companies expected to merge into EChapman.com.

    On November 3, 1999, the merger committee held a meeting, at which representatives of Ballard Spahr were present throughout, and at which a preliminary due diligence report was provided to the merger committee. Also at that meeting, representatives of Tucker Anthony Cleary Gull made a presentation to the merger committee, and the merger committee asked questions of such representatives about the background, experience and independence of Tucker Anthony. After this presentation and questioning, the merger committee formally engaged Tucker Anthony Cleary Gull as its financial adviser to assist in determining whether the merger is fair to the Chapman Capital Management Holdings stockholders from a financial point of view.

    On November 8, 1999, a representative of Tucker Anthony conducted a due diligence visit at the corporate headquarters of Chapman Capital Management Holdings. In addition, discussions were held with certain executives of Chapman Capital Management Holdings. During the week of November 8, 1999, representatives of Ballard Spahr continued to negotiate the terms of the merger agreement with the legal advisors of EChapman.com.

    On November 11, 1999, the merger committee held a meeting, at which representatives of Ballard Spahr and Tucker Anthony were present, which continued for over six hours. Tucker Anthony presented its written opinion to the merger committee to the effect that the merger is fair to the Chapman Capital Management Holdings stockholders from a financial point of view and explained to the merger committee in detail the analysis undertaken by Tucker Anthony. Extensive discussion and questioning followed the presentation by Tucker Anthony. Representatives of Ferris, Baker Watts, in its capacity as qualified independent underwriter for the initial public offering by EChapman.com, were invited to participate in part of the meeting as were representatives of Chapman Capital Management Holdings, including Mr. Chapman, for the purpose of responding to questions from the merger committee and its legal and financial advisors. The merger committee adjourned the meeting to allow committee members sufficient time to review and consider the materials provided by Tucker Anthony as well as certain other documents.

    On November 12, 1999, the merger committee held a meeting, at which representatives of Ballard Spahr were present, to further consider the proposed merger. Representatives of Ballard Spahr gave a detailed presentation to the merger committee regarding the material terms of the merger agreement, including the termination provisions, and presented a final due diligence report. After extensive discussion and questioning among the members of the merger committee and the representatives of Ballard Spahr, the merger committee determined that it needed to give additional consideration to whether the merger agreement should include covenants requiring

    - the consent of the merger committee in order to amend the merger agreement between Chapman Holdings and EChapman.com, and

    - that EChapman.com and Mr. Chapman enter into an employment and noncompetition agreement.

    The merger committee adjourned the meeting and decided to meet again on November 14, 1999 to make its final determination about the merger.

    Between the November 12, 1999 and November 14, 1999 merger committee meetings, representatives of Ballard Spahr and representatives of the legal advisors of EChapman.com continued to negotiate the terms of the merger agreement.

    On November 14, 1999, the merger committee held a meeting, at which representatives of Tucker Anthony and Ballard Spahr were present, to discuss the terms of the proposed merger to which they had given additional consideration. The merger committee ultimately decided to include the provision requiring the merger committee's consent before the Chapman Holdings merger agreement could be amended, but the merger committee concluded that the possibility of Mr. Chapman leaving EChapman.com following the merger was remote and decided that it would be comfortable proceeding without the employment and noncompetition requirement. After this discussion and questioning, the merger committee adopted a resolution recommending that the board of directors of Chapman Capital Management approve the merger.

    Immediately thereafter on November 14, 1999, the board of directors of Chapman Capital Management held a meeting, at which representatives of Tucker Anthony, the legal advisors of EChapman.com and Ballard Spahr were present. Tucker Anthony reiterated the opinion delivered to the merger committee and the board of directors unanimously approved the merger agreement and merger, declared the merger advisable and recommended approval to the stockholders. Tucker Anthony delivered a revised written opinion dated November 15, 1999 to the effect that the merger is fair to the Chapman Capital Management Holdings stockholders from a financial point of view.

REASONS FOR THE MERGER

    In the course of evaluating recent trends in the financial industry, our management has recognized both the opportunities presented by the Internet and the challenges faced by us and comparably sized companies with respect to exploiting such opportunities. These considerations led us to analyze alternatives that would enhance stockholder value and permit us to implement an Internet strategy.

    The alternatives we considered included the possibility of additional capital-raising transactions and debt financing. However, we ultimately determined that we could provide a more extensive line of services and achieve substantial economies of scale if we pursued a common Internet strategy with Chapman Holdings. We also recognized that, in addition to financial services, the combined company would be better able to raise capital and, therefore, could provide additional, non-financial services to the DEM community that we have developed. Further, we considered that a merger would diversify our existing business, improve our prospects for long-term growth and thereby increase stockholder value. The other alternatives analyzed by our board of directors did not offer the same growth opportunities as the proposed merger.

    The board determined that the merger with a wholly-owned subsidiary of EChapman.com was comparatively better than the alternative strategy of individually accessing the capital markets or obtaining debt financing because the merger offers us the opportunity to provide a broader line of financial services to the DEM community and the proposed Ecommerce strategy of EChapman.com represents an opportunity for our stockholders and clients.

    Our management believes that the merger will reduce risks associated with our continued independent operations, including the:

    - limited ability to access capital due to our smaller capital base and operational resources;

    - potential downside exposure associated with the limited financial services that we currently provide; and

    - the increasing challenge in meeting the growth expectations of our stockholders.

    Management believes that our stockholders will benefit from the merger and resulting investment in EChapman.com because the merger provides:

    - the potential for increasing products and services that we can offer our client base;

    - an experienced, growth-oriented management team focused on the combined operations of EChapman.com;

    - a means to create operational efficiencies and cost savings in the combined operations through

     - lowering our financing costs; and

     - further integrating administrative operations.

    - the opportunity to diversify our operations and, as a result, expand our customer base;

    - improved market liquidity and a greater ability to attract market makers, stock market analysts and institutional investors to our stock; and

    - ownership in a larger entity with significant growth opportunities for our stockholders.

    Management also believes that there are some detriments and uncertainties to the merger which are related to the fact that following the merger you will be a stockholder of EChapman.com and, therefore, subject to the risks of ownership of this stock. The material risks associated with an investment in EChapman.com are detailed in the "Risk Factors" section located at the beginning of this prospectus and proxy statement.

    After consulting with and considering the analysis of Tucker Anthony, our board of directors determined that it was in the best interests of our stockholders to pursue the merger. In making this determination, the board considered the positive and negative factors set forth above. Our legal counsel advised the board about its duties under Maryland law in the evaluation of the proposed transaction. Among the items considered by the board were the presentations made by Mr. Chapman at the board meetings on August 25, 1999 and November 1, 1999 and the opinion of Tucker Anthony delivered November 11, 1999, reiterated on November 14, 1999 and updated and delivered in writing on November 15, 1999 to the effect that, subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio used to determine the number of shares of EChapman.com common stock to be issued in exchange for our common stock in connection with the merger is fair to our stockholders from a financial point of view. Our board of directors believes that the terms of the merger remain fair and in the best interests of our stockholders as of the date of this prospectus and proxy statement.

    The preceding discussion sets forth the material information and factors considered by our board of directors in determining the fairness to our stockholders of the stock issuance in connection with the merger and the associated change of control. In view of the variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Moreover, the board did not expressly adopt the Tucker Anthony opinion as a conclusive endorsement of the transaction, but did weigh it along with the other factors described. Individual members of the board may have given different weights to different factors.

EFFECTIVE DATE

    As soon as practicable after the performance of all agreements and obligations of the parties under the merger agreement and upon fulfillment or waiver of all conditions precedent contained in the merger agreement, Merger Subsidiary and Chapman Capital Management Holdings will execute and deliver Articles of Merger, and will file the articles with the State Department of Assessments and Taxation of the State of Maryland. The merger shall become effective on such date and time as set forth in the Articles of Merger as filed with the State Department of Assessments and Taxation.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    On and after the effective date of the merger, certificates for shares of Chapman Capital Management Holdings common stock shall represent the right to receive certificates representing the number of whole shares of EChapman.com common stock and cash in lieu of fractional shares. Certificates representing shares of Chapman Capital Management Holdings common stock may be exchanged after the effective date of the merger by surrendering these certificates to UMB Bank, N.A., acting as exchange agent, or such other or additional exchange agent as EChapman.com may select, in exchange for new certificates representing the appropriate number of whole shares of EChapman.com common stock determined by the exchange ration and for cash in lieu of any fractional shares.

    No certificates for fractional shares of EChapman.com common stock shall be issued but, in lieu thereof, and solely as a mechanism for rounding stockholdings to whole shares, EChapman.com will pay cash for these fractional shares on the basis of $34 per share, without interest, upon surrender of certificates for Chapman Capital Management Holdings common stock representing these fractional shares. No holder of fractional shares shall be entitled to dividends, voting rights or any other rights of stockholders in respect of any fractional share.

    Shortly after the effective date of the merger, Chapman Capital Management Holdings stockholders will receive transmittal forms and instructions as to the time and method of surrendering their certificates. Until surrendered, certificates formerly representing shares of Chapman Capital Management Holdings common stock, other than shares of dissenting stockholders, will be deemed for all corporate purposes to evidence the number of whole shares of EChapman.com common stock that a holder would be entitled to receive upon surrender and the cash to be paid in lieu of fractional shares. Dividends and other distributions, if any, that become payable on whole shares of EChapman.com common stock pending exchange of certificates representing shares of Chapman Capital Management Holdings common stock will be retained by EChapman.com or the exchange agent until surrender of the certificates, at which time those dividends and any other distributions will be paid without interest.

    CHAPMAN CAPITAL MANAGEMENT HOLDINGS STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS FROM THE EXCHANGE AGENT. CHAPMAN CAPITAL MANAGEMENT HOLDINGS STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

OPINION OF TUCKER ANTHONY CLEARY GULL

    The merger committee of the board of directors of Chapman Capital Management Holdings retained Tucker Anthony Cleary Gull to render a written opinion as to the fairness, from a financial point of view, of the consideration to be received by the independent public stockholders, excluding insiders and affiliates, of Chapman Capital Management Holdings' common stock in the merger Tucker Anthony included the limitation with respect to insiders and affiliates because the merger committee needed to determine if the merger and the merger consideration were in the best interests of the non-interested stockholders of Chapman Capital Management Holdings.

    The merger committee selected Tucker Anthony to render the fairness opinion for a number of reasons including its experience and reputation in the area of valuation and financial advisory work generally, and in relation to financial institutions specifically. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes.

    Tucker Anthony has rendered a written opinion to the merger committee to the effect that, as of November 15, 1999 and as of the date of this prospectus and proxy statement, the consideration to be paid to the independent public holders, excluding insiders and affiliates, of Chapman Capital Management Holdings' common stock is fair, from a financial point of view, to the holders of the Chapman Capital Management Holdings' common stock. THE FULL TEXT OF THE FAIRNESS OPINION DATED AS OF THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY TUCKER ANTHONY, IS INCLUDED AS ANNEX II HERETO. THE NOVEMBER 15TH OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED AS ANNEX II OF THIS PROSPECTUS AND PROXY STATEMENT.

    The fairness opinion represents one of many factors that the merger committee considered in deciding that the merger is fair to and in the best interest of the stockholders of Chapman Capital Management and in recommending the merger to the full board of directors and ultimately to the stockholders of Chapman Capital Management.

    This opinion is directed to the merger committee of the board of directors of Chapman Capital Management Holdings and does not constitute a recommendation to any holder of Chapman Capital Management Holdings' common stock as to how such stockholder should vote at the meeting. Tucker Anthony and the merger committee have agreed that they do not believe any party other than the merger committee has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

    Because there is no state or federal law or regulation which requires that a fairness opinion be issued or obtained in connection with this transaction, it is the view of Tucker Anthony that the determination as to who may rely on the fairness opinion and to whom Tucker Anthony may be liable in connection with the opinion is determined by the agreement to provide the fairness opinion between Tucker Anthony and the merger committee. Tucker Anthony intends to assert this disclaimer and the limitations in the agreement pertaining to the use of, and the liability arising in connection with, the fairness opinion as an affirmative defense to any claim brought by any shareholder against Tucker Anthony under applicable state law. Tucker Anthony believes that the law of the state of Maryland governs this transaction. To the best of its knowledge, Tucker Anthony believes that Maryland law has not addressed the availability of this affirmative defense and therefore a court of competent jurisdiction in Maryland would have to resolve the availability of this affirmative defense. In any event, such a defense, whether or not available to Tucker Anthony, would not affect the rights and responsibilities of the board of directors under governing state law or the federal securities law or the rights and responsibilities of Tucker Anthony under the federal securities laws.

    Unless a material condition to the closing of the merger is waived, including the closing of the EChapman.com initial public offering and the merger of Chapman Holdings, we do not anticipate that Tucker Anthony will update its opinion after the date of this prospectus and proxy statement. However, the merger agreement provides that in order to close the merger, the Tucker Anthony must not have withdrawn its fairness opinion.

    As compensation for its services in rendering the fairness opinion, Chapman Capital Management Holdings has agreed to pay Tucker Anthony

    - a retainer fee of $12,500 due upon execution of the letter of engagement;

    - an opinion fee of $50,000 at the time of delivery of the written fairness opinion; and

    - an update fee of $25,000 at the time of delivery of the update opinion.

    All of these amounts have been paid as of the date of this prospectus and proxy statement. Chapman Capital Management Holdings has also agreed to reimburse Tucker Anthony for its out-of-pocket expenses and to indemnify Tucker Anthony against certain liabilities arising out of its services.

    In arriving at its opinion dated as of the date of this prospectus and proxy statement, Tucker Anthony, among other things,

    - reviewed the merger agreement

    - reviewed the merger agreement by and among EChapman.com, Inc., CHI Merger Subsidiary, Inc. and Chapman Holdings, Inc. dated November 15, 1999

    - reviewed the EChapman.com registration statement on Form SB-2 dated November 15, 1999

    - reviewed certain historical financial and other information concerning Chapman Capital Management Holdings and Chapman Holdings for the nine month period ended September 30, 1999 and for the fiscal years ended December 31, 1998 and December 31, 1997, as filed with the SEC

    - reviewed certain estimated financial and other information concerning Chapman Capital Management Holdings and Chapman Holdings for the fiscal year ending December 31, 1999

    - held discussions with the senior management of Chapman Capital Management Holdings, Chapman Holdings and EChapman.com with respect to their past and current financial performance, financial condition and future prospects

    - reviewed certain internal financial data, projections and other information of Chapman Capital Management Holdings, Chapman Holdings and EChapman.com including financial projections prepared by management

    - reviewed certain historical financial and other information concerning Chapman Insurance Holdings for the nine month period ended September 30, 1999 and for the fiscal years ended December 31, 1998 and December 31, 1997

    - held discussions with the senior management of Chapman Insurance Holdings with respect to their past and current financial performance, financial condition and future prospects and reviewed the proposed Chapman Insurance Holdings merger terms as presented in Form SB-2

    - analyzed certain publicly available information of other asset management and investment banking firms deemed comparable or otherwise relevant to our inquiry and compared Chapman Capital Management Holdings and Chapman Holdings from a financial point of view with certain of these firms

    - compared the consideration to be received by the stockholders of Chapman Capital Management Holdings and Chapman Holdings with the consideration received by stockholders in other acquisitions of asset management and investment banking firms deemed comparable or otherwise relevant to its inquiry

    - reviewed historical trading activity and ownership data of Chapman Capital Management Holdings and Chapman Holdings common stock and considered the prospects for price movement in each

    - conducted such other financial studies, analyses and investigations and reviewed such other information as it deemed appropriate to enable it to render its opinion.

    In its review, Tucker Anthony also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. Tucker Anthony's opinions were necessarily based upon conditions as they existed and could be evaluated on the date of its opinion and the information made available to Tucker Anthony through that date. The merger committee did not impose any limitations with respect to the investigations made or procedures followed by Tucker Anthony in its review and analysis.

    Tucker Anthony noted that the merger is subject to the condition that EChapman.com completes a public offering of its common stock in which

    - EChapman.com receives gross proceeds of no less than $20 million and

    - the price paid by the public for shares of EChapman.com common stock reflects a post-merger, pre-offering valuation of EChapman.com of no less than $80 million, which would equate to a pre-merger, pre-offering valuation of Chapman Capital Management Holdings of approximately
      $45.2 million, or $13.40 per share.

    Tucker Anthony has assumed that this and all other conditions to the merger will be satisfied prior to completion of the merger.

    Tucker Anthony's opinion assumes that the EChapman.com public offering is fairly priced and that each of the constituent transactions is adequately disclosed in EChapman.com's Form SB-2. Tucker Anthony also noted that Ferris, Baker Watts, Incorporated is expected to act as qualified independent underwriter for the proposed offering of shares of EChapman.com common stock and that Tucker Anthony is not opining on the fairness of that offering to any person. Tucker Anthony has also assumed that the CHI Merger will be closed simultaneously with the merger, without waiver of any of Chapman Holdings' terms and conditions.

    In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by Chapman Capital Management Holdings and Chapman Holdings and did not attempt to independently verify any of this information. Tucker Anthony assumed that

    - the financial projections of Chapman Capital Management Holdings provided to it with respect to the results of operations likely to be achieved by Chapman Capital Management Holdings were prepared on a basis reflecting the best currently available estimates and judgments of Chapman Capital Management Holdings' management as to future financial performance and results and

    - that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management.

    Tucker Anthony did not make or obtain any independent evaluations or appraisals of any assets or liabilities of Chapman Capital Management Holdings, Chapman Holdings or any of their respective subsidiaries or affiliates, nor did it verify any of Chapman Capital Management Holdings' or Chapman Holdings' books or records. As of November 15, 1999, the implied value of the merger consideration to

Chapman Capital Management Holdings' stockholders was approximately $33.50 per share at the mid-point of the filing range in the preliminary Form SB-2. Based upon the termination provisions in the merger agreement, the implied value would be approximately $13.40 per share.

    On November 14, 1999, Tucker Anthony made a presentation and subsequently rendered a written fairness opinion to the merger committee of the board of directors of Chapman Capital Management Holdings. Set forth below is a summary of the main elements of the financial analyses performed by Tucker Anthony in connection with that opinion. It does not purport to be a complete description of the analyses performed by Tucker Anthony or of the presentation of Tucker Anthony to the merger committee. In connection with its opinion attached as Annex II to this prospectus and proxy statement, Tucker Anthony performed procedures to update certain analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Taken as a whole, Tucker Anthony believes these analyses support the conclusion that the consideration to be paid to holders of Chapman Capital Management Holdings common stock is fair from a financial point of view to the holders of Chapman Capital Management Holdings common stock.

    ACQUISITION PRICE ANALYSIS. Tucker Anthony considered the ranges of possible acquisition prices which could result under the merger agreement and their impact on the consideration to be received by Chapman Capital Management Holdings stockholders. In particular, Tucker Anthony focused its analysis on the implied per share offer price of $33.50 at the mid-point of the EChapman.com filing range and considered the implied offer price of $13.40 at the termination level of the offering.

    CONTRIBUTION ANALYSIS. Tucker Anthony analyzed the contribution of each of Chapman Capital Management Holdings and Chapman Holdings to, among other things, the stockholders' equity and after-tax net income of the pro forma combined company. This analysis showed, among other factors, that Chapman Capital Management Holdings would have contributed 35.8%, 44.0% and 43.0% of the total assets, stockholders' equity and revenues of the pro forma combined company as of and for the nine months ended September 30, 1999, respectively. This is compared with a proposed ownership of 56.5% of the combined company to be held by the holders of Chapman Capital Management Holdings common stock following the merger.

    STOCK TRADING ANALYSIS. Tucker Anthony examined the historical trading prices and volume for Chapman Capital Management Holdings and Chapman Holdings common stock, and compared the historical trading prices of these stocks in relation to movements in certain stock indices, specifically the Nasdaq Composite Index, the Nasdaq Financial Stocks Index, the Russell 2000 Index, as well as to indices of other selected publicly traded asset management and investment banking firms. Tucker

Anthony noted that Chapman Capital Management Holdings' common stock closed at its 52 week low of $5.00 per share on November 12, 1999.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Tucker Anthony compared selected financial data and financial ratios of Chapman Capital Management Holdings to the corresponding data and ratios of certain publicly traded asset management firms with total assets under management of less than $35.0 billion. The asset management firms included in the comparison were:

    - Atalanta/Sosnoff Capital Corporation

    - Conning Corporation

    - Lexington Global Asset Managers, Inc.

    - U.S. Global Investors, Inc.

    - Winmill & Co. Incorporated.

    The selected asset management firms, as a group, exhibited certain characteristics--including assets under management, business composition and business risk--similar to those exhibited by Chapman Capital Management Holdings. Tucker Anthony chose to exclude the ratio of Chapman Capital Management Holdings' common stock price to earnings per share because Chapman Capital Management Holdings reported a net loss for the latest twelve months ended September 30, 1999.

    Tucker Anthony also compared selected financial data and financial ratios of Chapman Holdings to the corresponding data and ratios of certain publicly traded investment banking firms with revenues between $20.1 million and $230.4 million. The investment banking firms included in the comparison were:

    - First Albany Companies Inc.

    - First Montauk Financial Corp.

    - Kinnard Investments, Inc.

    - Olympic Cascade Financial Corporation

    - Paulson Capital Corp.

    - Research Partners International, Inc.

    - Stifel Financial Corp.

    The selected investment banking firms, as a group, exhibited certain characteristics--including business composition and business risk--similar to those exhibited by Chapman Holdings. Tucker Anthony chose to exclude the ratio of Chapman Holdings' common stock price to earnings per share because Chapman Holdings reported a net loss for the latest twelve months ended September 30, 1999.

    The comparison of Chapman Capital Management Holdings to the selected asset management peer group showed among other things that based on financial data as of September 30, 1999 for Chapman Capital Management Holdings and for the selected peer group:

    - the ratio of Chapman Capital Management Holdings' equity to total assets was 87.3%, as compared to an average of 72.0% for the peer group

    - the ratio of Chapman Capital Management Holdings' advisory fees to assets under management was 0.6%, as compared to an average of 0.2% for the peer group

    - the ratio of Chapman Capital Management Holdings' advisory fees to total revenues was 95.2%, as compared to an average of 88.8% for the peer group

    The comparison of Chapman Holdings to the selected investment banking peer group showed among other things that based on financial data as of September 30, 1999 for Chapman Holdings and for the selected peer group:

    - the ratio of Chapman Holdings' equity to total assets was 67.5%, as compared to an average of 48.5% for the peer group

    - the ratio of Chapman Holdings' investment banking fees to total revenues was 20.0%, as compared to 8.6% for the peer group

    - the ratio of Chapman Holdings' commissions to total revenues was 88.2%, as compared to 57.3% for the peer group

    - the ratio of Chapman Holdings' interest income to total revenues was 5.7%, as compared to an average of 8.4% for the peer group

    - the ratio of Chapman Holdings' other revenues to total revenues was 13.9%, as compared to 6.6% for the peer group

    ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS. Tucker Anthony reviewed and performed analysis on 17 selected asset management firm mergers and acquisitions announced between January 1, 1997 and July 20, 1999 in the U.S. with transaction characteristics that Tucker Anthony deemed comparable to Chapman Capital Management Holdings, specifically transactions in which the transaction size was less than $300.0 million and where the target asset management firm's assets under management were less than $10.0 billion. The selected asset management transactions were chosen because they represented merger and acquisition transactions which involved target asset management firms exhibiting certain characteristics--including assets under management, revenues and business risk--similar to Chapman Capital Management Holdings. Tucker Anthony noted that the median of the transaction consideration to latest twelve months revenues was 3.9x for the selected asset management transactions.

    Tucker Anthony also reviewed and performed analysis on seven selected investment banking firm mergers and acquisitions announced between January 1, 1997 and April 1, 1999 in the U.S. with transaction characteristics Tucker Anthony deemed comparable to Chapman Holdings, specifically transactions in which the transaction size was less than $1.0 billion, and where the target investment banking firm's price to book multiple was 1.2x to 4.4x. The selected investment banking transactions were chosen because they represented merger and acquisition transactions which involved target investment banking firms exhibiting certain characteristics--including business composition and business risk--similar to Chapman Holdings. Tucker Anthony noted that the mean of the transaction consideration to book value was 2.7x for the selected investment banking transactions.

    Set forth below is a summary of the analysis with respect to the selected asset management transactions:

                                                        PRELIMINARY IPO                  SELECTED ASSET
                                                        MID-POINT FILING   TERMINATION     MANAGEMENT
                                                            RANGE(1)        LEVEL (2)     TRANSACTIONS
                                                             OFFER            OFFER          MEDIAN
                                                        ----------------   -----------   --------------
Consideration/Assets Under Management.................        16.4%             6.5%           2.0%
Consideration/LTM Revenues............................       28.0x            11.2x            3.9x
Price/Book Value (3)..................................       24.9x            10.0x             NA
Price Premium to Current Market Price (4).............       570.0%           168.0%            NA

------------------------

(1) Based upon the mid-point EChapman.com offering filing range value of $15.00 per share, the implied value of the merger consideration to Chapman Capital Management Holdings' stockholders would be approximately $33.50 per share.

(2) Based upon the EChapman.com offering termination level of $6.00 per share, the implied value of the merger consideration to Chapman Capital Management Holdings' stockholders would be approximately $13.40 per share.

(3) Based upon Chapman Capital Management Holdings' book value per share of $1.35 as of September 30, 1999.

(4) Based upon Chapman Capital Management Holdings' closing price of $5.00 per share on November 12, 1999.

    DISCOUNTED CASH FLOW ANALYSIS. Tucker Anthony also performed an analysis for a forecast period ending December 31, 2004, which estimated the present value per Chapman Capital Management Holdings common share of future earnings per share and possible share prices for Chapman Capital Management Holdings' common stock, assuming that the merger were not consummated and Chapman Capital Management Holdings performed in accordance with the earnings forecasts of its management. To approximate the terminal value of Chapman Capital Management Holdings' common stock at December 31, 2004, Tucker Anthony applied price/earnings multiples ranging from 10.0x to 18.0x. The earnings per share stream and terminal values were then discounted to present values using discount rates ranging from 15.0% to 25.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Chapman Capital Management Holdings' common stock. This analysis indicated an imputed range of values per share of Chapman Capital Management Holdings' common stock of $4.67 to $11.55.

    In connection with its analysis, Tucker Anthony considered and discussed with the Chapman Capital Management Holdings board of directors how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to growth rates, assets under management and stock price trading multiples.

    The above discussion is a summary of the main elements of the financial analyses performed by Tucker Anthony, but it does not purport to be a complete description of such analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a summary description. Accordingly, notwithstanding the separate factors summarized above, Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all of such analyses or factors, could create an incomplete view of the evaluation process underlying Tucker Anthony's opinion.

    In addition, Tucker Anthony may have used the various analyses for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Tucker Anthony's view of the actual value of Chapman Capital Management Holdings or Chapman Holdings. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

    In performing its analyses, Tucker Anthony made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Chapman Capital Management Holdings and Chapman Holdings. The analyses performed by Tucker Anthony are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Tucker Anthony's analysis of the fairness, from a financial point of view, to the holders of Chapman Capital Management Holdings' common stock of the consideration to be paid in the merger of Chapman Capital Management Holdings and were provided to the merger committee of the board of directors of Chapman Capital Management Holdings in connection with the delivery of Tucker Anthony's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Chapman Holdings or Chapman Capital Management Holdings might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Tucker Anthony's opinion is just one of the many factors taken into consideration by the merger committee of the board of directors of Chapman Capital Management Holdings.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the anticipated material federal income tax consequences of the merger:


    - the merger will qualify as a tax-free reorganization within the meaning of Sections 368(a)(2)(D) of the Internal Revenue Code of 1986, to which EChapman.com, CCMHI Merger Subsidiary and Chapman Capital Management Holdings will each be a party



    - no gain or loss will be recognized by EChapman.com, CCMHI Merger Subsidiary or Chapman Capital Management Holdings in the merger



    - no gain or loss will be recognized by the Chapman Capital Management Holdings stockholders upon receipt by them of EChapman.com common stock in exchange for Chapman Capital Management Holdings common stock in the merger



    - provided that the Chapman Capital Management Holdings common stock is held as a capital asset, the tax basis of the EChapman.com common stock received by each Chapman Capital Management Holdings stockholder will be the same as the tax basis of the Chapman Capital Management Holdings common stock surrendered and exchanged in the merger decreased by the amount of any cash received by the stockholder and increased by the amount of any gain recognized by the stockholder



    - provided that the Chapman Capital Management Holdings common stock is held as a capital asset, the holding period of the EChapman.com common stock received by the Chapman Capital Management Holdings stockholders will include the holding period during which the Chapman Capital Management Holdings common stock surrendered in exchange therefor was held


    The obligation of Chapman Capital Management Holdings to consummate the merger is subject to the receipt of an opinion of Venable, Baetjer and Howard, LLP, counsel to EChapman.com, or such other qualified law firm as Chapman Capital Management Holdings shall select, with respect to the federal income tax consequences of the merger, substantially to the effect of the paragraphs set forth above. This opinion will address the state aspects of the merger, but will not address the local or foreign tax aspects of the merger.

    Any cash received by Chapman Capital Management Holdings stockholders, whether as a result of the exercise of their dissenters' rights or in lieu of the issuance of fractional shares, could result in taxable income to Chapman Capital Management Holdings stockholders. The receipt of cash generally will be treated as a sale or exchange of the stock resulting in capital gain or loss measured by the difference between the cash received and an allocable portion of the basis of the stock relinquished. The receipt of cash may be treated as a dividend and taxed as ordinary income in certain limited situations.


    The discussion above is included for general information only. It does not address the state, local or foreign tax aspects of the merger. In addition, it does not discuss the federal income tax considerations that may be relevant to certain persons, and may not apply to certain holders subject to special tax rules, including dealers in securities and foreign holders. The discussion is based upon currently existing provisions of the Internal Revenue Code, existing Treasury regulations and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.


    Each Chapman Capital Management Holdings stockholder should consult his own tax adviser with respect to the specific tax consequences of the merger to him, including the application and effect of state, local and foreign tax laws.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting purposes. Under the purchase method of accounting, the merger of Chapman Capital Management Holdings, Chapman Holdings and EChapman.com will result in the recording and recognition of approximately $28.3 million of goodwill. This amount of goodwill may change depending on the market value of Chapman Holdings at the date of the merger or the selling price of shares sold in the EChapman.com's initial public stock offering. The 28.3 million of goodwill will be amortized over an estimated period of not more than 20 years.

RESALE OF ECHAPMAN.COM COMMON STOCK AFTER THE MERGER BY CONTROLLING PERSONS

    Under federal securities laws there are certain potential limitations on the sale of EChapman.com common stock received in the merger that will affect certain Chapman Capital Management Holdings stockholders who may be controlling persons of Chapman Capital Management Holdings. EChapman.com and Chapman Capital Management Holdings believe that the only Chapman Capital Management Holdings stockholders who may be deemed controlling persons subject to these limitations are the directors and certain officers of Chapman Capital Management Holdings and certain persons related to them who have been advised of these restrictions and have agreed in writing to them.

                            CERTAIN OTHER AGREEMENTS


THE SUPPORT AGREEMENT

    As a condition to EChapman.com entering into the merger agreement, Nathan A. Chapman, Jr., the president and chairman of the board of both Chapman Capital Management Holdings and EChapman.com, who, as of January 25, 2000, the record date for the special meeting, held voting power over 2,423,018 shares of Chapman Capital Management Holdings common stock constituting approximately 72.3% of the outstanding Chapman Capital Management Holdings common stock, has entered into a support agreement with EChapman.com. Mr. Chapman has agreed

    - not to pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber nor enter into any agreement, arrangement or understanding which would restrict, establish a right of first refusal to or otherwise relate to the transfer or voting of the shares of Chapman Capital Management Holdings common stock owned or acquired during the term of the support agreement

    - subject to his obligation as a director of Chapman Capital Management Holdings under Maryland law, not to directly or indirectly, solicit, initiate or encourage inquiries or proposals from, or participate in discussions or negotiations with, or provide any information to, any individual or entity other than EChapman.com and its employees and agents, concerning any sale of assets, sale or exchange of stock, merger, consolidation or similar transactions involving Chapman Capital Management Holdings, and to use all commercially reasonable efforts to assure that Chapman Capital Management Holdings takes no such steps


    - promptly advise EChapman.com of any such inquiry or proposal of which he has knowledge


    - to vote his shares of Chapman Capital Management Holdings common stock in favor of the merger agreement and the transactions contemplated thereby, and, in his capacity as a stockholder, to use his best efforts to cause the merger to be effected

    The terms of the support agreement expire upon the termination of the merger agreement.

AFFILIATE UNDERTAKINGS


    In connection with the execution and delivery of the merger agreement, the directors and officers of Chapman Capital Management Holdings also executed a memorandum, undertaking and agreement under which they have undertaken to comply with certain provisions of the federal securities laws which restrict the sale of shares of EChapman.com common stock by them.

UNDERWRITING AGREEMENT

    In connection with the initial public offering of EChapman.com common stock, EChapman.com and The Chapman Co., an affiliate of Chapman Capital Management Holdings, will enter into an underwriting agreement. The Chapman Co. will be entitled to receive up to 7% of the offering proceeds under the terms of this agreement; however, because The Chapman Co. has not determined how many underwriters will participate in the underwriting syndicate, or the allocations each underwriter will receive as of the date of this prospectus and proxy statement, the exact amount of underwriting compensation is not available.

THE SERVICE MARK LICENSE AGREEMENT

    As of November 12, 1999, EChapman.com and Mr. Chapman entered into a revocable, non-exclusive, royalty-free service mark licensing agreement pertaining to the use of the DEM-TM-, Domestic Emerging Markets-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Multi-Manager-TM-, Chapman-TM-, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman Marketplace-TM-, Chapman Kids Club-TM-, EChapman.com-TM- and stylized C-Eagle-TM- trademarks that are owned by Mr. Chapman.

SECTION 16(B) EXEMPTION


    Section 16(b) of the Securities Exchange Act of 1934 provides that all profits realized by 10% beneficial owners, directors and officers of an issuer from the purchase and sale of the securities of such issuer are recoverable by the issuer where the purchase and sale occur within six months of each other. This section is intended to prevent insiders from benefiting from information they gain due to their position with a company. Rule 16b-3 adopted under
Section 16(b) permits the board of directors of a company to exempt the company's directors and officers from the provisions of Section 16(b) with respect to a disposition of their securities in connection with a merger of the company. Chapman Capital Management Holdings expects its board of directors to exempt any disposition by a Chapman Capital Management Holdings director or officer of Chapman Capital Management Holdings securities in connection with the merger from the provisions of Section 16(b). Accordingly, the merger will not result in a sale of Chapman Capital Management Holdings securities for purposes of Section 16(b) by the directors and officers of Chapman Capital Management Holdings.

                                 DESCRIPTION OF
                      CHAPMAN CAPITAL MANAGEMENT HOLDINGS


CHAPMAN CAPITAL MANAGEMENT HOLDINGS--BUSINESS

    Chapman Capital Management Holdings, Inc. is an African-American controlled holding company. Its investment advisory subsidiary, Chapman Capital Management, currently manages three mutual funds: the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, each a portfolio of The Chapman
Funds, Inc., a diversified, open-end management investment company registered under the Investment Company Act of 1940. Chapman Capital Management has formed and manages one private investment trust, the DEM-MET Trust. Chapman Capital Management also advises corporate, institutional and individual investors on a separate account basis. In addition, Chapman Capital Management is in the process of establishing two new mutual funds which will use the DEM Multi-Manager strategy.

    As of February 29, 2000, Chapman Capital Management's total assets under management attributable to mutual funds were approximately 8.2% of its total assets under management.

    DEM EQUITY FUND is a non-diversified portfolio of The Chapman Funds, Inc. The principal investment objective of the DEM Equity Fund is aggressive long-term growth through investment in equity securities of companies meeting the DEM profile. As of February 29, 2000, the DEM Equity Fund had approximately $34.6 million in assets. The DEM Equity Fund commenced operations in April 1998.

    DEM INDEX FUND is also a non-diversified portfolio of The Chapman
Funds, Inc. The DEM Index Fund seeks to match, as closely as possible, the DEM Index, an index composed of 100 stocks from the universe of publicly-traded companies which meet the DEM profile. As of February 29, 2000, the DEM Index Fund had approximately $302,000 in assets. The DEM Index Fund commenced operations in March 1999.

    THE CHAPMAN U.S. TREASURY MONEY FUND, also a portfolio of The Chapman Funds, Inc., invests solely in short-term direct obligations of the U.S. Government and repurchase agreements collateralized fully by direct obligations of the U.S. Government. This fund is intended primarily for state and local governments and their authorities and agencies. As of February 29, 2000, The Chapman U.S. Treasury Money Fund had approximately $36.3 million in assets. The Chapman U.S. Treasury Money Fund began operations in June 1989.

    THE DEM MULTI-MANAGER FUNDS AND THE DEM MULTI-MANAGER STRATEGY. Chapman Capital Management has registered but has not yet begun to sell the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund. The amendment to The Chapman Funds registration statement registering, the DEM Multi-Manager Equity Fund became effective on December 14, 1998 by virtue of Rule 485(a)(2) under the Securities Act. Similarly, the amendment to The Chapman Funds registration statement registering the DEM Multi-Manager Bond Fund became effective on September 28, 1999.

    In addition, the Chapman Funds filed its annual update to its registration statement with respect to these funds on December 30, 1999. This registration statement became effective on February 28, 2000 under Rule 485(a)(i) under the Securities Act. We have delayed sales of these funds until there is a greater public awareness of the DEM Multi-Manager Strategy, and we anticipate that the launch of our web site will help to provide this promotion; however, at present we cannot provide a realistic estimate of when we expect to begin to market and sell these two funds.

    The DEM Multi-Manager Bond Fund will seek to earn high current income with the potential for capital appreciation through investment in fixed income securities of companies identified by multiple sub-advisors. The DEM Multi-Manager Equity Fund will seek aggressive long-term growth through capital appreciation by investment in equity securities of companies identified by multiple sub-advisors.

    In managing the DEM Multi-Manager funds, Chapman Capital Management will seek to enhance performance and reduce market risk of each fund by allocating each fund's assets among multiple sub-advisers. The sub-advisers may have, but are not necessarily required to have, dissimilar investment styles and security selection disciplines. Chapman Capital Management will monitor the performance of both the total fund portfolio and the portion of the total fund portfolio allocated to each sub-adviser and will reallocate fund assets among individual sub-advisers, or recommend to the board of directors of The Chapman Funds that the fund employ or terminate particular sub-advisers, to the extent Chapman Capital Management deems appropriate to achieve the overall investment objectives of the particular fund. Chapman Capital Management may recommend reallocations if, in Chapman Capital Management's opinion, a sub-adviser's allocation becomes overweighted as a result of extended appreciation and in order that undervalued securities and management styles receive additional allocations.

    Other circumstances under which Chapman Capital Management might reallocate a fund's assets among a fund's sub-adviser include poor performance of the assets under the management of a sub-adviser, concerns about the manner in which a sub-adviser is conducting its business or a change in a sub-adviser's portfolio management team. Chapman Capital Management also uses this multi-manager management style in the DEM-MET Trust, which is discussed below.

    When selecting sub-advisers for the Multi-Manager funds, Chapman Capital Management intends to actively recruit sub-advisers which meet the DEM profile; however, Chapman Capital Management does not intend to discriminate on the basis of race, gender or national origin in the selection of sub-advisers.

    We refer to this strategy as the DEM Multi-Manager strategy. The DEM Multi-Manager strategy is in the early stages of implementation. We have not conducted any marketing surveys to test its marketability, and we have not conducted any significant marketing of these strategies. Therefore, the viability of the DEM Multi-Manager strategy and its potential level of market acceptance is largely unknown. However, we intend to use a portion of the net proceeds of this offering to promote this strategy.

    DEM-MET TRUST was organized in 1996 under New York law. The DEM-MET Trust is intended to qualify as a tax-exempt pooled trust for qualified employee benefit plans and certain governmental plans. The DEM-MET Trust was the first product introduced by Chapman Capital Management that employs the DEM Multi-Manager strategy. In managing the DEM-MET Trust, Chapman Capital Management actively recruits money managers which meet the DEM profile to manage a portion of the assets of the trust. These money managers invest their allocated assets in the securities of domestic and foreign issuers which may consist of common stock, or other types of equity investments, or temporary money market funds chosen by Chapman Capital Management. Chapman Capital Management acts as investment adviser to the DEM-MET Trust and in such capacity is responsible for selecting and monitoring the sub-advisors.

    As of February 29, 2000, Chapman Capital Management had sub-advisory relationships with 12 investment advisors. When selecting sub-advisers for the DEM-MET Trust, Chapman Capital Management actively recruits sub-advisers which meet the DEM profile; however, Chapman Capital Management does not intend to discriminate on the basis of race, gender or national origin in the selection of sub-advisers.


    Chapman Capital Management evaluates such sub-advisors monthly and reallocates assets among existing sub-advisors and new sub-advisors as necessary. The DEM-MET Trust was created in December 1996 under an agreement between Chapman Capital Management and Bankers Trust Company, as custodial trustee.



    As of February 29, 2000, the DEM-MET Trust had approximately $329.3 million in assets, representing 38.1% of Chapman Capital Management's total assets under management. If an expected $100 million withdrawal from the DEM-MET Trust had occurred as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million.


    DEM, INC. In June 1998, the board of directors of DEM, Inc., a closed end investment company managed by Chapman Capital Management, determined that the continued operation of the company was not in the best interests of the company's stockholders considering all relevant factors including, that the company's shares had been trading at a discount from their net asset value for approximately six months and that since inception, the company's expense ratio had continuously been above the average expense ratio of small capitalization growth funds as reported by Morningstar.

The board of directors concluded that (1) the discount on the company's shares could be attributed primarily to the small size of the fund and its relatively high expense ratio; and (2) that because investors could purchase shares of DEM, Inc. in the secondary market below the shares' net asset value and because the Investment Company Act of 1940 generally prohibits investment companies from offering shares below their net asset value, there was no feasible way in which to successfully increase the size of the fund in order to reduce the expense ratio and reduce or eliminate the discount at which the company's shares were then trading.

    The stockholders of DEM, Inc. approved the liquidation and dissolution of the company on September 1, 1998, at which time the officers of the company began liquidating its assets in order to distribute the net proceeds to the stockholders. The Chapman Co. incurred a loss on trading of DEM, Inc. stock of $159,000 in connection with stock of DEM, Inc. held in market-making inventory at the time of the liquidation.

    SEPARATE ACCOUNTS. Chapman Capital Management also provides investment advisory services to separate accounts under individual investment advisory agreements. Chapman Capital Management manages equity and debt portfolios with varied investment objectives including long term capital appreciation and current income. As of February 29, 2000, approximately 78.2% of the separate accounts under management incorporate the DEM strategy as an investment objective. Chapman Capital Management will continue to attempt to differentiate itself from other investment managers by providing the DEM strategy as an investment objective.


    As of February 29, 2000, Chapman Capital Management managed approximately $463.9 million in assets for separate accounts, of which approximately
$362.6 million was invested under the DEM Strategy.


    MARKETING AND CUSTOMER SERVICE

    Chapman Capital Management's marketing strategy is to provide a single source for investing in DEM companies while achieving a competitive rate of return. Chapman Capital Management aggressively markets to large corporations, government entities and other institutions seeking investment in DEM companies.

    Chapman Capital Management targets its marketing efforts to the various types of customers that use its investment advisory and asset management services. Chapman Capital Management's separate accounts are typically large institutional investors. Chapman Capital Management markets to these accounts through customer support activities and personal sales efforts by officers of Chapman Capital Management. This strategy has also been utilized with the DEM-MET Trust due to the small number of large investors that have invested in the trust.

    Chapman Capital Management's proprietary investment products are distributed by The Chapman Co. To date, Chapman Capital Management's investment product marketing activities have been providing "wholesale" marketing assistance to support The Chapman Co.'s direct retail selling efforts. Chapman Capital Management intends to offer its proprietary investment funds to banks, insurance companies, providers of 401(k) deferred compensation plans and other institutions for resale to their customers. Chapman Capital Management will provide support to The Chapman Co. in marketing to institutional resellers and to the institutional resellers' own retail sales forces. Chapman Capital Management may also undertake some limited advertising of its proprietary investment products.

    In addition to separate accounts and proprietary investment products, Chapman Capital Management will seek to enter into agreements with other investment advisors whereby Chapman Capital Management will seek to act as a sub-advisor with respect to their investment products. Chapman Capital Management will seek to provide wholesale marketing assistance to the distributors of such third-party investment products to ensure that such products are effectively marketed by the third-party distributors to the DEM community.

    RESEARCH

    As of February 29, 2000, Chapman Capital Management employed four portfolio managers. Chapman Capital Management intends to hire additional portfolio managers to support its existing investment advisory and management services and to facilitate the introduction and maintenance of new investment products.

    Chapman Capital Management currently employs a buy-side analyst to assist the portfolio managers in investment research, monitoring of investment opportunities and the development and maintenance of Chapman Capital Management's proprietary DEM valuation and screening model. Chapman Capital Management also utilizes the research services of The Chapman Co. for coverage on certain companies meeting the DEM profile. Chapman Capital Management intends to expand its research staff by hiring additional buy-side analysts.

    DEPENDENCE ON KEY INVESTMENT MANAGEMENT CLIENTS


    At February 29, 2000, there were three participants in the DEM-MET Trust. The $329.3 million in assets in the DEM-MET Trust represented 38.1% of Chapman Capital Management's assets under management as of February 29, 2000. In addition, for the year ending December 31, 1999, the DEM-MET Trust accounted for approximately 50.4% of Chapman Capital Management Holdings' revenue. If an expected $100 million withdrawal from the DEM-MET Trust had occurred as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million. If the participants of the trust terminated their agreements with the DEM-MET Trust or make additional withdrawals of a substantial amount of their assets, our advisory fee revenue would be materially and adversely affected.


GOVERNMENT REGULATION

    Chapman Capital Management's business is subject to various federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and stockholders of registered investment companies. Under these laws and regulations, agencies that regulate investment advisors have broad administrative powers, including the power to limit, restrict, or prohibit an adviser from carrying on its business in the event that it fails to comply with applicable laws and regulations. Possible sanctions that may be imposed include:

    - Suspension of individual employees

    - Limitations on engaging in certain lines of business for specified periods of time

    - Revocation of investment adviser and other registrations

    - Censures

    - Fines

    Chapman Capital Management is registered with the SEC under the Investment Advisers Act of 1940 and is subject to examination by the SEC. Under
Section 206 of the Advisers Act, it is unlawful for any investment adviser to:

    - Employ any device, scheme, or artifice to defraud any client or prospective client

    - Engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client

    - Engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

    The Advisers Act imposes numerous other obligations on registered investment advisors including:

    - Fiduciary duties

    - Recordkeeping requirements

    - Operational requirements

    - Disclosure obligations

    The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from censure to termination of an investment advisor's registration. The failure of the Company to comply with the requirements of the SEC could have a material adverse effect on EChapman.com.

    An investment adviser to a registered investment company, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may prohibit an investment adviser to an investment company from continuing to act in its capacity as an investment adviser to an investment company. Stockholders of registered investment companies or the SEC may also bring an action against the officers, directors, and investment adviser for breach of fiduciary duty in establishing the compensation paid to the investment adviser.

    The mutual funds managed by Chapman Capital Management are registered with the SEC under the Investment Company Act, and the sale of shares in these fund has been registered under the Securities Act. Investment companies, such as The Chapman Funds, Inc. and any future registered investment companies established and/or advised by Chapman Capital Management, are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of open-end investment companies, such as the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, can only be offered at a uniform public offering price based on the current net asset value per share plus the sales load.

    No more than 60% of the directors of registered investment companies such as The Chapman Funds, Inc. can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. In the case of investment companies, such as The Chapman Funds, which have adopted 12b-1 plans for its portfolios in order to permit these portfolios to pay for distribution expenses, the rules under the Investment Company Act require that no more than 50% of the fund's directors can be interested persons.

    The advisory agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The advisory agreement must be subject to termination upon 60 days notice by the board or by the outstanding voting shares.

    The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in the event of an assignment. We do not believe that the merger of Chapman Holdings will result in an assignment and automatic termination of The Chapman Co.'s underwriting agreements with The Chapman Funds, because we do not believe that the merger constitutes a change of control for purposes of the Investment Company Act. With limited exceptions, transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

    Chapman Capital Management derives a large portion of its revenues from its investment company management agreements. Under the Advisers Act, Chapman Capital Management investment management agreements terminate automatically if assigned without the client's consent. Under the Investment Company Act, advisory agreements with registered investment companies such as the mutual funds managed by Chapman Capital Management terminate automatically upon assignment. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Chapman Capital Management.

    We do not believe that the merger of Chapman Capital Management Holdings will result in an assignment and automatic termination of Chapman Capital Management's advisory agreements, because we do not believe that the merger constitutes a change of control for purposes of the Investment Company Act.

COMPETITION

    Chapman Capital Management's investment advisory business competes with a number of larger, more established investment advisors and securities firms. Competition is influenced by various factors, including product offering, quality of service and price. All aspects of the advisory business are competitive, including competition for assets to manage. Large national firms, often with more personnel, have much greater marketing, financial, technical, research, and other capabilities. These firms offer a broader range of financial services than Chapman Capital Management and compete not only with Chapman Capital Management and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients.

    The mutual funds managed by Chapman Capital Management are similarly subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by Chapman Capital Management's affiliated investment funds. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with Chapman Capital Management. Chapman Capital Management's ability to increase and retain assets under management could be materially adversely affected if client accounts or Chapman Capital Management's affiliated investment funds under-perform specified market benchmarks. Chapman Capital Management's ability to compete with other investment management firms also is dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

    A large number of investment products including mutual funds, are sold to the public by investment management firms, broker/dealers, insurance companies and banks in competition with the investment products offered by Chapman Capital Management. Many of Chapman Capital Management's competitors apply substantial resources to advertising and marketing their investment products which may adversely affect the ability of Chapman Capital Management's investment products to attract new assets. Chapman Capital Management expects that there will be increasing pressures among investment advisors to obtain and hold market share.

PERSONNEL

    At December 31, 1999, Chapman Capital Management Holdings had 12 full-time employees and shared three officers with affiliated companies. None of these personnel is covered by a collective bargaining agreement. Management considers Chapman Capital Management Holdings' relationship with its employees to be good.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--PROPERTY

    Chapman Capital Management Holdings' principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland 21202 where it shares approximately 10,000 square feet of office space under a lease maintained by The Chapman Co. The Chapman Co.'s lease for these premises expires in October 2000 and The Chapman Co. has an option to renew this lease for another five years.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--TRADEMARKS

    We have the right to use the following registered trademarks and common law trademarks under our non-exclusive royalty-free service mark licensing agreement with Nathan A. Chapman, Jr.

    - Domestic Emerging Markets-Registered Trademark-

    - DEM-Registered Trademark-

    - C-Eagle Logo-TM- appearing on the front page of this prospectus and proxy statement

    - DEM Index-TM-

    - DEM Profile-TM-

    - DEM Universe-TM-

    - DEM Company-TM-

    - DEM Multi-Manager-TM-

    - Chapman-TM-

    We regard our trademarks and other intellectual property as critical to our success. We rely on trademark law to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property rights without authorization.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--LEGAL PROCEEDINGS

    Many aspects of Chapman Capital Management Holdings' business involve substantial risks of liability, including exposure under federal and state securities laws. Chapman Capital Management Holdings maintains an errors and omissions insurance policy in the amount of $1 million insuring it against these risks.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--MARKET PRICE AND DIVIDEND INFORMATION

    Since August 14, 1998, Chapman Capital Management Holdings common stock has been traded in the over-the-counter market, and prices for Chapman Capital Management Holdings common stock are quoted on the Nasdaq SmallCap Market under the symbol CMGT. The following table sets forth the high and low bid prices of Chapman Capital Management Holdings common stock as reported on the Nasdaq SmallCap Market. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

    PRICE RANGE PER SHARE

                                                                  CHAPMAN CAPITAL
                                                                    MANAGEMENT
                                                                     HOLDINGS
                                                                      (CMGT)
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
1998
  3(rd) Quarter(1)..........................................    8            7
  4(th) Quarter.............................................    8 3/8        7 1/16
1999
  1(st) Quarter.............................................    8 1/4        7 1/4
  2(nd) Quarter.............................................    8 3/8        7 1/4
  3(rd) Quarter.............................................    7 3/4        7
  4(th) Quarter.............................................   20            1 7/8
2000
  1(st) Quarter(2)..........................................   16 1/2       11 3/8

------------------------

(1) From August 14, 1998.

(2) Through March 28, 2000.

    On January 25, 2000, there were approximately 22 record holders of Chapman Capital Management Holdings' common stock. As of January 25, 2000, Chapman Capital Management Holdings had 3,351,334 outstanding shares of common stock.

    DIVIDENDS

    Since its initial public offering in August 1998, Chapman Capital Management Holdings has never declared or paid cash or other dividends on its common stock and does not anticipate doing so in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of the board of directors and will depend upon Chapman Capital Management Holdings' earnings, if any, its financial condition, and other relevant factors. Chapman Capital Management Holdings intends to retain any earnings in the foreseeable future for its continued growth.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Chapman Capital Management Holdings, Inc. consolidated financial statements and the notes included elsewhere in this document. The discussion of results, causes and trends should not be construed to imply any conclusion that such result or trends will necessarily continue in the future.

OVERVIEW AND GENERAL INDUSTRY CONDITIONS

    Advisory and administrative revenue is earned by Chapman Capital Management Holdings through its investment advisory and administrative services operations. For the year ended December 31, 1999 Chapman Capital Management Holdings generated revenues of $4,622,000 and a loss before income taxes of $853,000. For the fiscal year ended December 31, 1998, Chapman Capital Management Holdings generated revenue of $3,218,000 and loss before income taxes of $151,000.

    Chapman Capital Management Holdings' primary source of revenue is advisory and administrative fees. Chapman Capital Management Holdings' principal business activities are by their nature affected by many factors, including general economic and financial conditions, movement of interest rates and competitive conditions. Although Chapman Capital Management Holdings seeks to maintain cost controls, a significant portion of Chapman Capital Management Holdings' expenses are fixed and do not vary significantly with the factors listed above. As a result, substantial fluctuations can occur in Chapman Capital Management Holdings' revenue and net income from period to period.

    Revenues are derived primarily from fees for investment advisory services provided to institutional and other clients. Investment advisory fees are generally a function of the overall fee rate charged to each account and the level of assets under management. Assets under management can be affected by the addition of new client accounts or client contributions to existing accounts, withdrawals of assets from or terminations of client accounts and investment performance, which may depend on general market conditions. Assets under management were $771 million as of December 31, 1999, compared to $591 million as of December 31, 1998. The $180 million increase in assets under management during 1999 resulted from investment performance.

    On September 30, 1999 Chapman Capital Management was notified that one of its clients, accounting for less than 1% of total revenues, was withdrawing its funds from a separate account managed by Chapman Capital Management. The amount withdrawn effective October 14, 1999 was $3.9 million, or less than 1% of assets under management. The reduction in assets under management is expected to have a corresponding reduction in the management and advisory fee revenues received in future periods.

    In order to comply with the expense limitation requirements of a proposed sub-distributor of institutional shares of the DEM portfolios of The Chapman Funds, Inc., Chapman Capital Management has agreed to a fee limitation in favor of the institutional shares of the following portfolios in the following percentages of average daily net assets:

    - DEM Equity Fund 1.25%

    - DEM Index Fund 2.00%

    - DEM Multi-Manager Equity Fund 2.00%

    - DEM Multi-Manager Bond Fund 2.00%

    These expense limitations went into effect as of March 17, 2000.

    In order to facilitate retail distribution of the investor shares of the DEM portfolios, Chapman Capital Management has agreed to fee limitations in favor of the investor shares of the following portfolios in the following percentages of average daily net assets:

    - DEM Equity Fund, 2.00%

    - DEM Index Fund, 2.69%

    - DEM Multi-Manager Equity Fund, 3.00%

    - DEM Multi-Manager Bond Fund, 3.00%


    These expense limitations went into effect as of March 17, 2000.


    In connection with these expense limitations, Chapman Capital Management has agreed to reimburse the portfolios for all fees and expenses in excess of their respective expense limitations until at least December 31, 2000. The service providers to the portfolios typically charge a fixed fee combined with a variable fee determined by such factors as the number of accounts and the net assets of the portfolio. Due to these fixed fees, when the assets of a portfolio are low, as they typically are at the commencement of operations, the fees assessed by service providers can result in expenses significantly in excess of the fee limitations discussed above, requiring reimbursement or direct payments by Chapman Capital Management Holdings.


    On December 31, 1999, the amount under management in the DEM Index Fund was $516, and Chapman Capital Management Holdings paid costs of $63,085 under the DEM Index Fund expense limitations for the year ended December 31, 1999. Chapman Capital Management Holdings believes that it will be required to reimburse expenses for DEM Index Fund in progressively lower amounts as net assets rise until the expiration of the expense limitations or until the net assets of DEM Index Fund exceed approximately $17 million. Further, Chapman Capital Management Holdings expects the amounts that are required to be reimbursed may increase in future periods with the implementation of the DEM Equity Fund expense limitations and the commencement of operations of additional DEM portfolios with their own expense limitations. There can be no assurance that these portfolios will attract net assets sufficient to lower their expenses below their respective expense limitations. To the extent these portfolios are unsuccessful in lowering their expenses below their respective expense limitations, Chapman Capital Management Holdings' results of operations could be materially adversely affected.

RESULT OF OPERATIONS

    The following table reflects items in the Statements of Operation as dollar amounts and as percentages of total revenue:

                                                                          YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------
                                                                       1999                      1998
                                                              -----------------------   -----------------------
                                                                           PERCENTAGE                PERCENTAGE
                                                                            OF TOTAL                  OF TOTAL
                                                               AMOUNTS      REVENUES     AMOUNTS      REVENUES
                                                               -------     ----------    -------     ----------
REVENUE:
Advisory and administrative
  fees......................................................  $4,282,000      92.6%     $3,136,000      97.5%
Other income................................................     340,000       7.4          82,000       2.5
                                                              ----------     -----      ----------     -----
      Total revenue.........................................   4,622,000     100.0       3,218,000     100.0
                                                              ----------     -----      ----------     -----
OPERATING EXPENSES:
Management fees.............................................   1,524,000      33.0       1,178,000      36.6
Compensation and benefits...................................   1,211,000      26.2         857,000      26.6
General and administrative..................................   1,955,000      42.3         827,000      25.7
Amortization and depreciation expense.......................     234,000       5.1         232,000       7.2
Advertising, Promotion and Publicity........................     545,000      11.8         249,000       7.8
Interest expense............................................       6,000       0.1          26,000       0.8
                                                              ----------     -----      ----------     -----
      Total operating expenses..............................   5,475,000     118.5       3,369,000     104.7
                                                              ----------     -----      ----------     -----
Loss before income tax benefit..............................    (853,000)    (18.5)       (151,000)     (4.7)
Income tax benefit..........................................          --        --          45,000       1.4
                                                              ----------     -----      ----------     -----
Net loss....................................................  $ (853,000)    (18.5)%    $ (106,000)     (3.3)%
                                                              ==========     =====      ==========     =====


    FISCAL YEAR ENDED DECEMBER 31, 1999 COMPARED TO FISCAL YEAR ENDED
     DECEMBER 31, 1998


    Total Revenue increased by $1,404,000 or 43.6%, to $4,622,000 for 1999 from $3,218,000 for 1998.

    Net advisory and management fee revenue increased by $1,146,000 or 36.5%, to $4,282,000 for 1999 from $3,136,000 for 1998. This increase was primarily due to a net increase of $180,000,000 or 30.4% in assets under management to $771,386,000 at the end of 1999, up from $591,385,000 at the end of 1998. The increase in assets under management was due to investment performance and the net changes in client decisions regarding the placement of their funds for investment. During 1999, the net change in assets under management increased by $180 million to a total of $771 million as of December 31, 1999 from $591 million as of December 31, 1998.


    As of February 29, 2000, we had assets under management of approximately $864 million and the DEM-MET Trust had assets under management $329.3 million. A representative of a major customer of the DEM-MET Trust has informally advised us that the customer currently intends to withdraw up to $100 million from the DEM-MET Trust. This amount represents approximately 11.6% of our assets under management as of February 29, 2000 and approximately, 30.4% of the assets under management in the DEM-MET Trust as of February 29, 2000. We have not received an official request for withdrawal of funds from this customer and, accordingly, this withdrawal may or may not occur. If this major customer had withdrawn
$100 million from the DEM-MET Trust as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million. We expect this withdrawal, if it occurs, to be effective in early April 2000. We do not believe that this withdrawal, if it occurs, will have a material effect on our results of operations because our profit margin for the DEM-MET Trust is lower than investment advisory products for which we are the sole investment advisor. As DEM-MET Trust assets under management increase, the fees, based on assets under management, that we pay to third-party sub-advisors, increase and, conversely, as DEM-MET Trust assets under management decrease, these fees decrease.


    Interest and other revenue increased by $258,000 or 314.6% to $340,000 for 1999 from $82,000 for 1998. This increase is due to higher cash balances associated with the net proceeds from the Company's public offering of common stock and a short-term loan to Chapman Holdings, Inc.

    Total expense for 1999 increased by $2,106,000 or 62.5%, to $5,475,000 for 1999 from $3,369,000 for 1998. Expenses increased in all areas due expanded operations and marketing efforts, development of new mutual funds and increases in administrative support. Total expense increased to 118.5% of total revenue for 1999 as compared to 104.7% of total revenue for 1998.

    Management fee expense increased by $346,000 or 29.4%, to $1,524,000 for 1999 from $1,178,000 for 1998. This increase is attributable to additional assets under management in the DEM-MET product as a result of investment performance. Management fee expense as a percentage of revenues decreased to 33.0% of total revenue for 1999 as compared to 36.6% of total revenue for 1998.

    Compensation and benefits increased by $354,000 or 41.3%, to $1,211,000 for 1999 from $857,000 for 1998. This increase is largely due to the addition of 4 employees during the year to support marketing efforts, a full year of salary for two senior positions added in the fourth quarter of 1998, and associated taxes. As a percentage of total revenue, these expenses decreased to 26.2% in 1999 from 26.6% 1998.

    General and administrative expense increased by $1,128,000 or 136.4%, to $1,955,000 for 1999 from $827,000 for 1998. An increase of $251,000 was caused by the payment of expenses of new mutual funds, which primarily relate to covering fund expenses in excess of expense limitation agreements. Professional fee expenses increased $291,000 due to $161,000 of legal expenses of developing the new mutual funds, the additional costs of legal and accounting reviews associated with operating as a public company, and use of marketing consultants to expand the DEM Strategy. Travel and business development increased $168,000 to pay costs associated with additional employees, and ancillary activities to support the Company's increased marketing efforts.

    The remainder of the change in general and administrative expense was primarily due to increases in administrative support of $76,000 as a result of increased staff, printing expenses of $76,000, and conferences and seminars of $60,000.

    Amortization and depreciation expense increased by $2,000 or 0.9%, to $234,000 for 1999 from $232,000 for 1998. This increase is due to purchasing additional equipment.

    Advertising, promotion and publicity expense increased by $296,000 or 118.9%, to $545,000 for 1999 from $249,000 for 1998. This increase is attributable to the Company's efforts to expand its market share and build name awareness in the financial markets. As a percentage of total revenue, these expenses increased to 11.8% in 1999 from 7.8% in 1998.

    Interest expense decreased by $20,000 or 76.9%, to $6,000 in 1999 from $26,000 in 1998. This decrease is attributable to the retirement of a note payable to The Chapman Co., a subsidiary of Chapman Holdings, Inc. As a percentage of total revenue, this expense decreased to 0.1% in 1999 from 0.8% 1998.

    Income tax benefit decreased by $45,000 or 100.0% to $0 in 1999 from $45,000 for 1998. This decrease was due to a valuation reserve established for the year ended December 31, 1999.

    The net loss increased by $747,000 or 704.7% to $853,000 for 1999 from a net loss of $106,000 for 1998. This change was a result of the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, Chapman Capital Management Holdings has financed its operations through capital contributions from its principal stockholder, loans from affiliates, cash flow from operations and the sale of equity securities.

    Chapman Capital Management Holdings' liquid assets consist primarily of cash, cash equivalents and receivables from advisory clients. Chapman Capital Management Holdings' total assets as of December 31, 1999 were $4,838,000.


    On August 14, 1998, Chapman Capital Management Holdings consummated an initial public offering of its common stock in which Chapman Capital Management Holdings received net proceeds of approximately $5,240,000. Prior to Chapman Capital Management Holdings' loans made on July 29, 1999, Chapman Capital Management Holdings' offering proceeds were invested in The Chapman U.S. Treasury Money Fund which invests in short-term U.S. government securities and repurchase agreements collateralized by such securities.



    On July 29, 1999, Chapman Capital Management Holdings made an unsecured loan of $3,220,000 to Chapman Holdings, Inc., an affiliate of Chapman Capital Management Holdings in connection with its broker-dealer subsidiary, The Chapman Co., seeking to qualify to participate in a municipal underwriting syndicate. The loan was issued in connection with a demand note that required Chapman Holdings to repay the amount of the loan upon Chapman Capital Management Holdings' demand and with interest due thereon at the brokers call rate as in effect from time to time. Chapman Holdings repaid this loan with accrued interest in full on September 14, 1999.


    The final payment of $150,000 on a non-compete agreement pertaining to the DEM-MET Trust is due on demand.


    On July 29, 1999, the Company advanced Nathan A. Chapman, Jr., President of the Company, $242,000 in connection with an unsecured demand note bearing interest at the rate of 5.45% per annum. As of December 31, 1999, the Company had outstanding unsecured loans to Mr. Chapman in the amount of $372,000.


    The Company's balance of cash and cash equivalents, following the transactions above, was 2,680,000 as of December 31, 1999.

EFFECTS OF INFLATION

    Chapman Capital Management Holdings' assets are to a large extent liquid in nature and, accordingly, may be significantly affected by inflation. Chapman Capital Management Holdings' expenses, such as employee compensation and occupancy expenses are subject to inflation and the effects of inflation may not be readily recoverable in the prices of services offered to Chapman Capital Management Holdings customers. To the extent inflation results in rising interest rates or has adverse effects upon the securities market, it may adversely affect the Chapman Capital Management Holdings' financial position, results of operations and assets under management.


YEAR 2000 SOFTWARE ISSUE


    With the arrival of the Year 2000, existing software programs and operating systems were reviewed to determine if they can accommodate information that employs dates after December 31, 1999. As of December 31, 1999, Chapman Capital Management Holdings' Year 2000 readiness costs were approximately $99,000 to cover assessment of systems, internal testing, point-to-point testing, training, replacement and modification of existing systems, and contingency planning.

    Chapman Capital Management Holdings' Year 2000 readiness costs consist of direct expenses incurred with respect to software, consulting and employee time and Chapman Capital Management Holdings' share of readiness expenses for upgraded computers, software, and communication systems to be paid or financed by Chapman Holdings. Chapman Capital Management Holdings will reimburse Chapman Holdings for its share of these Year 2000 expenses through increased charges for support under the terms of its expense allocation agreement with Chapman Holdings.

    Chapman Capital Management Holdings estimates that its total Year 2000 readiness costs, direct and allocated by Chapman Holdings, will be approximately $115,000 which primarily relates to future lease payments.

    Chapman Capital Management Holdings' management prepared a written plan detailing Chapman Capital Management Holdings' software and operating systems readiness issues for the Year 2000. The plan identified mission critical and non-mission critical operating systems of Chapman Capital Management Holdings. Working with its hardware and software vendors and other third parties to prepare for the Year 2000, Chapman Capital Management Holdings substantially completed necessary hardware and software renovations during the second quarter of 1999. We tested during the third quarter of 1999 to determine the effect of our readiness efforts, and we continued to work with our hardware and software vendors and other third parties to complete our Year 2000 contingency plan through the end of 1999 and during the first quarter of the year 2000.

    Chapman Capital Management Holdings' Year 2000 readiness plan involved four phases:

       PHASE I--ASSESSMENT. This phase involved the identification of all systems that are date dependent. This phase was substantially completed during the first quarter of 1998.

       PHASE II--RENOVATION. This phase involved the identification and replacement of mission critical systems which Chapman Capital Management was unable to update or certify as compliant. This phase commenced in the first quarter of 1998 and was substantially completed in the second quarter of 1999.

       PHASE III--TESTING. This phase involved testing all systems that are date dependent and upgrading all non-compliant systems. Chapman Capital Management Holdings completed this phase during the third quarter of 1999.

       PHASE IV--CONTINGENCY PLANNING. This phase involves an assessment of all mission critical systems for potential problems that would result from Year 2000 related failures of software or hardware and also the development of plans and strategies to continue operations should such failures occur. Chapman Capital Management has prepared an initial plan and will continue to refine and expand it as required through the first quarter of 2000.

    Within Chapman Capital Management Holdings' Year 2000 readiness plan, we identified systems as "mission critical" and "non-mission critical." Systems were identified as "mission critical" if the loss of the system, software or facility would cause an immediate stoppage of activity or a significant impairment of a core business area. Systems were determined to be non-Y2K compliant based on information from manufacturers. Systems were identified as "non-mission critical" if loss of the system, although inconvenient, would not cause an immediate stoppage of activity or significant impairment of a core business area. The following table summarizes

Chapman Capital Management Holdings' estimate of the status of mission critical elements of Chapman Capital Managements' Year 2000 readiness plan.

                                                                                          NUMBER OF
                                                                                           CRITICAL
                                                   NUMBER OF   CRITICAL     CRITICAL     SYSTEMS FOR
                                                   CRITICAL     SYSTEMS    SYSTEMS IN    WHICH PHASE
Y2K PLAN PHASE                                      SYSTEMS    COMPLETED    PROCESS     NOT APPLICABLE
--------------                                     ---------   ---------   ----------   --------------
Assessment.......................................     32          32           --                --
Renovation.......................................     32          23           --                 9
Testing..........................................     32          23           --                 9
Contingency Planning.............................     32          32           --                --

    Chapman Capital Management Holdings identified the third parties upon which it relies for mission critical systems and contacted such third parties to confirm that their systems are Year 2000 ready. Responses from the majority of these vendors during the first and second quarters of 1999 indicated that they expected to reach compliance by the third quarter of 1999. As of the date of this prospectus and proxy statement, all of our vendors of mission critical systems have verified readiness, and we have not had any problems with these vendors' systems not being Year 2000 ready.

    Although we have suffered no significant Year 2000 problems at the start of 2000 or as of March 29, 2000, and while Chapman Capital Management Holdings believes that it is taking prudent and necessary action to become Year 2000 ready, there can be no assurance that the Year 2000 issue will not result in information or communications systems interruptions. Any such interruptions could be expected to have a material adverse effect on Chapman Capital Management Holdings' business, financial condition, results of operations and business prospects and may subject Chapman Capital Management Holdings to liability to its clients. Chapman Capital Management Holdings is currently building upon its existing contingency plan in the event that Chapman Capital Management Holdings or third parties do not successfully complete their readiness efforts. These efforts may result in additional costs in excess of current allocations and estimates.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--MANAGEMENT

    The directors and executive officers of Chapman Capital Management Holdings are as follows:

NAME                                          AGE                 PRINCIPAL POSITIONS
------------------------------------------  --------   ------------------------------------------
Nathan A. Chapman, Jr.....................     42      President, chairman of the board and
                                                       director
Earl U. Bravo, Sr.........................     52      Vice president, secretary, assistant
                                                       treasurer and director
Theron Stokes.............................     47      Director
Robert L. Wallace.........................     42      Director
Maria Markham Thompson....................     42      Chief financial officer
M. Lynn Ballard...........................     56      Treasurer and assistant secretary
Tracey C. Rancifer........................     29      Senior vice president

    The board of directors has appointed an audit committee, currently consisting of its two independent directors. The audit committee reviews the scope of accounting audits, reviews with the independent public accountants the corporate accounting practices and policies and recommends to whom reports should be submitted within the company, reviews with the independent public accountants their final report, reviews with the independent public accountants overall accounting and financial controls, and is available to the independent public accountants during the year for consultation purposes.


    The board of directors has also appointed a compensation committee of the board of directors, currently consisting of the two independent directors. The compensation committee reviews the performance of senior management, approves the compensation of the president, recommends appropriate compensation levels for officers other than the president and approves the issuance of stock options under Chapman Capital Management Holdings' stock option plan. All directors and officers serve until their successors are duly elected and qualify.


    NATHAN A. CHAPMAN, JR. founded Chapman Holdings, Inc. in 1997 and its subsidiary, The Chapman Co., in 1986. Mr. Chapman also founded Chapman Capital Management Holdings, Inc. in 1998, and its subsidiary Chapman Capital Management, Inc. in 1988. Mr. Chapman founded EChapman.com in 1999. Mr. Chapman founded Chapman Insurance Holdings, Inc. in 1997 and its subsidiary, The Chapman Insurance Agency Incorporated, in 1987. Mr. Chapman has served as president, chairman of the board and a director of all of these entities since their inception. Mr. Chapman is also the president, chairman of the board and a director of The Chapman Funds, Inc., a registered open end investment company for which Chapman Capital Management acts as investment adviser. Prior to founding The Chapman Co., Mr. Chapman was a broker for Alex. Brown and Sons from 1982 to 1987. Mr. Chapman is a certified public accountant, a general securities principal, registered options principal, and registered municipal principal. In July 1999, the University of Maryland Office of the board of regents elected
Mr. Chapman chairman of the board of regents.

    EARL U. BRAVO, SR. has been chief operating officer of The Chapman Co. since 1992 and secretary and assistant treasurer since 1997. Mr. Bravo has been senior vice president, secretary, assistant treasurer and a director of Chapman Holdings, Inc. since 1997 and of Chapman Capital Management Holdings, Inc. since 1998. Mr. Bravo is a director, senior vice president, secretary and assistant treasurer of EChapman.com. Mr. Bravo is a general securities principal, financial and operations principal and registered representative. Mr. Bravo holds an MBA from the University of Maryland, College Park.

    LYNN BALLARD has been treasurer and assistant secretary since 1997 of The Chapman Co., treasurer and assistant secretary of Chapman Holdings, Inc. since 1997 and Chapman Capital Management Holdings, Inc. since 1998. Ms. Ballard has been employed as a senior financial executive of The Chapman Co. and Chapman Capital

Management, Inc. since 1988. Ms. Ballard is treasurer and assistant secretary of The Chapman Funds, Inc.

    THERON STOKES has been an attorney for the Alabama Education Association since 1993 and has been a director of Chapman Capital Management Holdings, Inc. since 1998.

    ROBERT L. WALLACE has been President of the BiTH Group, Inc., an information technology consulting and human development services firm, since 1993.
Mr. Wallace is the author of "Black Wealth Through Black Entrepreneurship." He has been a director of Chapman Capital Management Holdings, Inc. since 1998.

    MARIA MARKHAM THOMPSON has been chief financial officer of Chapman Capital Management Holdings since 1998 and portfolio manager and administrator of Chapman Capital Management, Inc. since 1997. Ms. Thompson was in private practice as a certified public accountant from 1996 to 1997 and was director of the Maryland Water Quality Financing Administration from 1989 to 1996, during which she also served as director of finance and central services for the Maryland Department of the Environment for 18 months.


    TRACEY RANCIFER has been the senior vice president of corporate development for Chapman Capital Management since 1998. Prior to joining Chapman Capital Management, Ms. Rancifer was executive assistant to the Mayor of Memphis, Tennessee and the director of government affairs from 1997 to 1999. From 1996 to 1997, Ms. Rancifer was the administrative operations director for the City of Little Rock, Arkansas. Ms Rancifer was a graduate research assistant at the Arkansas Institute of Government, a research and policy organization, from 1995 to 1996, and from 1993 to 1995, Ms. Rancifer was the special assistant to the United States Secretary of Commerce. In 1993, Ms. Rancifer served as the eastern manager of corporate and government relations for E.W. Moon, Inc., a construction management firm. Ms. Rancifer received her B.A. in Political Science from Rhodes College and her Masters of Public Affairs and Administration from the University of Little Rock.


EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid by Chapman Capital Management Holdings during the last three fiscal years, for services rendered in all capacities to Chapman Capital Management Holdings and its subsidiary, Chapman Capital Management, to the chief executive officer and the other most highly paid executive officers Chapman Capital Management Holdings whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998. No other executive officer of Chapman Capital Management Holdings received salary and bonus of $100,000 or more during such years.

    SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                              ANNUAL COMPENSATION           AWARDS
                                                             ----------------------      ------------
                                                                                          SECURITIES
                                                                                          UNDERLYING
NAME AND PRINCIPAL POSITION                       YEAR        SALARY        BONUS          OPTIONS
---------------------------                     --------     --------      --------      ------------
Nathan A. Chapman, Jr.........................    1999       $266,667      $100,000          5,000
  President                                       1998       $200,000      $100,000             --
                                                  1997       $159,500      $100,000             --
Earl U. Bravo, Sr.............................    1999       $105,000      $ 50,000          5,000
  Senior vice president, secretary and            1998       $105,000      $ 10,000             --
  assistant treasurer                             1997       $100,000      $  5,000             --
Tracey Rancifer,..............................    1999       $ 95,000      $ 20,000          1,000
  Senior vice president                           1998            N/A           N/A            N/A
                                                  1997            N/A           N/A            N/A

    Mr. Chapman's and Mr. Bravo's annual compensation for 1998 and 1999 includes approximately 50% allocated to Chapman Holdings and The Chapman Insurance Agency under certain expense sharing arrangements. Mr. Chapman's and Mr. Bravo's annual compensation for 1997 includes amounts allocated to The Chapman Co., a subsidiary of Chapman Holdings and then-parent of Chapman Capital Management and The Chapman Insurance Agency, under certain informal expense allocation agreements.

    Ms. Rancifer's annual salary and bonus for 1998 was less than $100,000, and she was not employed by Chapman Capital Management Holdings during 1997.

    The board of directors of Chapman Capital Management Holdings has established the 1998 Chapman Capital Management Holdings, Inc. Omnibus Stock Plan to enable Chapman Capital Management Holdings to grant equity compensation to Chapman Capital Management Holdings directors, officers, employees and consultants. Chapman Capital Management has reserved 150,000 shares for award under the plan. The plan is administered by the compensation committee of the board of directors. On May 14, 1999, the compensation committee granted a total of 24,000 stock options under the plan.

    OPTION GRANTS IN LAST FISCAL YEAR

                                       NUMBER OF       PERCENT OF TOTAL
                                      SECURITIES      OPTIONS GRANTED TO
                                      UNDERLYING         EMPLOYEES IN      EXERCISE OR BASE
NAME                                OPTIONS GRANTED      FISCAL YEAR       PRICE ($/SHARE)    EXPIRATION DATE
----                                ---------------   ------------------   ----------------   ---------------
Nathan A. Chapman, Jr.,...........       5,000               20.8%               $9.22           5/14/2002
  President
Earl U. Bravo, Sr.,...............       5,000               20.8%               $8.38           5/14/2002
  Senior vice president, secretary
  and assistant treasurer
Tracey Rancifer,..................       1,000                4.2%               $8.38           5/14/2002
  Senior vice president

    COMPENSATION OF DIRECTORS


    Directors receive no cash compensation for their service as directors; however, they are reimbursed for all out-of-pocket expenses relating to attendance at meetings of the Board of Directors and any committee thereof. Members of the Board of Directors are eligible to receive stock options under the stock option plan. On May 14, 1999, directors Stokes and Wallace were awarded three-year stock options to purchase 1,000 shares each at $8.38 per share, the then current market price.


CHAPMAN CAPITAL MANAGEMENT HOLDINGS--PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of the Chapman Capital Management Holdings common stock as of January 25, 2000 by

    - Each person known by Chapman Capital Management Holdings to own beneficially 5% or more of its outstanding shares of common stock,

    - Each director,

    - Each executive officer, and

    - All directors and executive officers as a group.

    Except as otherwise indicated, Chapman Capital Management Holdings believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.


                                                               AMOUNT AND NATURE      PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL                     OF BENEFICIAL          SHARES
                        OWNER (1)                                  OWNERSHIP          OUTSTANDING
----------------------------------------------------------  -----------------------   -----------
Nathan A. Chapman, Jr. (2)(3).............................  2,433,666 shares             72.5%
Earl U. Bravo, Sr. (4)....................................  7,375 shares                    *
Theron Stokes (5).........................................  9,750 shares                    *
Robert L. Wallace (6).....................................  1,000 shares                    *
Tracey C. Rancifer (7)(8).................................  3,000 shares                    *
All Directors and Executive Officers as a Group (5          2,454,791 shares             73.0%
  persons)................................................


------------------------

*   Represents less than one percent of the outstanding shares of common stock.

(1) Each stockholder's address is 401 East Pratt Street, suite 2800, Baltimore, Maryland 21202 unless otherwise noted.

(2) Includes 137,875 shares, or 4.1% of the outstanding shares, held in inventory by The Chapman Co., as market-maker for the common stock, and 5,628 shares held in investment advisory accounts over which the Chapman Capital Management Holdings' wholly-owned subsidiary, Chapman Capital Management, has dispository discretion. Such shares have no voting rights as long as they are held by a subsidiary of Chapman Capital Management Holdings. The Chapman Co. is a wholly-owned subsidiary of Chapman Holdings and Mr. Chapman is president and director of Chapman Holdings and chairman and majority stockholder of Chapman Holdings. Mr. Chapman is the sole director of The Chapman Co. The executive officers of The Chapman Co. are Mr. Chapman, president, Earl U. Bravo, Sr., secretary and assistant treasurer, and M. Lynn Ballard, treasurer and assistant secretary.
    Mr. Chapman disclaims beneficial ownership of the shares held by The Chapman Co. and Chapman Capital Management.

(3) Includes shares issuable upon exercise of options to purchase 5,000 shares of Chapman Capital Management Holdings common stock.

(4) Includes shares issuable upon exercise of options to purchase 5,000 shares of Chapman Capital Management Holdings common stock.

(5) Includes shares issuable upon exercise of options to purchase 1,000 shares of Chapman Capital Management Holdings common stock.

(6) Includes shares issuable upon exercise of options to purchase 1,000 shares of Chapman Capital Management Holdings common stock.

(7) Includes shares issuable upon exercise of options to purchase 1,000 shares of Chapman Capital Management Holdings common stock.


(8) Includes 1,000 shares Ms. Rancifer owns jointly with her father.

CHAPMAN CAPITAL MANAGEMENT HOLDINGS--CERTAIN TRANSACTIONS

    On January 8, 1998, Chapman Capital Management Holdings, a newly-formed Maryland corporation, issued shares of common stock to The Chapman Co. in exchange for all of the outstanding equity securities of Chapman Capital Management. Accordingly, Chapman Capital Management is currently a wholly-owned direct subsidiary of Chapman Capital Management Holdings.

    On February 26, 1998, Chapman Holdings and its subsidiary The Chapman Co. effected tax-free spin-off transactions in which all of the outstanding shares of stock of the former subsidiaries of The Chapman Co., Chapman Capital Management Holdings, Inc., parent of Chapman Capital Management, Inc. and Chapman Insurance Holdings, Inc., parent of The Chapman Insurance
Agency, Incorporated were distributed to Chapman Holdings stockholders.

    Nathan A. Chapman, Jr., the president, chairman of the board of directors and majority stockholder of Chapman Capital Management Holdings, is the president and chairman of the board of directors of each of EChapman.com, Chapman Holdings, The Chapman Co., Chapman Capital Management, Chapman Insurance Holdings, Chapman Insurance Agency and The Chapman Funds, Inc. and majority stockholder of Chapman Holdings, Chapman Insurance Holdings and EChapman.com.

    Earl U. Bravo, Sr., senior vice president, secretary, assistant treasurer, and a director of Chapman Capital Management Holdings, is senior vice president, secretary, assistant treasurer and a director of Chapman Capital Management Holdings and Chapman Insurance Holdings. He also serves as secretary and assistant treasurer of Chapman Capital Management, The Chapman Co. and The Chapman Funds. He also serves as vice president of Chapman Capital Management.

    M. Lynn Ballard, the treasurer and assistant secretary of Chapman Capital Management Holdings and Chapman Capital Management, is also treasurer and assistant secretary of The Chapman Co., Chapman Holdings and The Chapman Funds.

    Lottie H. Shackelford, a director of Chapman Holdings, is a director of The Chapman Funds.

    Donald Watkins, a director of Chapman Holdings, served as a director of Chapman Insurance Holdings.

    Until its liquidation in 1998, Mr. Chapman, Mr. Bravo, and Ms. Ballard served as senior executive officers of DEM, Inc., a closed-end registered investment company managed and sponsored by Chapman Capital Management. Mr. Chapman, Benjamin Hooks, Glenda Glover and Lottie Shackelford, a director of Chapman Holdings, each a director of The Chapman Funds, James B. Lewis, a director of The Chapman Funds until 1999, and Robert L. Wallace, a director of Chapman Capital Management Holdings, each served as a director of DEM, Inc.

    The Chapman Co. acted as the underwriter, on a best efforts basis, for the sale of DEM, Inc. common stock. The Chapman Co. was paid $432,008 and $0 in management fees and commissions in the years ended December 31, 1997 and December 31, 1998, respectively.

    Until DEM, Inc.'s liquidation, Chapman Capital Management served as the investment adviser and administrator of DEM, Inc. In connection with its investment advisory relationship with DEM, Inc., Chapman Capital Management was paid $139,000 and $150,000 in advisory and administrative fees in the years ended December 31, 1997 and December 31, 1998, respectively.

    Chapman Holdings acted as the underwriter, on a best efforts basis, for the sale of Chapman Capital Management Holdings common stock. Chapman Holdings was paid $296,623 in underwriting fees and commissions in the year ended
December 31, 1998.

    In connection with Chapman Capital Management's provision of investment advisory services to The Chapman U.S. Treasury Money Fund, Chapman Capital Management was paid $259,991 and $593,568 in advisory and administrative fees for the years ended December 31, 1998 and 1999, respectively. For the year ended December 31, 1999, Chapman Capital Management has reimbursed the Chapman Funds, on behalf of The Chapman U.S. Treasury Money Fund, $129,879 under an expense limitation agreement with The Chapman Funds.

    The DEM Equity Fund became active in April 1998, and Chapman Capital Management was paid $69,356 and $121,862 in advisory and administrative fees for the years ended December 31, 1998 and 1999, respectively. For the year ended December 31, 1999, Chapman Capital Management has reimbursed The Chapman Funds $29,056 under an expense limitation agreement with The Chapman Funds.

    The DEM Index Fund became active in March 1999, and Chapman Capital Management was paid $516 in advisory and administrative fees through December 31, 1999. Chapman Capital Management has reimbursed The Chapman Funds, on behalf of the DEM Index Fund, $63,085 in connection with its expense limitation agreement with The Chapman Funds.

    Chapman Capital Management has entered into agreements with The Chapman Funds on behalf of three additional portfolios, the DEM Fixed Income Fund, the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund, to provide investment advisory and administration services. These funds are not currently active. However, Chapman Capital Management has paid approximately $196,000 of start-up expenses for these funds and the DEM Index Fund.

    On March 17, 2000, Chapman Capital Management entered into a new ten year expense limitation agreement with The Chapman Funds on behalf of certain of its portfolios, including the DEM Equity Fund and the DEM Index Fund, under which Chapman Capital Management will reimburse the covered portfolios for expenses incurred on behalf of these portfolios in excess of stated percentages of the portfolios' net assets.

    The Chapman Co. is the distributor for The Chapman U.S. Treasury Money Fund, DEM Equity Fund and DEM Index Fund under distribution agreements between The Chapman Co. and The Chapman Funds. The Chapman Co. receives no compensation for the distribution of shares of The Chapman U.S. Treasury Money Fund. The DEM Index Fund had no operations in 1998. The Chapman Co. was paid $14,221 and $31,639 in management fees and commissions in the years ended December 31, 1998, 1999, respectively, in connection with its distribution agreement with The Chapman Funds pertaining to the DEM Equity Fund. Chapman Holdings has entered into distribution agreements with The Chapman Funds with respect to three additional funds; however, these funds have not yet commenced operations.

    As of October 31, 1997, Chapman Capital Management executed a 10-year note to Chapman Holdings in the amount of $771,889 accruing interest at 6.68% per annum. Chapman Capital Management repaid this note in full during 1998. The largest amounts owed by Chapman Capital Management, including this loan and Chapman Capital Management's allocation of shared overhead, and other advances were $958,302 and $800,672 during fiscal years ended December 31, 1998 and 1997, respectively.

    As of December 31, 1999, Mr. Chapman owed Chapman Capital Management Holdings and Chapman Holdings $1,038,174 in connection with the following notes, including accrued interest, which notes were issued for purposes unrelated to the businesses of EChapman.com, Chapman Holdings, Chapman Capital Management Holdings, or their respective affiliates:

    - Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

    - Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

    - Demand promissory note to The Chapman Co. dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

    - Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

    - Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

    - Demand promissory note to Chapman Capital Management Holdings dated
      July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

    - Three-year promissory note to The Chapman Co. dated December 31, 1999 in the amount of $32,837, which accrues interest at 4.33% per annum.

    Chapman Capital Management Holdings executed a 10-year note to Chapman Holdings as of October 31, 1996 in the amount of $763,367 which accrued interest at 6.68% per annum. The proceeds of this loan were used by Chapman Capital Management to pay start-up costs in connection with its development of a proprietary investment product and for a non-competition agreement. On
August 14, 1998, this loan was repaid in full.


    On July 29, 1999, Chapman Capital Management Holdings made an unsecured loan of $3,220,000 to Chapman Holdings, in connection with The Chapman Co., which was seeking to qualify to participate in a municipal underwriting syndicate. The loan was issued in connection with a demand note that required Chapman Holdings to repay the amount of the loan upon chapman Capital Management Holdings' demand and with interest due thereon at the brokers call rate as in effect from time to time. Chapman Holdings repaid this loan with accrued interest in full on September 14, 1999.


    Mr. Chapman is president and treasurer and Mr. Bravo is secretary of Chapman General Partner One, Inc.,a Maryland corporation and the general partner of Chapman Limited Partnership I, a Maryland limited partnership, the operations of which consist solely of the ownership and rental of furniture and equipment to The Chapman Co. The Chapman Co. leases furniture and equipment from this partnership, with part of such cost being allocated to Chapman Capital Management Holdings. The lease requires monthly payments of $9,846 and contains one year renewable terms, at the option of The Chapman Co., through September 2000, at which time The Chapman Co. can purchase the furniture and equipment at fair market value. Rent expense allocated to The Chapman Co. under the lease was $118,152 in each of 1998, 1999, of which $0 and $0 were payable to the Chapman Limited Partnership as of December 31, 1998 and December 31, 1999, respectively. Rent expenses allocated to Chapman Capital Management Holdings under this lease agreement was $59,076 in 1998 and $59,076 in 1999.

    On December 14, 1998, The Chapman Co. and Chapman Capital Management paid $19,536 on behalf of Chapman Limited Partnership I for certain taxes and related payments, interest, and penalties. The Chapman Co. and Chapman Capital Management characterized these 1998 payments as an expense for which they will not be reimbursed by the partnership and which is related to The Chapman Co.'s administration of the partnership. On October 22, 1999, Chapman Holdings and Chapman Capital Management Holdings each paid $49,018 on behalf of the partnership for the payment of certain taxes and related payments. Chapman Holdings

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and Chapman Capital Management Holdings each characterized $24,509 of these 1999 payments as an expense for which they will not be reimbursed by the partnership and which is related to the administration of the partnership. The partnership reimbursed each of Chapman Holdings and Chapman Capital Management Holdings $19,000 of the 1999 payments on March 13, 2000.

    Chapman Holdings shares office space, certain employees and other overhead with certain other entities controlled by Mr. Chapman, including Chapman Capital Management Holdings and Chapman Insurance Agency. Chapman Holdings allocates compensation and benefits expense to Chapman Capital Management Holdings and Chapman Insurance Agency based on actual compensation and benefits expense and the estimated percentage of the employee's time spent performing services for each entity. Chapman Holdings allocates other expenses based on estimated usage. In connection with these allocation arrangements, as of December 31, 1998 and December 31, 1999, Chapman Capital Management Holdings owed Chapman Holdings $180,699 and $96,440, respectively. Chapman Holdings treats these outstanding allocation amounts as normal receivables to be paid in the ordinary course of business, and Chapman Capital Management Holdings treats these outstanding allocation amounts as normal expenses to be paid in the ordinary course of business.

    On November 10, 1998, a receivable of The Chapman Co. was incorrectly coded for deposit to Chapman Capital Management's account. This resulted in an erroneous deposit of $291,207 in the securities account of Chapman Capital Management Holdings. As of December 31, 1998, Chapman Capital Management Holdings owed Chapman Holdings $104,270 of this amount. Chapman Capital Management Holdings repaid the amount in full on January 12, 1999.

    Chapman Holdings and Mr. Chapman entered into a non-exclusive, royalty-free License Agreement on December 26, 1997 pertaining to the company's use of the DEM-Registered Trademark- and Domestic Emerging Markets-Registered Trademark-trademarks that are owned by Mr. Chapman.

    As of June 9, 1998, Chapman Capital Management Holdings and Mr. Chapman entered into a non-exclusive, royalty-free service mark licensing agreement pertaining to the use of the DEM-Registered Trademark-, Domestic Engineering Markets-Registered Trademark-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Multi-Manager-TM-, Chapman-TM-, and C-Eagle-TM- trademarks that are owned by Mr. Chapman.

    EChapman.com has entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo-TM-, Chapman, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman Marketplace-TM-, Chapman Kids Club-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Community-TM-, DEM Multi-Manager-TM-, EChapman.com-TM-, Domestic Emerging Markets-Registered Trademark-, DEM-Registered Trademark-, trademarks that are owned by Mr. Chapman.

    All transactions with affiliates of Chapman Holdings and Chapman Capital Management Holdings are approved by a majority of the Board of Directors, including a majority of the disinterested Directors, in accordance with Maryland law.

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                          DESCRIPTION OF ECHAPMAN.COM


ECHAPMAN.COM BUSINESS

                                    GENERAL


    EChapman.com, Inc. is a newly-formed Maryland corporation. We were incorporated in Maryland on May 14, 1999, and we have had minimal operations to date, which have consisted solely of expenses incurred in connection with the development of our business plan. We estimate that we have incurred approximately $281,000 of expenses since our inception. Upon closing of the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings, we will have three indirect operating subsidiaries:


    - The Chapman Co., which was incorporated in Maryland in 1986

    - Chapman Capital Management, Inc., which was incorporated in the District of Columbia in 1987

    - The Chapman Insurance Agency Incorporated, which was incorporated in Maryland in 1987

    Chapman Holdings was incorporated in Maryland on December 12, 1997 and has been publicly traded company since February 1998.

    Chapman Capital Management Holdings was incorporated in Maryland on January 8, 1998 and has been publicly traded since August 1998.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998. The operating subsidiary of Chapman Insurance Holdings sells annuity products. Neither Chapman Insurance Holdings nor The Chapman Insurance Agency has had significant operations to date.

    Following the completion of the mergers, we will act as the holding company for Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings and their respective operating subsidiaries. In addition, EChapman.com will be the entity responsible for the coordination and implementation of the Internet strategy described below.

    Prior to February 27, 1998, both Chapman Capital Management and Chapman Insurance Agency were subsidiaries of The Chapman Co. The Chapman Co. spun-off its subsidiaries in 1998 in order to facilitate the initial public offering of Chapman Holdings. Because our operating subsidiaries were previously part of one integrated company, we do not expect the integration of the operations of our securities brokerage and investment banking, investment advisory and insurance subsidiaries to pose a material hurdle to our combined operations and the implementation of our Internet strategy. By combining our operations in this manner, Nathan A. Chapman, Jr., who is currently acting as our president and chief executive officer and the president and chief executive officer of each of the merging companies, will be able to

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devote substantially all of his time and effort to the combined company and to pursuing the EChapman.com business strategy.


                           THE ECHAPMAN.COM STRATEGY


OVERVIEW

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency, while taking advantage of the unique opportunities presented by the growth of the Internet. Our web site, the EChapman.com network, which is currently under development, will seek to be an interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women. We refer to these groups collectively as the DEM community. We believe that our creation of and leadership position in employing the DEM concept will allow us to successfully combine online financial services with an online portal.

    We are also in the exploratory stages of establishing an Internet bank servicing the DEM community, an undertaking which we believe would round out our financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approval. These plans are in the preliminary stages, and we cannot assure you that these plans will come to fruition or represent a significant source of revenue.

    We are currently working internally and with third party service providers to design and develop our web site, a prototype of which was launched in November 1999 under the domain name "EChapman.com." We intend to continue to use this address once the formal site is up and running. We intend to launch the online trading portion of the EChapman.com web site within two months following the closing of the mergers. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our web site should be substantially complete within six months following the closing of the mergers.

BACKGROUND

NATHAN A. CHAPMAN, JR.


    A key part of our strategy will be our financial services component. We intend to draw upon Nathan A. Chapman, Jr.'s prominence and experience in the financial services industry and the operating histories of The Chapman Co. and Chapman Capital Management. Mr. Chapman, our founder, president and chairman, is president and chairman of the first and currently the only African-American controlled publicly traded investment bank, The Chapman Co., and the president and


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chairman of the first and currently the only African-American controlled publicly traded investment management company, Chapman Capital Management. The Chapman Co. is a full service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and marketing-making activities and trading. Chapman Capital Management is a registered investment advisor that at February 29, 2000, had over $864 million in assets under management. If an expected $100 million withdrawal from the DEM-MET Trust had occurred as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million. Chapman Capital Management acts as financial advisor to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.


DOMESTIC EMERGING MARKETS STRATEGY

    In the mid-1990s, Mr. Chapman pioneered an investment management strategy that consists of managing portfolios invested in securities of companies controlled by members of the DEM community.

    Chapman Capital Management was the first investment management firm to establish the DEM strategy as an investment option when it launched DEM, Inc., a closed end investment management company, in 1995. A mutual fund managed by Chapman Capital Management using the DEM strategy is included as an investment option in certain retirement plans administered by Aetna Retirement Services and Nationwide Retirement Solutions. Chapman Capital Management further extends the DEM strategy by actively recruiting investment managers which meet the DEM profile to manage investment portfolios that may or may not be invested in DEM companies. We call this strategy the DEM Multi-Manager strategy. Since launching the DEM strategy, Chapman Capital Management has increased assets managed under the DEM and DEM Multi-Manager strategies to over $726.8 million as of February 29, 2000.

    The Chapman Co. uses the DEM strategy in its brokerage and investment banking business by participating in syndicates for underwritings of DEM companies, publishing research on DEM companies, making markets in the stocks of DEM companies and acting as distributor for the mutual funds that Chapman Capital Management manages according to the DEM strategy. In addition, The Chapman Co. seeks to act as lead underwriter for DEM companies.

ECHAPMAN.COM

    We believe an online network designed to appeal to African-Americans, Asian-Americans, Hispanic-Americans and women, as well as the DEM community as a whole, will allow us to leverage the DEM concept and promote brand differentiation for our financial and other services. In addition, we believe that the Internet will provide us with cost-efficient access to new markets for our financial services.

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    EChapman.com will seek to attract the members of the DEM community to our web site by providing lifestyle, educational and cultural, as well as financial services, information with the goal of becoming a dynamic online community, known as EChapman.com. We currently intend that this material will initially be organized around four channels on our web site.

    The CHAPMAN NETWORK will cover a variety of topics and features, including:

    - Lifestyle pages providing content about travel, finance, fashion, food, sports, entertainment, health & wellness, and family and parenting issues and featuring presentations by personalities and celebrities appealing to the various segments of the DEM community

    - Music/Video pages allowing visitors to participate in online chats with artists and personalities, listen to music, preview videos and make purchases online at the CHAPMAN.COM MARKETPLACE

    - Kids and Teens pages offering chat rooms and programming about school safety, money, contests, quizzes, puzzles, sports

    - Chapman Kids Club enabling kids and teens to open virtual stock accounts and view real time stock information about companies that appeal to youth

    - International, domestic and business news

    - Sports, weather and local news

    CHAPMAN TRADING will offer:

    - Online brokerage services

    - A variety of mutual fund choices, including our proprietary funds: the DEM Equity Fund, the DEM Index Fund and the Chapman US Treasury Fund, as well as any future mutual fund offerings

    - Insurance products, such as variable annuities, variable life and term life products, on an agency basis, subject to regulatory approval

    - Research reports

    - Online access to corporate and public finance products

    - Toll-free call center for personalized assistance

    CHAPMAN EDUCATION will focus on financial education by providing:

    - Interactive seminars addressing a wide range of topics, ranging from how to make a budget to investment strategies

    - Interviews with business people, particularly those who are prominent in the DEM community

    - DEM Index performance information

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    - Financial tools, such as mortgage and loan calculators and tips on how to conduct investment research

    CHAPMAN MARKETPLACE will offer for sale:

    - Chapman-branded apparel and accessories

    - Other products, including many of special interest to the DEM community such as videos, music and books featuring DEM personalities and apparel

    - Links with other Internet merchants which desire access to the DEM community or segments of it

SOURCES OF ONLINE REVENUE

    EChapman.com will seek to derive revenue from its online business in the following ways:

    - Online brokerage commissions, including commissions from proprietary and other mutual fund sales

    - Investment management fees from increasing assets under management through online sales of our proprietary mutual funds

    - Advertising revenues from sales of banner ads and links to web sites seeking to reach the DEM community or segments of it

    - Sharing with ecommerce partners in sales generated by visitors coming from our web site

    - Possible online sales of annuity and insurance products created through alliances with companies such as The Manufacturers Life Insurance Company of North America

    - Sales of products through the CHAPMAN MARKETPLACE channel

    - Potential interest and fee income generated from the contemplated Internet bank

BRAND AWARENESS

    EChapman.com will seek to establish brand awareness through:

    - Conventional off-line advertising and promotion, such as print media, radio and television, event sponsorship, conferences and seminars specifically targeted at the DEM community and its various segments

    - Distribution of DEM products through third parties, such as Aetna Retirement Services and Nationwide Retirement Solutions

    - Online advertising and marketing strategies, including:

       - One-to-one banner exchanges

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       - Basic text links

       - Content sponsorship

       - E-mail promotions

       - Registration with search engines and directories

       - Registration of alternative domain names, such as chapmanonline.com, africanamericanstocks.com, asianamericanstocks.com, hispanicamericanstocks.com and womenstocks.com, which will lead users to the EChapman.com web site

OFFLINE STRATEGY

    We intend to grow the financial services products and services we have offered through our traditional channels of distribution and believe these businesses will complement our online strategy. In particular, we will continue to pursue and expand:

    - Corporate finance transactions involving DEM companies, including underwriting syndicate participations and manager roles in these transactions

    - Government finance transactions, including seeking larger positions and manager roles in these transactions by establishing a presence in the states with major issuers of negotiated tax-exempt bonds

    - Retail brokerage services targeting the DEM community

    - Market-making activities focused on securities of DEM companies, as well as other companies

    - Proprietary trading for our own account

    - Investment management services such as advisory services for institutional separate accounts and our proprietary mutual funds

    - Distribution of our proprietary mutual funds and mutual funds managed by others through alliances with strategic partners, such as Aetna Retirement Services

    - Management of assets according to the DEM and DEM Multi-Manager strategies

    - Sales of annuity and other insurance products on an agency basis for insurance underwriters, such as The Manufacturers Life Insurance Company of North America

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                                  THE INTERNET

GROWTH OF THE INTERNET

    GENERAL

    The Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. According to Jupiter Communications, an independent market research firm specializing in online research and analysis, in a presentation given in 1999, approximately one-third of all homes in the United States now have access to the Internet, and this percentage is expected to increase to more than two-thirds by 2003. We believe that this growth is the result of a number of factors, including:

    - A growing number of computers in the home and workplace

    - Improvements in network infrastructure

    - More convenient, faster and less expensive Internet access

    - Advances in computer and modem technology

    - An increased public awareness of the benefits of using the Internet

    - Development of "user friendly" interfaces

    ECOMMERCE

    The interactive nature of the Internet as well as the growing online community have also resulted in dramatic growth in the amount of ecommerce that is being transacted on the Internet. As reported by NETWORK WORLD FUSION in September 1999, an analyst from International Data Corporation, an independent market research firm, reported during a conference on Internet economy that online purchases, which were $50 billion in 1998, are expected to grow to $1.3 trillion by 2003. We believe that growth in ecommerce can be attributed to a number of factors, including:

    - Consumer confidence in Internet technology and security

    - Improved ease of use

    - Validation of ecommerce resulting from the participation of nationally recognized companies

    ONLINE BROKERAGE

    The online brokerage industry is also experiencing rapid growth. In a report dated July 1999, Jupiter Communications forecasts that the total number of online trading households is expected to grow from 4.3 million in 1998 to more than 20.3 million in 2003. In another report dated July 1999, Jupiter Communications also estimates that assets under management in online trading accounts will increase

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sevenfold from $415 billion at the end of 1998 to more than $3 trillion by 2003.
We believe that this anticipated growth is largely due to:

    - Growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions

    - An increasing desire on the part of investors to take greater personal control of their financial future

    - Lowering of commission prices for online brokerage transactions

    - An increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions

    - Extensive media attention focused on the online brokerage industry

    - Increasing interest by retail investors in purchasing individual stocks

    - A favorable investing environment

    MARKETING AND ADVERTISING OPPORTUNITIES

    A growing number of advertisers and businesses are capitalizing on the Internet's interactive nature to market their products to highly targeted audiences. The Internet offers these advertisers a flexible way to target their message and measure their results. Internet advertisers can tailor their messages to specific groups of consumers and can change advertisement content frequently in response to market factors, current events and consumer feedback. Moreover, advertisers can more accurately track the effectiveness of their advertising messages based on the rate that consumers directly respond to advertisements through keystrokes or "click throughs" that their advertisements receive.

    Leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Registration can benefit both the user and the site. Registered users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet their needs and preferences. This user information also provides advertisers and merchants with more focused demographic information, which can then be used to maximize marketing opportunities.

    However, if any of the content that we create and deliver to our users or any content that is accessible from our web site to other web sites contains errors, third parties could make claims against us for defamation, negligence, patent, copyright or trademark infringement, trade secret misappropriation, personal injury or other legal theories relating to the information we publish on our web site. These types of claims have been brought, sometimes successfully, against companies offering online services, as well as other print publications, in the past. We could also be subjected to claims based upon the content that is accessible from our web sites through links with other

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web sites or through content and materials that may be posted by members in chat rooms or on bulletin boards. Our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed.
Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could result in significant costs and expenses and damage our reputation.

    Future demand and market acceptance for Internet advertising remains uncertain. There are currently no uniform standards for the measurement of the effectiveness of Internet advertising, and the industry may need to develop standard measurements to support and promote Internet advertising as a significant advertising medium. If such standards do not develop, existing advertisers may not continue their levels of Internet advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Our business would be adversely affected if the market for Internet advertising fails to continue to develop or develops more slowly than expected.

    Different pricing models are used to sell advertising on the Internet. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to predict our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising.

    In addition, if the security of our web site is compromised, the information we gather from our users, including credit card information, may be accessed by unauthorized users accessing our systems remotely. In such an event, current and potential users may be reluctant to use our services or provide us with the personal information we need to adequately develop and maintain individual user profiles. This could prevent us from attracting and retaining the advertisers and other strategic partners we require to achieve and sustain revenue growth. In addition, as a result of these security and privacy concerns, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by security breaches, and we may be subject to legal claims of users if unauthorized third parties gain access to our system and alter, destroy or misappropriate our user's personal information. Also, any public perception that we engaged in the unauthorized release of user information, whether or not correct, would adversely affect our ability to attract and retain users. In addition, the FTC and state agencies have been investigating the use by Internet companies of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

    Our ability to fully capitalize on the growth opportunities presented by the Internet depends primarily on the continued growth of the Internet. Our business would be adversely affected if Internet usage does not continue to grow, particularly

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usage by members of the DEM community. A number of factors unique to the
Internet may inhibit usage, including:

    - Inadequate network infrastructure

    - Security and privacy concerns

    - Inconsistent quality of service

    - Lack of cost-effective, high speed service

    - Failure of the Internet as a viable commercial marketplace.

    On the other hand, if Internet usage grows too quickly, the infrastructure may not be able to support the demands placed on it, and its performance and reliability may decline. In addition, in the past, web sites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, Internet usage, as well as usage of our web site, could grow more slowly or decline.

    Because the Internet is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards, to achieve our goals, we need to integrate effectively the various software programs and tools required to enhance and improve our product offerings and manage our business. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our services. We may experience difficulties that delay or prevent the successful marketing of new products and services. In addition, any enhancements must meet the requirements of our users and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructure to adapt to these changes.

    In addition, we are and expect to continue to be dependent on various third parties for software, systems and related services. For example, we expect to rely on third party service providers for the design and development of our web site web hosting and technical support, and on a licensed software package to track demographic information of users of our web site. We have not yet selected these vendors. Some of the third parties that provide software and services to us may have a limited operating history, may have relatively immature technology and may themselves be dependent on other service providers. As a result, our ability to deliver various services to our users may be adversely affected by the failure of these third parties to provide reliable software, systems and related services to us. This failure could harm our business.

THE DEM COMMUNITY ON THE INTERNET

    According to the Population Estimates Program, Population Division, of the United States Census Bureau, Data Sheets published by the Population Reference Bureau, racial and ethnic minorities account for approximately 25% of the adult U.S.

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population as of October 31, 1999. This figure is expected to increase to approximately 33% by the year 2015. However, based on population estimates and trends derived from the Population Estimates Program released on September 1, 1999, it appears that racial and ethnic minorities account for a relatively smaller percentage of the total U.S. online population than of the U.S. population as a whole. For example, African-Americans, who account for 12.79% of the U.S. population, represent 7.82% of the total estimated U.S. online population of 92 million. Asian-Americans, who represent 4.00% of the U.S. population, represent 2.85% of the total U.S. online population, and Hispanic-Americans, who make up 11.44% of the U.S. population, account for 1.64% of the U.S. online population. These Data Sheets estimate that women, who comprise 51.13% of the U.S. population, account for approximately 46% of the U.S. online population.

    Because the core of our business strategy is the expansion of the DEM strategy onto the Internet, our future success will depend on our ability to attract members of the DEM community to our web site. Although this particular population segment is more limited in terms of number and percentage of Internet users than the overall U.S. population, we believe that the potential growth in Internet usage by members of the DEM community represents an opportunity for EChapman.com. However, if the DEM community does not follow the general trend toward increased Internet usage or if we are unable to attract these potential users to our web site, our business, results of operations and financial condition would be materially and adversely affected.

                         ECHAPMAN.COM PLAN OF OPERATION

    Our ability to implement our business strategy depends primarily upon the successful and timely completion and launch of our web site. Although we launched a prototype web site in November 1999, we are currently developing the formal site, and we expect that we will be able to offer the online brokerage and certain other features of the CHAPMAN TRADING channel of the web site within approximately two months after the closing of the mergers. We have not identified a developer for our formal web site at this point because we intend to use a portion of the proceeds of our initial public offering to retain a developer and to pay for the design and development of the web site.

    We intend to operate CHAPMAN TRADING through Chapman On-Line, Inc, a subsidiary of The Chapman Co., under the terms of a separate clearing agreement between Chapman On-Line and the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation. Chapman On-Line has not yet commenced operations. We anticipate that Chapman On-Line will be separately licensed as broker-dealer with the SEC, all 50 states, Puerto Rico and the District of Columbia and that it will become a member firm of the NASD.

    Simultaneously with the development of the financial services component of our web site, we will also be designing and developing the other features of the

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EChapman.com web site. In this regard, we intend to establish relationships with content providers and third parties who wish to advertise on our site. We also intend to develop strategic relationships with other companies which desire to market their products and services to the DEM community. Although our web site design and development, as well as promotion of the EChapman.com brand, will be an ongoing process, we estimate that the portal component of the EChapman.com web site will be substantially completed and ready for visitors within six months after the closing of the mergers.

    These time frames are based upon our management's research of the online industry as well as discussions with web site design and development firms. Although we have engaged a web site design and development firm in connection with the development of our prototype web site, we are only in the preliminary stages of negotiations with respect to the design, development and hosting of our formal web site and have not finalized any agreements with respect to those services. Our ability to retain a qualified web site design, development firm and hosting services are essential to our ability to implement our plan of operation.

    We expect to incur significant expenses in two main areas:

    - Promotion of the EChapman.com web site and the EChapman.com brand

    - Web site design and development

    During our first 12 months of operations, the expenses we expect to incur in connection with our web site include:

    - Development of our portal content, including news, weather and sports feeds from third-party providers and the production costs associated with streaming video presentations for the CHAPMAN EDUCATION and CHAPMAN NETWORK channels

    - Marketing and promoting the EChapman.com web site and brand

    - Testing the site once the initial framework is completed

    - Further design, development and testing of our online financial services offerings

    - General software and hardware expenses associated with the operation of the site

    - Web hosting and related expenses


    We currently estimate that during the next twelve months, the cost of web site design and development will be at least $6 million and that our marketing and advertising expenditures will total approximately $14 million. Of the $6 million we currently anticipate spending on web site design and development, we presently expect that approximately $4 million will be capitalized. Because we are a new entrant to the Internet market, these expenditures may be significantly higher than we anticipate.


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    Marketing and promotional activities will include targeted advertising of
EChapman.com online, including placement of banner ads and links to the EChapman.com web site on other web sites, and through traditional print, radio and television advertising. We will also incur expenses in establishing strategic relationships with other companies.

    As our online trading capabilities develop, and as we move toward the completion of the EChapman.com portal, we expect to increase significantly the size of our workforce in response to the anticipated growth of our online business and the continued expansion of our traditional lines of business. We expect to hire approximately 115 employees for our web site, including an information technology professional, a sales manager, sales personnel and administrative staff in connection with the online community component of the web site and call center personnel and licensed brokers for our financial services component of the web site.

    We also anticipate increasing the number of employees in our traditional brokerage, investment banking and investment advisory businesses by adding a total of approximately 10 employees to these areas. These increases represent almost a 200% increase in our current staffing levels, and we expect commensurate increases in our compensation and benefits expenses for the first 12 months of operations, as well as increases in our occupancy and equipment expenses in order to accommodate these additional employees.

    Currently, we believe that the net proceeds of this offering will be sufficient for the funding of our business for at least the first 12 months of our operations. However, to the extent that our management deems it necessary to the implementation of our business strategy, we may require additional financing beyond the proceeds of this offering. We have made no arrangements for additional financing, and in the event that we require additional financing, we may not be able to obtain it on favorable terms, if at all.

                      OUR INVESTMENT PRODUCTS AND SERVICES

    We intend to continue to offer the products and services that The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency currently offer through their traditional channels of distribution, while at the same time expanding our distribution focus to the Internet in order to gain access to a much larger audience.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    Our securities brokerage and investment banking subsidiary, The Chapman Co., intends to use the DEM strategy in its business by marketing financial services, primarily investment banking services, to DEM companies. We have identified almost 200 DEM companies with which we seek to establish a relationship. Our target client with respect to our brokerage and investment banking services are small capitalization

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companies traded in the over-the-counter market and privately-held companies undertaking an initial public offering.

    BROKERAGE SERVICES

    Our securities brokerage and investment banking subsidiary, The Chapman Co., provides brokerage services to institutional and retail clients. The Chapman Co. is registered as a broker-dealer with the SEC and in 50 states, the District of Columbia, and Puerto Rico and is a member firm of the NASD.

    The Chapman Co. charges commissions to these clients for executing buy and sell orders for securities on national and regional exchanges and in the over-the-counter market. The Chapman Co.'s primary source of revenue for its brokerage business has historically been commissions generated from institutional brokerage. The Chapman Co.'s institutional clients include investment managers, corporate retirement plans and municipal retirement plan sponsors. The Chapman Co. maintains floor broker relationships on the New York, American and Chicago Stock Exchanges and executes buy and sell orders in the over-the-counter markets. Approximately 44% of The Chapman Co.'s revenue during the years ended December 31, 1999 and 1998, were derived from its brokerage business.

    The Chapman Co. clears all transactions for its brokerage customers on a fully-disclosed basis with its clearing agent, which carries and clears all customer securities accounts. In the future, the clearing agent may lend funds to our brokerage customers through the use of margin credit. These loans will be made to customers on a secured basis, with the clearing agent maintaining collateral in the form of salable securities, cash or cash equivalents. Under the terms of our agreement with the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, we would be obligated to indemnify the clearing agent for any resulting losses.

    The Chapman Co. also participates in fixed income secondary market trading in government securities primarily for fixed income investment managers, municipal treasurers and other investment professionals. This business is done on a competitive basis where The Chapman Co. acts as a broker. Approximately 25% and 17% of The Chapman Co.'s revenue during the years ended December 31, 1999 and 1998, respectively, were derived from secondary market trading.

    The Chapman Co. is approved to be a registered market-maker for the securities of up to five companies at any time, including Chapman Holdings and Chapman Capital Management Holdings. Of the number of trades of The Chapman Co. as a registered market-maker during 1999, approximately 29.5% were in Chapman Capital Management Holdings, 25.6% were in Broadvision, Inc., approximately 17.2% were in Popular, Inc., approximately 14.1% were in Gemstar International Group LTD, approximately 9.5% were in Chapman Holdings, and approximately 4.1% were in Autodesk, Inc.

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    The Chapman Co.'s trading activities involve the purchase, sale or short sale of securities as a principal, and, accordingly, involve risks of a change in market price of such securities and of a decrease in the liquidity of markets, which can limit our ability to sell securities purchased or to purchase securities sold in such transactions. The stock of Chapman Holdings held by The Chapman Co. in its market making inventory is recorded in the equity section at cost like treasury stock. The Chapman Co. experienced a loss on trading of $264,000 for the year ended December 31, 1998 and a gain on trading of $1,617,000 for the year ended December 31, 1999. Most of the 1998 loss is attributable to an unrealized loss of value on The Chapman Co.'s market-making inventory of Chapman Capital Management Holdings of approximately $105,000. The 1999 gain is primarily attributable to the $1,290,000 unrealized gain and a $168,000 realized gain on the value of The Chapman Co.'s market-making inventory of Chapman Capital Management Holdings. As of December 31, 1998 The Chapman Co.'s inventory of market making securities was $1,500,000, which was attributable to Chapman Capital Management Holdings' stock. As of December 31, 1999, The Chapman Co.'s inventory of market-making securities was $2,084,000, which was attributable to Chapman Capital Management Holdings' stock.

    CORPORATE FINANCE

    To date, The Chapman Co.'s corporate finance activities have been limited primarily to participation in syndicates. The Chapman Co. has been a member of more than 190 underwriting syndicates for corporate issues, substantially all of which were equity offerings. During the years ended December 31, 1999 and 1998, approximately 6% and 16%, respectively, of The Chapman Co.'s revenue was derived from corporate finance transactions. In 1998, approximately 50% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of Chapman Capital Management Holdings, for whom The Chapman Co. acted as sole underwriter.

    In the future, The Chapman Co. plans to seek to manage or co-manage an increasing number of the underwritings in which The Chapman Co. participates. Our ability to extend the DEM strategy to corporate underwritings depends on our ability to identify potential clients fitting the DEM company profile and convincing such potential clients that The Chapman Co. is the right investment banking firm for their needs. We have not conducted any independent research to test the marketability of the DEM strategy, nor have we engaged in any significant marketing of the strategy. Therefore, while we believe that the concept is viable, the level of market acceptance is largely unknown. In addition to this DEM corporate finance strategy, The Chapman Co. is aggressively seeking larger allocations in corporate underwriting syndicates managed by other investment banking firms.

    GOVERNMENT FINANCE

    The Chapman Co. participates in the tax-exempt public finance market and has managed, primarily as co-manager, more than 300 transactions in 22 states and the

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District of Columbia, including approximately 88 transactions in the past two years. More than half of the total dollar amount of these transactions has been with jurisdictions located in Alabama, California, Pennsylvania and Tennessee.

    During the years ended December 31, 1999 and 1998, approximately 18% and 14%, respectively, of The Chapman Co.'s revenue was derived from management fees, financial advisory fees and selling concessions in public finance transactions. The Chapman Co. currently employs six investment bankers whose primary responsibility is the development of its public finance business.

    The Chapman Co. is seeking larger positions in state and local public finance transactions. We expect that the availability of the net proceeds from this offering should enhance our ability to undertake larger participations, and we believe that The Chapman Co. will be in a better position to seek manager roles in these transactions, entitling it to receive management fees in addition to selling concessions. We intend to expand The Chapman Co.'s presence in states with major issuers of negotiated tax-exempt bonds and by seeking more assignments as manager of such transactions. We also intend to expand The Chapman Co.'s participation in agency debt transactions as a member of selling groups in direct offerings and syndicates, as well as aggressively seeking management roles in these offerings.

    RESEARCH

    The Chapman Co. currently employs four research analysts and provides research primarily on selected DEM companies. We intend to increase substantially the number of DEM companies covered by The Chapman Co.'s research. We believe that initially this expansion will not require increases in our current staffing levels. Over the last 18 months, we have added three analysts to our research department, and these analysts are working to build their list of covered companies. We believe that these efforts will allow us to increase the number of DEM companies covered by our research from 20 to 40 by the end of 2000 without hiring additional research personnel. However, we are also contemplating hiring of up to three additional analysts over the next 12 months as part of the overall EChapman.com plan of operation, and we believe that this will allow us to further augment our research efforts and allow us to provide research coverage of additional DEM companies.

    The Chapman Co. has also created the DEM Index, which tracks the performance of the stocks of certain companies meeting the DEM profile. We believe that inclusion of a DEM company in the DEM Index offers certain advantages such as facilitating identification by fund managers and other institutions seeking to invest in minority or women controlled businesses. The Chapman Co. will seek to earn fees from subscriptions to the DEM Index and the sale of limited information regarding the companies included in the DEM Index.

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INVESTMENT ADVISORY SERVICES

    The merger of Chapman Capital Management Holdings will facilitate our provision of investment advisory services. A description of our investment advisory services is located under the heading "Description of Chapman Capital Management Holdings."

ANNUITY PRODUCTS

    Our insurance subsidiary, The Chapman Insurance Agency, sells annuity products on an agency basis for insurance underwriters such as The Manufacturers Life Insurance Company of North America; however, Chapman Insurance Agency has not had significant operations to date. Chapman Insurance Agency currently offers only variable annuities. Variable annuities are long-term savings vehicles which contain two accounts, a separate and a fixed account. The fixed account usually offers various fixed allocations which are credited with fixed rates of interest for the guaranteed periods selected by the policyholder. Policyholders will be able to choose among several available separate account fund options offered by Chapman Capital Management or other investment managers with whom we may ally our operations and transfer monies between the various annuity options on a tax-deferred basis.

    The Chapman Insurance Agency sells products on an agency basis only, meaning that it sells insurance products underwritten by other insurance companies. The Chapman Insurance Agency does not currently underwrite annuities on its own. Annuity products currently enjoy an advantage over certain other retirement savings products because the payment of federal income taxes on interest credited to annuity policies is deferred during the accumulation period. We believe that the individual annuity business is a growing segment of the savings and retirement market.


    Following the closing of the merger of Chapman Insurance Holdings, we intend to continue to offer annuity products on an agency basis through Chapman Insurance Agency. We also expect to expand our insurance operation to include sales of annuity products through our web site. Our implementation of this Internet strategy will, however, require us to register as an insurance agent in all states in which we propose to sell insurance over the Internet. Because Chapman Insurance Agency is currently registered as an agent only in Maryland, we anticipate that obtaining the necessary regulatory approvals to sell insurance in the remaining 49 states will be a lengthy and costly process. However, because we have not begun this process, we cannot estimate the exact amount of time or the cost which we may incur in pursuing this online insurance strategy.


                             GOVERNMENT REGULATION

ECOMMERCE AND THE INTERNET

    There are currently a limited number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal

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and state governments are increasingly asserting an intent to more actively regulate the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection of "personal information" by web sites of information of children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of the Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future and, a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These current, new and subsequent laws and regulations could adversely affect our business.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

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SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    The securities business is subject to extensive and frequently changing federal and state laws and substantial regulation under such laws by the SEC and various state agencies and self-regulatory organizations, such as the NASD.

    The Chapman Co. and Chapman On-Line are each registered as a broker-dealer with the SEC and a member firm of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as The Chapman Co.'s primary regulator. The NASD adopts rules, which are subject to approval by the SEC, that govern its members and conducts periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. The Chapman Co. is registered as a broker-dealer in 50 states and the District of Columbia and Puerto Rico. Chapman On-Line is registered as a broker-dealer in 36 states, the District of Columbia and Puerto Rico, has applications for registration pending in 14 states, and is a member of the NASD.

    Broker-dealers are subject to regulations which cover all aspects of the securities business, including:

    - Sales methods and supervision

    - Trading practices among broker-dealers

    - Use and safekeeping of customers' funds and securities

    - Capital structure of securities firms

    - Record keeping

    - Conduct of directors, officers and employees.

    The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the integrity of the securities markets. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

    The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

    The Chapman Co.'s mutual fund distribution business is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees under the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the regulations of the NASD. As discussed above, The Chapman Co. is an NASD member. The NASD has prescribed rules with respect to maximum commissions,

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charges and fees related to investment in any mutual fund registered under the
1940 Act.

    As registered broker-dealers and member firms of the NASD, The Chapman Co. and Chapman On-Line are subject to the net capital rule of the SEC. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth, which consists of assets minus liabilities, plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

    The Chapman Co. has elected to compute its net capital under the standard aggregate indebtedness method permitted by the net capital rule, which requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed a 15-to-1 ratio. As of December 31, 1999, The Chapman Co. had net capital and a net capital requirement of $1,528,000 and $250,000, respectively. The Chapman Co.'s ratio of aggregate indebtedness to net capital was .5 to 1, which is slightly less than the ratio of 0.7 to 1 at December 31, 1998. As Chapman On-Line is not yet active, it had the minimum required net capital of $100,000 and net capital of $135,000 as of December 31, 1999, and it had no aggregate indebtedness as of December 31, 1999.

    Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the SEC and other regulatory bodies and ultimately may require its liquidation. In 1995 and 1998, The Chapman Co. and Mr. Chapman entered into consent agreements with the NASD regarding alleged violations of the net capital rules in late 1993 and early 1994 and early 1996, respectively. The 1998 consent agreement also addressed alleged violations of Rule 144 under the Securities Act with respect to the alleged 1996 net capital violation.

    The Chapman Co. and Mr. Chapman were censured and jointly fined $30,000, and Mr. Chapman was suspended from association with The Chapman Co. for 10 days under the 1995 consent agreement. Under the 1998 consent agreement, The Chapman Co. was censured and fined $7,500, and Mr. Chapman was censured, fined $7,500 and required to requalify by examination as a financial and operations principal. Mr. Chapman has not requalified as a financial and operations principal; however, we do not believe that this will adversely affect our business because other officers of The Chapman Co. are serving as the firm's financial and operations principals. The Chapman Co. has exceeded all net capital requirements since such alleged violations.

    The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness

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if net capital, after giving effect to the payment, redemption or repayment, would be less than a specified percentage (currently 120%) of the minimum net capital requirement. Compliance with the net capital rule could limit those operations of The Chapman Co. that require the intensive use of capital, such as underwriting and trading activities, and also could restrict EChapman.com's ability to withdraw capital from The Chapman Co., which in turn, could limit our ability to invest in our operations, pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock. As Chapman On-Line will be primarily involved in brokerage activities, it is not currently anticipated that its activities will require intensive use of capital.

INVESTMENT ADVISORY SERVICES

    A description of government regulation affecting our investment advisory services is located under the heading "Description of Chapman Capital Management Holdings."

INTERNET BANKING

    Our plans for establishing an Internet bank are still at a very preliminary stage. At this point in our exploratory process, we have not yet decided whether to proceed with owning and operating an Internet bank, nor have we determined, among other things, which type of depository institution might offer the most flexibility, or whether to charter a new institution or acquire an existing institution. If we acquire a financial institution, we will be would be limited by federal banking law, and particularly by the recently-enacted Gramm-Leach-Bliley Act to activities that are financial in nature.

    A company that owns or controls a bank or thrift may not engage in commercial activities, including retail or manufacturing activities. While EChapman.com's current activities in providing securities brokerage, investment banking, investment advisory and annuity activities appear to be permissible financial activities for a financial holding company that owns a bank or thrift under the provisions of the recently-enacted Gramm-Leach-Bliley Act. However, the acquisition of a bank or thrift could have the effect of curtailing EChapman.com's future business opportunities, including those commercial activities conducted via the Internet.

    The banking regulators have not yet issued regulations or otherwise interpreted the Gramm-Leach-Bliley Act; therefore, it is unclear what range of Internet activities will be viewed as permissible because they are deemed financial in nature or incidental to financial activities. Therefore, we must also evaluate whether the establishment of an Internet Bank would prohibit or seriously limit our expansion into the offering of non-financial products and services to the DEM community.

    If we do enter the banking business, the chartering and ownership of a bank or thrift involve certain additional costs and risks. The acquisition of a bank or thrift, particularly a bank or thrift proposing to engage in extensive Internet activities, involves a lengthy and costly application process which involves preparation of a

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detailed business plan, development of extensive policies and procedures, and integration of a comprehensive back office structure with systems to conduct the business, keep the records, and ensure regulatory compliance of the institution.

    The application process also provides an opportunity for public comment on the application, which could further delay the processing of an application. Further, the banking agency reviews a plan to meet the needs of the community to be served by the proposed bank or thrift and particularly low- and moderate-income areas. The banking agency reviewing the proposed acquisition of a bank or thrift could also impose additional conditions on the financial institution and its proposed integration with the other financial services subsidiaries of EChapman.com.

    By owning a bank or thrift, EChapman.com would become a regulated holding company of a financial institution. Not only the financial institution, but EChapman.com itself, as the parent company, is likely to be required to meet certain capital requirements and to subject itself to the regulatory requirements and supervision of a federal and/or state banking agency. The bank or thrift would be subject to extensive regulation, including regulations of its activities and investments, its capitalization, its risk management policies and procedures and its relationships with affiliated companies.

    The need to address extensive regulatory conditions as well as the comprehensive banking regulations could extend the period to integrate fully any Internet bank with our existing range of financial products and thus could delay the synergies we would hope to realize in acquiring a financial institution. Therefore, we cannot assure you that we will implement our plans to establishing an Internet bank or that, if established, this bank would represent a significant source of revenue.

                                  COMPETITION

    The number of web sites competing for the attention and spending of members, users and advertisers has increased, and we expect it to continue to increase. On the Internet, we will compete for users, investors and advertisers with the following types of companies:

    - Online services or web sites targeted at discrete segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, Women.com and womancentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*Trade and Wit Capital

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    - Traditional brokerages and investment banks

    Many of these competitors are larger national firms with access to greater financial, technical, marketing, personnel and other resources. Increased competition from these firms, as well as emerging Internet companies, could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business. We believe that our experience with implementing and using the DEM and DEM Multi-Manager strategies will provide us with a strong advantage that will enable us to compete effectively in the market for Internet-based products and services.

    To remain competitive, we must constantly expand and develop new content areas and services; however, we may not be able to respond to changing consumer preferences and industry standards. EChapman.com may not be able to introduce new products and services before competitors or improve existing products to match competitors' products and services. If we do not timely and continually improve our product and service offerings and introduce new products, our business could be adversely affected.

    We also expect to encounter intense competition in the traditional facets of our business. The traditional securities and investment advisory businesses are extremely competitive, and both The Chapman Co. and Chapman Capital Management compete directly with other larger national securities firms and investment advisors, a significant number of which have greater capital and other resources, including, among other advantages, more personnel and greater marketing, financial, technical and research capabilities. In addition, these firms offer a broader range of financial services than The Chapman Co. and Chapman Capital Management and compete not only with The Chapman Co. and Chapman Capital Management and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. We expect this competition to intensify as a result of the recently-enacted Gramm-Leach-Bliley Act, which removes barriers to affiliation between banks, insurance companies and securities firms.

    Our securities brokerage and investment banking businesses are concentrated in the securities industry, which is subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. Such risks include the risk of losses resulting from:

    - Underwriting and ownership of securities

    - Trading and principal activities

    - Counterparty failure to meet commitments

    - Customer fraud

    - Employee errors

    - Misconduct and fraud (including unauthorized transactions by traders)

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    - Failures in connection with the processing of securities transactions

    In addition, our investment banking revenues may decline in periods of reduced demand for public offerings or reduced activity in the secondary markets and when there are reduced spreads on the trading of securities.

                                   PROPERTIES

    Our principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland 21202 where we lease approximately 10,000 square feet of office space. The lease for these premises expires in October 2000 and we have an option to renew this lease for another five years. In order to accomodate the additional employees we plan to hire during our first 12 months of operations, we expect to lease additional space.

    We also maintain leases in the following cities for our securities brokerage's branch sales offices:

    - San Francisco, California--three year lease expiring December 2001

    - Chicago, Illinois--one year lease expiring October 2000

    - Memphis, Tennessee--one year lease expiring February 2001

    - Dallas, Texas--six month lease with automatic six month extensions

    Until November 30, 1999, we leased office space in Birmingham, Alabama on a month-to-month basis. On March 10, 1999, we entered into a pre-lease agreement for new office space in Birmingham, Alabama, which we have occupied since December 1, 1999, and we are currently in the process of negotiating the terms of this lease. In addition, we lease office space on a month-to-month basis in Philadelphia, Pennsylvania. We also maintain a lease in Denver, Colorado which expires in May 2000. This space previously housed one brokerage employee; however, we have subleased this space to a third party and have relocated our Denver sales office to the home office of our employee.

                                   TRADEMARKS


    We have the right to use the following registered trademarks and common law trademarks under our non-exclusive royalty-free Service Mark Licensing Agreement with Nathan A. Chapman, Jr.:


    - Domestic Emerging Markets-Registered Trademark-

    - DEM-Registered Trademark-

    - C-Eagle Logo-TM- appearing on the front of this prospectus

    - DEM Index-TM-

    - DEM Profile-TM-

    - DEM Universe-TM-

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    - DEM Community-TM-

    - DEM Company-TM-

    - DEM Multi-Manager-TM-

    - Chapman-TM-

    - Chapman Education-TM-

    - Chapman Network-TM-

    - Chapman Trading-TM-

    - Chapman Marketplace-TM-

    - Chapman Kids Club-TM-

    - EChapman.com-TM-

    We regard our trademarks and other intellectual property as critical to our success. We rely on trademark law to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

                                   EMPLOYEES

    At December 31, 1999, we had 61 full-time employees. As of December 31, 1999, EChapman.com had one full-time employee. As of December 31, 1999, The Chapman Co. had 48 full-time employees, including 31 registered representatives. As of December 31, 1999, Chapman Capital Management had 12 full-time employees and three employees which it shares with The Chapman Co. These shared employees serve as executive officers for both Chapman Capital Management and The Chapman Co. As of December 31, 1999, The Chapman Insurance Agency had no employees.

    We consider our relationship with our employees and those of The Chapman Co. and Chapman Capital Management to be good. EChapman.com's future success will depend on its ability to identify, attract, retain and motivate highly skilled technical, managerial, sales, marketing and customer service personnel. Competition for these persons is intense. We cannot assure you that we will be able to attract or retain these personnel.

                               LEGAL PROCEEDINGS

    We are involved from time to time in various legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial condition or results of operations.

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

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


    The unaudited pro forma balance sheet and statements of operations are based on available information and certain assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to present the results of operations of EChapman.com had the assumed transactions occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of EChapman.com, Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings including the related notes which are included elsewhere in this prospectus.

    The unaudited pro forma financial data gives effect to the Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings mergers as if they occurred at January 1, 1999 for operating results and as of December 31, 1999 for balance sheet data. The unaudited pro forma as adjusted financial data gives effect to the mergers and the sale of 3,333,333 shares of common stock at an assumed offering price of $6 per share (the minimum price for the mergers to close) less underwriting discounts, commissions and offering costs.

                                                              AS OF DECEMBER 31, 1999
                          ------------------------------------------------------------------------------------------------
                                                               CHAPMAN
                                                               CAPITAL          CHAPMAN
                                              CHAPMAN         MANAGEMENT       INSURANCE
                             ECHAPMAN         HOLDINGS         HOLDINGS         HOLDINGS       PRO FORMA
                          HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   ADJUSTMENTS       PRO FORMA
                          --------------   --------------   --------------   --------------   ------------     -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents
    and marketable
    securities..........    $       --       $1,274,000       $3,036,000        $      --     $  (125,000)(b)  $ 4,185,000
  Cash deposits with
    clearing
    organization........            --        2,674,000               --               --              --        2,674,000
  Securities owned......            --        2,084,000               --               --      (2,084,000)(c)           --
  Management fees
    receivable..........            --               --          575,000               --              --          575,000
  Receivables from
    brokers and
    dealers.............            --          584,000               --               --              --          584,000
  Other receivables.....            --          629,000          278,000               --        (456,000)(d)      451,000
  Advances to officer/
    employee............            --          688,000          372,000               --              --        1,060,000
  Prepaids and other
    assets..............       934,000          499,000          332,000               --              --        1,765,000
  Intangibles...........            --          103,000          245,000               --      28,342,000 (e)   28,690,000
                            ----------       ----------       ----------        ---------     ------------     -----------
  Total assets..........    $  934,000       $8,535,000       $4,838,000        $      --     $25,677,000      $39,984,000
                            ==========       ==========       ==========        =========     ============     ===========
Liabilities
  Accounts payable and
    accrued expenses....    $  805,000       $  873,000       $  500,000        $ 301,000     $  (175,000)(d)  $ 2,304,000
  Margin loan payable...            --        1,750,000               --               --              --        1,750,000
  Other liabilities.....       410,000           34,000          150,000               --        (281,000)(d)      313,000
                            ----------       ----------       ----------        ---------     ------------     -----------
  Total liabilities.....     1,215,000        2,657,000          650,000          301,000        (456,000)       4,367,000
Stockholders' Equity
  Common stock..........            --            3,000            3,000            2,000           5,000 (f)       13,000
  Additional paid-in
    capital.............            --        7,903,000        5,239,000               --      24,372,000 (f)   37,514,000
  Accumulated deficit...      (281,000)      (1,025,000)      (1,054,000)        (303,000)      2,382,000 (g)     (281,000)
  Proprietary stock, at
    cost................            --         (842,000)              --               --        (794,000)(h)   (1,636,000)
  Cumulative realized
    (loss) gain on
    proprietary stock...            --         (161,000)              --               --         168,000 (h)        7,000
                            ----------       ----------       ----------        ---------     ------------     -----------
  Total stockholders'
    (deficit) equity....      (281,000)       5,878,000        4,188,000         (301,000)     26,133,000       35,617,000
                            ----------       ----------       ----------        ---------     ------------     -----------
  Total liabilities and
    stockholders'
    equity..............    $  934,000       $8,535,000       $4,838,000        $      --     $25,677,000      $39,984,000
                            ==========       ==========       ==========        =========     ============     ===========

                           AS OF DECEMBER 31, 1999
                          -------------------------

                           OFFERING      PRO FORMA
                          ADJUSTMENTS   AS ADJUSTED
                          -----------   -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents
    and marketable
    securities..........  $17,600,000 (i) $21,785,000
  Cash deposits with
    clearing
    organization........          --      2,674,000
  Securities owned......          --             --
  Management fees
    receivable..........          --        575,000
  Receivables from
    brokers and
    dealers.............          --        584,000
  Other receivables.....          --        451,000
  Advances to officer/
    employee............          --      1,060,000
  Prepaids and other
    assets..............    (934,000)(j)     831,000
  Intangibles...........          --     28,690,000
                          -----------   -----------
  Total assets..........  $16,666,000   $56,650,000
                          ===========   ===========
Liabilities
  Accounts payable and
    accrued expenses....  $ (805,000)(j) $ 1,499,000
  Margin loan payable...          --      1,750,000
  Other liabilities.....    (129,000)(j)     184,000
                          -----------   -----------
  Total liabilities.....    (934,000)     3,433,000
Stockholders' Equity
  Common stock..........       3,000 (i)      16,000
  Additional paid-in
    capital.............  17,597,000 (i)  55,111,000
  Accumulated deficit...          --       (281,000)
  Proprietary stock, at
    cost................          --     (1,636,000)
  Cumulative realized
    (loss) gain on
    proprietary stock...          --          7,000
                          -----------   -----------
  Total stockholders'
    (deficit) equity....  17,600,000     53,217,000
                          -----------   -----------
  Total liabilities and
    stockholders'
    equity..............  $16,666,000   $56,650,000
                          ===========   ===========

------------------------------

(a) See the financial statements included elsewhere in this prospectus.

(b) To reflect the $125,000 that will be paid to the stockholders of Chapman Insurance Holdings in the purchase of all of the stock of Chapman Insurance Holdings.

(c) To eliminate the proprietary stock of Chapman Capital Management held by Chapman Co. to account for it like treasury stock on a consolidated basis.

(d) To eliminate intercompany receivable and payable.

(e) To reflect the step up of the assets from the acquisitions of Chapman Holdings and Chapman Insurance Holdings. As Chapman Capital Management Holdings has the same majority owner as Chapman Holdings, the market value (at the assumed IPO price of $15 per share) in excess of Chapman Holdings' net book value for the percentage of Chapman Holdings shares held by owners of Chapman Holdings other than the majority owner was stepped up. The portion of Chapman Holdings' net book value representing the shares of the same majority owner is recorded at historical net book value.

Chapman Holdings' market value assuming the $15 per share
  IPO price times the 5,709,204 shares (2,953,622 shares @ a
  1.93295 conversion ratio).................................             $85,638,000
Less Chapman Holdings' book value as of December 31, 1999...               5,878,000
                                                                         -----------
Excess market value.........................................              79,760,000
Percentage of stock held by non-controlling owners..........                      35%
                                                                         -----------
Step up adjustment for Chapman Holdings.....................              27,916,000
Goodwill from Chapman Insurance Holdings acquisition:
  Negative book value.......................................  $301,000
  Purchase price............................................   125,000
                                                              --------
                                                                             426,000
                                                                         -----------
Total goodwill..............................................             $28,342,000
                                                                         ===========

(f) To reflect the following changes to additional paid-in capital:

Eliminate accumulated deficit of Chapman Holdings...........  $(1,025,000)
Eliminate accumulated deficit of Chapman Capital Management
  Holdings..................................................   (1,054,000)
Eliminate accumulated deficit of Chapman Insurance
  Holdings..................................................     (303,000)
Total Goodwill Step-up......................................   28,342,000
Additional shares of common stock to reflect exchange of
  Chapman Holdings and Chapman Capital Management Holdings
  common shares for EChapman.com common shares..............       (5,000)
Eliminate effect of cash to be paid to the stockholders of
  Chapman Insurance Holdings included in goodwill...........     (125,000)
Eliminate the gain from proprietary stock of Chapman Capital
  Management held by Chapman Co. in consolidation...........   (1,458,000)
                                                              -----------
Total pro forma adjustment..................................  $24,372,000
                                                              ===========

(g) To eliminate the accumulated deficit of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings.

(h) To reflect cost of and realized gain on proprietary stock for Chapman Capital Management Holdings held by Chapman Co. which is treated like treasury stock in consolidation.

(i) To reflect net proceeds from issuance of 3,333,333 shares of common stock at an assumed offering price of $6 per share (the minimum price for the mergers to close) less underwriting discounts and commissions and offering costs.

(j) To record the offering cost incurred by EChapman.com against the net offering proceeds and reduce the liability.


(k) Assuming the goodwill step-up was at $6 per share versus the $15 per share assumed in the above pro forma balance sheet, the intangibles, total assets and total stockholders' equity on a pro forma, as adjusted basis, would be $10,358,000, $38,666,000 and $35,233,000, respectively.

                                                        FOR THE YEAR ENDED DECEMBER 31, 1999
                           -----------------------------------------------------------------------------------------------
                                                                CHAPMAN
                                                                CAPITAL          CHAPMAN
                                               CHAPMAN         MANAGEMENT       INSURANCE
                              ECHAPMAN         HOLDINGS         HOLDINGS         HOLDINGS       PRO FORMA    PRO FORMA AS
                           HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   ADJUSTMENTS     ADJUSTED
                           --------------   --------------   --------------   --------------   -----------   -------------
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions............    $       --       $4,190,000       $       --        $  45,000     $       --    $  4,235,000
  Underwriting and
    management fees......            --        1,168,000               --               --             --       1,168,000
  Investment management
    fees.................            --               --        4,282,000               --             --       4,282,000
  Interest, dividends and
    other income.........            --          399,000          340,000               --        (37,000)(b)      702,000
  Gains on trading.......            --        1,617,000               --               --     (1,458,000)(c)      159,000
                             ----------       ----------       ----------        ---------     -----------   ------------
      Total revenue......            --        7,374,000        4,622,000           45,000     (1,495,000)     10,546,000
                             ----------       ----------       ----------        ---------     -----------   ------------

EXPENSE
  Compensation and
    benefits.............        62,000        3,567,000        1,211,000           16,000             --       4,856,000
  Floor brokerage and
    clearing fees........            --          702,000               --               --             --         702,000
  Management fees........            --               --        1,524,000               --             --       1,524,000
  Other expenses.........       219,000        3,648,000        2,740,000          296,000      1,380,000(d)    8,283,000
                             ----------       ----------       ----------        ---------     -----------   ------------
      Total expense......       281,000        7,917,000        5,475,000          312,000      1,380,000      15,365,000
                             ----------       ----------       ----------        ---------     -----------   ------------
  Loss before income tax
    benefit..............      (281,000)        (543,000)        (853,000)        (267,000)    (2,875,000)     (4,819,000)
  INCOME TAX BENEFIT.....            --         (101,000)              --               --             --        (101,000)
                             ----------       ----------       ----------        ---------     -----------   ------------
  Net loss...............    $ (281,000)      $ (442,000)      $ (853,000)       $(267,000)    $(2,875,000)  $ (4,718,000)
                             ==========       ==========       ==========        =========     ===========   ============
  Basic and diluted loss
    per share............    $ (281,000)      $    (0.15)      $    (0.25)       $      --     $       --    $      (0.29)(f)
                             ==========       ==========       ==========        =========     ===========   ============
  Weighted average shares
    outstanding..........            --        2,954,000        3,351,000               --             --      16,528,000 (f)
                             ==========       ==========       ==========        =========     ===========   ============


------------------------------

(a) See the financial statements included elsewhere in this prospectus.

(b) To eliminate interest on intercompany loan.

(c) To eliminate the gain on the proprietary stock activity of Chapman Capital Management Holdings stock held by Chapman Co. which is treated like treasury stock in consolidation.

(d) To reflect amortization of the goodwill, resulting from the mergers because of the step up in basis (see page 101 and accompanying footnotes), of $1,417,000 for the period ($28,342,000 over 20 years), and to eliminate the intercompany interest expense of $37,000.


(e) Assuming the goodwill step-up was at $6 per share versus the $15 per share assumed in the above pro forma income statement, the net loss, on a pro forma as adjusted basis, would be $3,819,000.



(f) The pro forma, basic and diluted loss per share and the weighted average shares outstanding would be $(0.36) and 13,195,000, respectively.

ECHAPMAN.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSION OF THE COMBINED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF eCHAPMAN.COM SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES AS WELL AS OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.


                         COMBINED RESULTS OF OPERATIONS


    The following table and discussion of the combined results of operations gives effect to the combination of Chapman Holdings and Chapman Capital Management Holdings for the periods presented. This information does not include the results of operations of Chapman Insurance Holdings because it has not had significant operations to date. This information also does not include the results of operations for EChapman.com because (1) EChapman.com was not incorporated until May 14, 1999; and (2) its operations since May 1999 have consisted of approximately $281,000 in expenses, which were for salaries and other costs related to starting the company and developing its operating plan and web site. The combined results of operations and the discussion thereof were derived from Chapman Holdings' and Chapman Capital Management Holdings' historical financial statements, which are included elsewhere in this prospectus. We are presenting the combined historical results of operations of Chapman Holdings and Chapman Capital Management Holdings because we believe it is a better presentation than discussing each company separately. We are providing this combined presentation for informational purposes only. The combined presentation does not purport to present the results of operations of EChapman.com had the mergers occurred on or as of the dates indicated.

    The combined presentation excludes the pro forma adjustments relating to the creation of approximately $28.3 million in goodwill, which will be amortized over its estimated life of 20 years. This goodwill amortization will result in a charge against earnings of $1,417,000 per year on a pre-tax basis.

    The following table reflects items in the combined statements of operations for Chapman Holdings and Chapman Capital Management Holdings as dollar amounts and as a percentage of total revenue.

                                                                            YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------------
                                                                        1998                       1999
                                                              ------------------------   ------------------------
                                                                            PERCENTAGE                 PERCENTAGE
                                                                             OF TOTAL                   OF TOTAL
                                                                AMOUNTS      REVENUE       AMOUNTS      REVENUE
                                                              -----------   ----------   -----------   ----------
REVENUE:
  Commissions...............................................  $ 2,414,000      36.6%     $ 4,190,000       39.9%
  Underwriting and management fees..........................      700,000      10.6        1,168,000       11.1
  Investment management fees................................    3,136,000      47.6        4,282,000       40.8
  Interest and dividends....................................      502,000       7.6          702,000        6.7
  (Loss) gain on trading....................................     (159,000)     (2.4)         159,000        1.5
                                                              -----------     -----      -----------     ------
    Total revenue...........................................    6,593,000     100.0       10,501,000      100.0
                                                              -----------     =====      -----------     ======

EXPENSE:
  Compensation and benefits.................................    3,043,000      46.2        4,778,000       45.5
  Floor brokerage and clearing fees.........................      431,000       6.5          702,000        6.7
  Management fees...........................................    1,178,000      17.9        1,524,000       14.5
  Other expense.............................................    3,353,000      50.8        6,345,000       60.3
                                                              -----------     -----      -----------     ------
    Total expense...........................................    8,005,000     121.4       13,349,000      127.0
                                                              -----------     -----      -----------     ------
  Loss before income tax benefit............................   (1,412,000)    (21.4)      (2,848,000)     (27.0)

INCOME TAX BENEFIT..........................................     (450,000)     (6.8)        (101,000)      (0.9)
                                                              -----------     -----      -----------     ------
  Net Loss..................................................  $  (962,000)    (14.6)%    $(2,747,000)     (26.1)%
                                                              ===========     =====      ===========     ======

------------------------


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998


    Total revenue increased by $3,908,000, or 59.3% to $10,501,000 for 1999 from $6,593,000 for 1998. The increase in revenue was primarily related to an increase in commission revenue and investment management fees. In addition, the gain on trading increased by $318,000, or 200.0% to a gain of $159,000 for 1999 compared to a loss on trading of $159,000 in 1998.

    Commissions revenue increased by $1,776,000, or 73.6% to $4,190,000 for 1999 from $2,414,000 for 1998. Commissions revenue from the sale of equities increased $907,000 or 55.6%, to $2,538,000 for the year ended December 31, 1999 from $1,631,000 for the prior comparable period. Commission revenue on fixed income securities increased $537,000, or 443.8% to $658,000 for the year ended December 31, 1999 from $121,000 for the prior comparable period. This increase in fixed income can be attributed to favorable interest rates throughout the year. The overall increase in commission revenue was also due to targeted growth in revenues from municipal syndications which increased $200,000, or 27.0% to $942,000 for the year ended December 31, 1999 from $742,000 for the prior comparable period. Chapman Co. participated in 48 municipal syndications during the year ended December 31, 1999 compared to 40 in the prior comparable period. Chapman Co. was also senior manager of seven municipal transactions in 1999 compared to four in 1998.

    Underwriting and management fees increased by $468,000, or 66.9% to $1,168,000 for 1999 from $700,000 for 1998. The net increase for the year ended December 31, 1999 is due to an increase in management fees of $598,000 and a decrease in syndication fees of $130,000. The increase in management fees is attributable to increased staffing within the public finance sector of the business.

    Investment management fees revenue increased by $1,146,000, or 36.5% to $4,282,000 for 1999 from $3,136,000 for 1998. This increase was primarily due to a net increase of $180,001,000 or 30.4% in assets under management to $771,386,000 at the end of 1999, up from $591,385,000 at the end of 1998. The increase in assets under management was due to investment performance and the net changes in client decisions regarding the placement of their funds for investment.


    As of February 29, 2000, we had assets under management of approximately $864 million and the DEM-MET Trust had assets under management $329.3 million. A representative of a major customer of the DEM-MET Trust has informally advised us that the customer currently intends to withdraw up to $100 million from the DEM-MET Trust. This amount represents approximately 11.6% of our assets under management as of February 29, 2000 and approximately, 30.4% of the assets under management in the DEM-MET Trust as of February 29, 2000. We have not received an official request for withdrawal of funds from this customer and, accordingly, this withdrawal may or may not occur. If this major customer had withdrawn
$100 million from the DEM-MET Trust as of February 29, 2000, its assets under management would have been $229.3 million and our assets under management would have been approximately $764 million. We expect this withdrawal, if it occurs, to be effective in early April 2000. We do not believe that this withdrawal, if it occurs, will have a material effect on our results of operations because our profit margin for the DEM-MET Trust is lower than investment advisory products for which we are the sole investment advisor. As DEM-MET Trust assets under management increase, the fees, based on assets under management, that we pay to third-party sub-advisors, increase and, conversely, as DEM-MET Trust assets under management decrease, these fees decrease.


    Interest and dividend revenue increased by $200,000, or 39.8% to $702,000 for 1999 from $502,000 for 1998. This increase is due to higher cash balances associated with the net proceeds from Chapman Capital Management's offering of common stock.

    The gain on trading increased by $318,000, or 200.0% to a gain of $159,000 for 1999 compared to a loss on trading of $159,000 in 1998. This is primarily due to a increase in the market value of Chapman Co.'s market making securities inventory during the year.

    Total expense increased by $5,344,000, or 66.8% to $13,349,000 for 1999 from $8,005,000 for 1998. Expenses increased in all areas due to expanded operations and marketing efforts, the opening of new offices in selected markets, and development of new mutual funds.

    Compensation and benefits increased by $1,735,000, or 57.0% to $4,778,000 for 1999 from $3,043,000 for 1998. As a percentage of revenue, these expenses decreased to 45.5% in 1999 from 46.2% in 1998. Compensation expense includes salaries and sales commissions paid to brokers, which varies in relation to changes in commission revenue. The increase in compensation and benefits is primarily attributable to the increase in commissions paid to brokers due to increased retail and municipal sales volume. The Company added 18 salaried employees during the year. In addition, there was a full year of salary for two senior positions at Chapman Capital Management that were added during the fourth quarter of 1998.

    Floor brokerage and clearing fees increased by $271,000, or 62.9% to $702,000 for 1999 from $431,000 for 1998. This increase is mainly due to an increase in the number of broker's and related transaction volume offset by a slight decline in the average cost per transaction as a result of changing clearing firms in June of 1999.

    Management fee expense, which consists primarily of Chapman Capital Management's payments to sub-advisors in connection with the DEM-MET Trust, increased by $346,000, or 29.4% to $1,524,000 for 1999 from $1,178,000 for 1998.
The increase in such fees reflects an increase in assets under management of $180,001,000 or 30.4% to a total of $771,386,000 as of December 31, 1999 from
$591,385,000 as of December 31, 1998. Management fee expense as a percentage of revenue decreased to 14.5% of total revenue for 1999 as compared to 17.9% of total revenue for 1998.

    Other expense increased by $2,992,000, or 89.2% to $6,345,000 for 1999 from $3,353,000 for 1998. The increase was primarily due to increased travel and development costs of $339,000, occupancy and equipment expense related to the opening of new offices of $179,000, printing expenses of $159,000, communication expense of $96,000, telephone costs of $84,000, and conference and seminar costs of $92,000. The increase in these costs is due to our growth and expansion efforts. The expansion strategy and being a public company have required us to increase our use of professional services, which has resulted in an increase in legal and consulting fees of $701,000, and increased marketing and advertising of $475,000. The increase in legal fees is also due to legal expenses of $161,000 for developing and registering four new DEM strategy mutual funds (the "mutual funds") for which we will not be reimbursed. The increase in other expense is also due to paying approximately $251,000 of expenses for the mutual funds, which relate primarily to expenses in excess of expense limitation agreements that we have with the mutual funds. As the size of these mutual funds grow, the amount that we cannot be reimbursed for will increase.

    Income tax benefit decreased by $349,000, or 77.6% to a tax benefit of $101,000 for 1999 from a tax benefit of $450,000 for 1998. The tax benefit decreased due to the valuation reserve established on its 1999 income tax benefit.

    The net loss increased by $1,785,000, or 185.6% to $2,747,000 in 1999 from $962,000 in 1998. This change was a result of the items discussed above.


                    COMBINED LIQUIDITY AND CAPITAL RESOURCES


    Our assets are reasonably liquid with a substantial majority consisting of cash and cash equivalents, investment securities, and receivables from clients, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from clients turnover rapidly. Both our total assets as well as the individual components as a percentage of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies. Our combined total assets as of December 31, 1999 were $11,289,000.

    The Chapman Co. is subject to the net capital rules of the NASD. As such, The Chapman Co. is subject to certain restrictions on the use of capital and its related liquidity. The net capital position of The Chapman Co. as of December 31, 1999 was $1,528,000, which was $1,278,000 in excess of its minimum NASD net capital requirement.

    Our combined cash and cash equivalents were $3,715,000 as of December 31, 1999.

    Cash flows used in operating activities decreased by $806,000 or 21.3% to $2,982,000 for the year ended December 31, 1999 from $3,788,000 for the year ended December 31, 1998. This decrease was due to a change in operating assets and liabilities.

    Cash flows used in investing activities decreased by $579,000, or 51.6%, to $544,000 for the year ended December 31, 1999 from $1,123,000 for the year ended December 31, 1998. This decrease was primarily due to fewer purchases of investments during 1999 and less advances made to officer.

    Cash flows from financing activities decreased by $12,044,000 or 100.8% to $91,000 used in financing activities for the year ended December 31, 1999 compared to $11,953,000 provided by financing activities for the year ended December 31, 1998. This decrease is due to the net proceeds from the Chapman Holdings' and Chapman Capital Management Holdings' initial public offerings received in February and August 1998, respectively.

    On August 14, 1998, Chapman Capital Management Holdings consummated an initial public offering of its common stock as a result of which Chapman Capital Management Holdings received net proceeds of approximately $5,240,000. Offering proceeds were invested in The Chapman U.S. Treasury Money Fund, which invests in short-term U.S. government securities and repurchase agreements collateralized by U.S. government securities. On July 29, 1999, Chapman Capital Management Holdings lent $3.2 million to Chapman Holdings, which was repaid on September 14, 1999.

    On July 29, 1999, The Chapman Co. advanced Nathan A. Chapman, Jr. $242,000 in connection with an unsecured demand note bearing interest at the rate of 5.45% per annum. As of December 31, 1999, we had outstanding unsecured loans to Mr. Chapman in the amount of $1,038,174, including accrued interest.


    Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business. These reviews take into account business needs as well as our regulatory capital requirements.

                             YEAR 2000 SYSTEM COSTS


    Because of the arrival of the Year 2000, existing software programs and operating systems were reviewed to determine if they can accommodate information that employs dates after December 31, 1999. As of December 31, 1999, we have incurred direct Year 2000 readiness costs of approximately $226,000 to cover assessment of systems, internal testing, point-to-point testing, training, and replacement and modification of existing systems. Our Year 2000 readiness costs consist of direct expenses incurred with respect to software, consulting, and employee time and readiness expenses for upgraded computers, software and communication systems. We estimate that our total Year 2000 readiness costs will be approximately $338,500 of which most of the additional cost are payments on equipment leases.

    Our management prepared a written plan detailing our software and operating systems readiness issues for the Year 2000. The plan identified mission-critical and non mission-critical operating systems. Working with our hardware and software vendors and other third parties to prepare for the Year 2000, we substantially completed necessary hardware and software renovations during the second quarter of 1999. We tested our systems during the third quarter of 1999 to determine the effect of our readiness efforts, and we continued to work with our hardware and software vendors and other third parties to complete our Year 2000 contingency plan through the end of 1999 and during the first quarter of the year 2000.

    Our Year 2000 readiness plan involved four phases:

    PHASE I--ASSESSMENT. This phase involved the identification of all systems that are date dependent. This phase was substantially completed during the first quarter of 1998.

    PHASE II--RENOVATION. This phase involved the identification and replacement of mission-critical systems which we were unable to update or certify as compliant. This phase commenced in the first quarter of 1998 and was substantially completed in the second quarter of 1999.

    PHASE III--TESTING. This phase involved testing all systems that are date dependent and upgrading all non-compliant systems. We completed this phase during the third quarter of 1999.

    PHASE IV--CONTINGENCY PLANNING. This phase involves an assessment of all mission-critical systems for potential problems that would result from Year 2000 related failures of software and hardware and also the development of plans and strategies to continue operations should a failure occur. We have prepared the initial plan and will continue to refine and expand it as required through the first quarter of 2000.

    Within our Year 2000 readiness plan, we identified systems as "mission-critical" and "non mission-critical". We have identified systems as "mission-critical" if the loss of the system, software or facility would cause an immediate stoppage of activity or a significant impairment of a core business area. We determined systems to be non-Y2K ready based on information from manufacturers. We identified systems as "non mission-critical" if loss of the system, although inconvenient, would not cause an immediate stoppage of activity or significant impairment of the status of a core business area. The following table summarizes our estimate of the status of mission-critical elements of our Year 2000 readiness plan:

                                                                                                NUMBER OF
                                                                                                 MISSION-
                                                 NUMBER OF MISSION-   NUMBER OF MISSION-   CRITICAL SYSTEMS FOR
                            NUMBER OF MISSION-    CRITICAL SYSTEMS         CRITICAL            WHICH PHASE
                             CRITICAL SYSTEMS        COMPLETED        SYSTEMS IN PROCESS      NOT APPLICABLE
                            ------------------   ------------------   ------------------   --------------------
ASSESSMENT................          32                   32                   --                    --
RENOVATION................          32                   23                   --                     9
TESTING...................          32                   23                   --                     9
CONTINGENCY PLANNING......          32                   32                   --                    --

    We identified the third parties upon which we rely for mission-critical systems and contacted these third parties to confirm that their systems were Year 2000 ready. Responses from the majority of these vendors during the first and second quarters of 1999 indicated that they expected to reach compliance by the third quarter of 1999. As of the date of this prospectus, all of our vendors of mission critical systems have verified readiness, and we have not had any problems with these vendors' systems not being Year 2000 ready.

    Although we suffered no significant Year 2000 problems at the start of 2000 or through March 28, 2000, and while we believe that we are taking prudent and necessary action to become Year 2000 ready, we can give no assurance that the Year 2000 issue will not result in information or communications systems interruptions. Any interruptions could be expected to have a material adverse effect on our business, financial condition, results of operations and business prospects and may subject us to liability to our clients. We are currently building upon our existing contingency plan in the event that either we or third parties do not successfully complete our readiness efforts. These efforts may result in additional costs in excess of current allocation and estimates.

ECHAPMAN.COM PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of January 25, 2000 as adjusted to reflect the sale of 3,333,333 shares of common stock in the initial public offering of EChapman.com and the mergers by

    - Each person known by us who will beneficially own 5% or more of the outstanding shares of common stock following the initial public offering and the mergers,

    - Each of our directors, director nominees director nominees and director nominees,

    - Each executive officer named in the summary compensation table, and

    - All of our directors, director nominees and executive officers as a group.

    Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, will have sole voting and investment power with respect to such shares.


    The number of shares of common stock outstanding used in calculating the percentage for each listed person includes options exercisable within 60 days of December 31, 1999 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 13,194,845 shares of common stock outstanding as of January 25, 2000, and 16,528,178 shares outstanding upon closing of the initial public offering assuming completion of the pending mergers of Chapman Holdings and Chapman Capital Management Holdings.



                                                            SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                                   OWNED                                OWNED
                                                          AFTER MERGERS AND PRIOR               AFTER THE MERGERS AND
                                                               TO OFFERING(2)                          OFFERING
                NAME AND ADDRESS OF                  ----------------------------------   ----------------------------------
               BENEFICIAL HOLDER(1)                   NUMBER           PERCENTAGE          NUMBER           PERCENTAGE
---------------------------------------------------  ---------   ----------------------   ---------   ----------------------
Nathan A. Chapman, Jr.(3)(4).......................  9,643,008                    73.0%   9,643,008                     58.3%
Earl U. Bravo, Sr.(5)..............................     29,809                       *       29,809                        *
Demetris Brown.....................................      2,233                       *        2,233                        *
Raymond Haysbert...................................      3,865                       *        3,865                        *
Mark Jefferson.....................................          0                      --            0                       --
Kweisi Mfume.......................................      1,382                      --        1,382                       --
Adolph Washington..................................     20,102                      --       20,102                       --
Vincent McCarley(6)................................      1,932                       *        1,932                        *
Tracey Rancifer(7)(8)..............................      6,699                       *        6,699                        *
All directors and executive officers as a group
  (9 persons)......................................  9,709,030                    73.4%   9,709,030                     58.8%


------------------------

*   Represents less than one percent of the outstanding shares of common stock.

(1) Each stockholder's address is 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland unless otherwise noted.

(2) Includes a total of 36,165 shares subject to options that are currently exercisable that are held by the persons named in the table.

(3) Includes shares issuable upon exercise of currently exercisable options to purchase 11,168 shares.

(4) Includes 547,952 investment shares held by The Chapman Co. in its market-making inventory and 446,068 shares held in investment advisory accounts over which Chapman Capital Management, Inc. exercises voting and/or dispository discretion. These shares have no voting rights so long as they are held by a subsidiary of EChapman.com. Mr. Chapman is the sole director of The Chapman Co. The executive officers of The Chapman Co. are Nathan A. Chapman, president, Earl U. Brown, Sr., secretary and assistant treasurer, and M. Lynn Ballard, treasurer and assistant secretary. Mr. Chapman disclaims beneficial ownership of shares held by The Chapman Co. and Chapman Capital Management, Inc.

(5) Includes shares issuable upon exercise of currently exercisable options to purchase 20,832 shares of common stock.

(6) Includes shares issuable upon exercise of currently exercisable options to purchase 1,932 shares.

(7) Includes shares issuable upon exercise of currently exercisable options to purchase 2,233 shares.


(8) Includes 2,233 shares Ms. Rancifer owns jointly with her father.

                           MANAGEMENT OF ECHAPMAN.COM


    Our directors and executive officers are as follows:

NAME                                                AGE                       PRINCIPAL POSITIONS
----                                        --------------------   ------------------------------------------
Nathan A. Chapman, Jr. ...................           42            President, chairman of the board and
                                                                   director
Earl U. Bravo, Sr. .......................           52            Director, senior vice president, secretary
                                                                   and assistant treasurer
Demetris Brown............................           43            Treasurer, assistant secretary and chief
                                                                   financial officer
Vincent McCarley..........................           45            Senior vice president, public finance of
                                                                   The Chapman Co.
Sabrina Warren Bush.......................           41            Senior vice president, equity sales
Tracey C. Rancifer........................           29            Senior vice president, corporate
                                                                   development
Michael Easterling........................           51            Vice president, media
Charles Owens.............................           56            Vice president, special events
Raymond Haysbert..........................           79            Director nominee
Kweisi Mfume..............................           51            Director nominee
Mark Jefferson............................           31            Director nominee
Adolph Washington.........................           59            Director nominee

    Background information for each of Mr. Chapman, Mr. Bravo, Mr. Brown and Ms. Rancifer is presented under the heading "Chapman Capital Management Holdings--Management" in this prospectus and proxy statement.

    VINCENT MCCARLEY is Senior Vice President of Public Finance of The Chapman Co. and has served in that capacity since 1998. Prior to his association with The Chapman Co., Mr. McCarley was a senior vice president at Sieber Brandford Shank & Co. LLC and the former Grigsby Brandford & Co. where he focused on lease purchase/certificates of participation, infrastructure, school and redevelopment financing. Mr. McCarley holds an MBA Pepperdine University and is a municipal securities principal.

    MICHAEL EASTERLING is our vice president of media and has served in the same capacity for The Chapman Co. since July 1999. From 1988 to 1998, Mr. Easterling worked for WJZ-TV, a local Baltimore affiliate for 17 years, holding various positions, including manager of programming and public affairs. In 1997, Mr. Easterling founded Straight Talk Communications, a production company. From 1988 to 1994, Mr. Easterling was the Program Manager for WJZ-TV. Mr. Easterling earned his B.A. in Marketing from Howard University.

    SABRINA WARREN BUSH is our senior vice president of equity sales and has served in the same capacity for The Chapman Co. since 1992. From 1982 to 1992, Ms. Bush was employed with Maryland National Bank in various capacities including vice president of employee relations for all the subsidiaries of MNC Financial Inc., the former bank holding company of Maryland National Bank, and vice president of strategic planning for the retail banking division. Ms. Bush attended the University of Florida and received her M.S. in business with a concentration in finance from The Johns Hopkins University in 1998.

    CHARLES OWENS is our vice president of special events and has served as the vice President of special events for The Chapman Co. since 1998. Prior to his association with The Chapman Company, Mr. Owens was the executive director of the Maryland District of Columbia Minority Supplier Development Council, a business development organization, from 1990 to 1998. Mr. Owens is a graduate of Dartmouth College's Amos Tuck School of Business.

    RAYMOND HAYSBERT has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of the initial public offering of EChapman.com common stock. Mr. Haysbert has served as president of forum caterers since 1991 and is the retired president and chairman of the Parks Sausage Company, the first African-American controlled pubicly traded company, a position he held from 1969 to 1990. Mr. Haysbert is currently a director emeritus of Bell Atlantic Nynex. Mr. Haysbert taught in the School of Business at Morgan State University for 17 years and presently serves as the Chairman of the Entrepreneurial Institute at the EDGE Center of Sojourner Douglass College.

    KWEISI MFUME has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of the initial public offering of EChapman.com common stock. Mr. Mfume has served as the president and chief executive officer of the NAACP since February 15, 1996. From 1986 to 1996,
Mr. Mfume represented Maryland's 7(th) Congressional District in the United States Congress, where he also served on several committees during his terms of office, including the Banking and Financial Services Committee, the General Oversight and Investigations Subcommittee, the Committee on Education and the Small Business Committee and the full Ethics Committee and Joint Economic Committee of the House of Representatives and Senate. Mr. Mfume also served two years as the chairman of the Congressional Black Caucus and later served as the chair of the Caucus' Task Force to Preserve Affirmative Action. During his last term in Congress, Mr. Mfume was appointed by the House Democratic Caucus to vice chairman for Communications.

    MARK JEFFERSON has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of the initial public offering of EChapman.com common stock. In 1999, Mr. Jefferson founded Funburst Media, LLC, an online service provider, for which he also serves as chairman. In 1998, Mr. Jefferson founded and became Principal of Envue Technologies, an ecommerce service provider, a position he still holds. Mr. Jefferson served as vice president of CertCo., Inc., an ecommerce security firm, from 1997 to 1998. From 1995 to 1997, Mr. Jefferson was a manager at Cisco Systems, a firm specializing in networking equipment.

    ADOLPH WASHINGTON has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of the initial public offering of EChapman.com common stock. Since 1999, Mr. Washington has served as the Vice

President of Field Promotions with Capitol Records in Hollywood, California. From 1996 to 1999, Mr. Washington served as Senior Vice President of Marketing and Promotions at Warner Bros. Records. Mr. Washington was the Senior Vice President of Marketing and Promotions at MCA Records from 1991 to 1996. He received his B.A. in Social Sciences from the University of Arkansas at Pine Bluff.

COMMITTEES OF THE BOARD OF DIRECTORS


    The Board of Directors has appointed an audit committee of the board of directors that will review the scope of accounting audits, review with our independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within EChapman.com, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and be available to our independent auditors during the year for consultation purposes. Upon the closing of the initial public offering and the closing of the mergers, the audit committee will consist of three independent directors.



    The board of directors has also appointed a compensation committee of the board of directors which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options under our stock option plan. Upon the closing of this offering and the closing of the mergers, the compensation committee will consist of three independent directors.


    All directors and officers of EChapman.com serve until their successors are duly elected and qualify.

EXECUTIVE COMPENSATION

    The summary compensation and option grants in last fiscal year tables give effect to the Chapman Holdings and Chapman Capital Management Holdings mergers as if they occurred at January 1, 1998 and set forth compensation paid to executive officers by Chapman Holdings and/or Chapman Capital Management Holdings.

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation paid during the last two fiscal years, to the chief executive officer and the other four most highly compensated executive officers of EChapman.com whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                                                        ------------
                                                                  ANNUAL COMPENSATION    SECURITIES
                                                                  -------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                              YEAR      SALARY     BONUS       OPTIONS
---------------------------                            --------   --------   --------   ------------
Nathan A. Chapman Jr.................................    1999     $266,667   $100,000      11,168
  President                                              1998     $200,000   $100,000          --

Vincent McCarley.....................................    1999     $150,000   $ 25,000          --
  Senior vice president, public finance of The           1998       75,321     50,000       1,932
  Chapman Co.

Earl U. Bravo, Sr....................................    1999     $105,000   $ 50,000      11,168
  Senior vice president, secretary and assistant         1998     $105,000   $ 10,000       9,664
  treasurer

Tracey Rancifer......................................    1999     $ 95,000   $ 20,000       2,234
  Senior vice president                                  1998          N/A        N/A         N/A

Demetris Brown.......................................    1999     $ 90,000   $ 20,000          --
  Chief Financial Officer                                1998          N/A        N/A         N/A

    Mr. Brown's and Ms. Rancifer's annual compensation for 1998 was less than $100,000.

    The annual compensation information for each of Mr. Chapman, Mr. Bravo and Ms. Rancifer is the same as that presented in the summary compensation table located under the heading "Chapman Capital Management Holdings--Management-- Executive Compensation" in this prospectus and proxy statement. The compensation figures represent the amounts paid to Mr. Chapman and Mr. Bravo and Ms. Rancifer by Chapman Capital Management Holdings, and in the cases of Mr. Chapman and Mr. Bravo by Chapman Holdings and The Chapman Insurance Agency, under certain expense sharing arrangements, in each of the years indicated. The compensation figures for Mr. Brown and Mr. McCarley represent the amounts paid to them by Chapman Holdings in each of the years indicated.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock options granted in 1999 to the executive officers named in the summary compensation table.

                                              NUMBER OF    PERCENT OF TOTAL
                                              SECURITIES       OPTIONS
                                              UNDERLYING      GRANTED TO      EXERCISE OR
                                               OPTIONS       EMPLOYEES IN     BASE PRICE
NAME                                           GRANTED       FISCAL YEAR       ($/SHARE)    EXPIRATION DATE
----                                          ----------   ----------------   -----------   ---------------
Nathan A. Chapman, Jr.......................    11,168            8.2%           $4.13         5/14/2002

Earl U. Bravo, Sr...........................    11,168            8.2%           $3.76         5/14/2002

Earl U. Bravo...............................     9,664            7.1%           $4.92         9/28/2002

Vincent McCarley............................     1,932            1.4%           $4.92         9/28/2002

Tracey Rancifer.............................     2,233            1.6%           $3.76         5/14/2002

    On September 28, 1998, Chapman Holdings granted Mr. Bravo an option to purchase 5,000 shares and Vincent McCarley an option to purchase 1,000 shares of its common stock, each with an exercise price of $9.50, the fair market value of the stock at the time of the grant, under its Omnibus Stock Plan. As a result of the Chapman Holdings merger, these options will convert into options under EChapman.com's Omnibus Stock Plan.

    On May 14, 1999, Chapman Capital Management Holdings granted Mr. Chapman an option for 5,000 shares, Mr. Bravo an option for 5,000 shares and Ms. Rancifer an option for 1,000 shares of its common stock under its Omnibus Stock Plan. Mr. Chapman's options were granted with an exercise price of $9.22, which was 110% of the fair market value of the stock of Chapman Holdings at the time of the grant. Mr. Bravo's and Ms. Rancifer's options were granted with an exercise price of $8.38, the fair market value of the stock at the time of the grant. As a result of the Chapman Capital Management Holdings merger, these options will convert into options under EChapman.com's Omnibus Stock Plan.

    Neither of the original option grants by Chapman Holdings or Chapman Capital Management Holdings were made in contemplation of the mergers and EChapman.com's initial public offering.

    The share number for Mr. McCarley and the 9,664 share number for Mr. Bravo in the option table reflects the Chapman Holdings option grant multiplied by the
1.93295 exchange ratio for the Chapman Holdings merger, and the exercise price reflects the original exercise price divided by this exchange ratio. The share numbers in the option table for Mr. Chapman, Ms. Rancifer and 11,168 of Mr. Bravo's shares are based upon the Chapman Capital Management option grants multiplied by the 2.23363 exchange ratio for the Chapman Capital Management merger. The exercise prices for these options were determined by dividing the original exercise price of $9.22 in the case of Mr. Chapman and $8.38 in the cases of Mr. Bravo and Ms. Rancifer by this exchange ratio.

1999 ECHAPMAN.COM, INC. OMNIBUS STOCK PLAN

    Our board of directors has established the 1999 EChapman.com, Inc. Omnibus Stock Option Plan to enable us to grant equity compensation to the our directors, officers, employees and consultants. Our stock plan will be administered by the compensation committee of the board of directors. We have reserved 850,000 shares of our common stock per issuance under our stock option plan.


    No securities have been issued under the stock option plan as of the date of this prospectus; however, in connection with the mergers, the outstanding stock options of Chapman Holdings and Chapman Capital Management Holdings will be converted on the same basis as the shares of common stock of these companies into outstanding stock options under the EChapman.com Omnibus Stock Option Plan. Chapman Holdings granted options to purchase a total of 42,900 shares of its common stock, including the options granted to Mr. Bravo and Mr. McCarley reflected in the option grant table above, on September 28, 1998. These options were granted with an exercise price of $9.50 per share, the fair market value of the Chapman Holdings common stock on the date of the option grants. Chapman Capital Management Holdings granted options to purchase a total of 24,000 shares, including the options granted to Mr. Chapman, Mr. Bravo and Ms. Rancifer reflected in the option table above, on May 14, 1999 These options, except for that granted to Mr. Chapman, were granted with an exercise price of $8.38, the fair market value of the Chapman Capital Management Holdings common stock on the date of the option grants. Mr. Chapman's option was granted at 110% of the fair market value of the Chapman Capital Management Holdings common stock on the grant date.



    Upon closing of the mergers, there will be 136,510 shares subject to outstanding stock options upon closing of this offering. This number is based upon the option grants made by Chapman Holdings and Chapman Capital Management Holdings under their respective stock plans multiplied by the exchange ratios of
1.93295 and 2.23363 for the Chapman Holdings and Chapman Capital Management Holdings mergers. As converted, the Chapman Holdings options constitute 82,910 shares subject to options under the EChapman.com stock plan, and the Chapman Capital Management Holdings options constitute 53,600 shares subject to options under the EChapman.com stock plan.


    The exercise price of the Chapman Holdings options will be $4.92 per share, which is the original exercise price divided by the Chapman Holdings exchange ratio. The exercise price of the Chapman Capital Management Holdings options, except for that granted to Mr. Chapman, will be $3.76, which is the original exercise price divided by the Chapman Capital Management Holdings exchange ratio. Mr. Chapman's option will carry an exercise price of $4.13 per share.

ECHAPMAN.COM CERTAIN TRANSACTIONS

    Nathan A. Chapman, Jr., the president and a director of our company, is the president, a director of each of Chapman Holdings, Chapman Capital Management Holdings, Chapman Insurance Holdings and The Chapman Funds, Inc. He is also a controlling stockholder of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings. Earl U. Bravo, Sr., a director, senior vice president, secretary and assistant treasurer of EChapman.com, is secretary, assistant treasurer and a director of Chapman Capital Management Holdings and Chapman Holdings and Secretary and Assistant Treasurer of The Chapman Funds. Demetris Brown, treasurer, chief financial officer and assistant secretary of EChapman.com, is the chief financial officer of The Chapman Co.


    Mr. Chapman is president and treasurer and Mr. Bravo is secretary of Chapman General Partner One, Inc., a Maryland corporation and the general partner of Chapman Limited Partnership I a Maryland limited partnership whose operations consist solely of the ownership and rental of furniture and equipment to the Chapman Co. We lease furniture and equipment from this partnership. The lease requires monthly payments of $9,846 and contains one year renewable terms, at our option, through September 2000, at which time we can purchase the furniture and equipment at fair market value. Rent expense under this lease agreement was $118,512 in each of 1998 and 1999. We believe that the terms of these transactions were substantially favorable to us as those available from non-affiliates.


    On December 14, 1998, The Chapman Co. and Chapman Capital Management paid $19,536 on behalf of Chapman Limited Partnership I for certain taxes and related payments, interest, and penalties. The Chapman Co. and Chapman Capital Management characterized these 1998 payments as an expense for which they will not be reimbursed by the partnership and which is related to The Chapman Co.'s administration of the partnership. On October 22, 1999, Chapman Holdings and Chapman Capital Management Holdings each paid $49,018 on behalf of the partnership for the payment of certain taxes and related payments. Chapman Holdings and Chapman Capital Management Holdings each characterized $24,509 of these 1999 payments as an expense for which they will not be reimbursed by the partnership and which is related to the administration of the partnership. The partnership reimbursed each of Chapman Holdings and Chapman Capital Management Holdings $19,000 of the 1999 payments on March 13, 2000.

    As of December 31, 1999, Mr. Chapman owed EChapman.com's subsidiaries $1,038,174 in connection with the following notes, including accrued interest, which notes were issued for purposes unrelated to the businesses of EChapman.com, Chapman Holdings, Chapman Capital Management Holdings, or their respective affiliates:

    - Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

    - Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

    - Demand promissory note to The Chapman Co. dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

    - Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

    - Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

    - Demand promissory note to Chapman Capital Management Holdings dated
      July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

    - Three-year promissory note to The Chapman Co. dated December 31, 1999 in the amount of $32,836.53, which accrues interest at 4.33% per annum.

    In December 1995, Mr. Chapman loaned Chapman Capital Management $100,000, payable on demand, for the purchase of common stock of an affiliate. In
March 1996, Mr. Chapman loaned Chapman Capital Management an additional $45,000, payable on demand. These loans provided for a fixed-interest payment of $14,500, or an effective flat rate of 10% of the principal. On June 30, 1998, Chapman Capital Management Holdings repaid these loans in full.

    The Chapman Co. acted as the underwriter, on a best efforts basis, for the sale of DEM, Inc. common stock. The Chapman Co. was paid $432,008 and $0 in management fees and commissions in the years ended December 31, 1997 and December 31, 1998, respectively.

    Until DEM, Inc.'s, liquidation in 1998, Chapman Capital Management served as the investment adviser and administrator of DEM, Inc. In connection with its investment advisory relationship with DEM, Inc., Chapman Capital Management was paid $139,000 and $150,000 in advisory and administrative fees in the years ended December 31, 1997 and December 31, 1998, respectively.

    In connection with Chapman Capital Management's provisions of investment advisory services to The Chapman U.S. Treasury Money Fund, Chapman Capital Management Holdings was paid $259,991 and $593,568 in advisory and administrative fees for the years ended December 31, 1998 and 1999, respectively. For the year ended December 31, 1999, Chapman Capital Management has reimbursed The

Chapman Funds, on behalf of The Chapman U.S. Treasury Money Fund, $129,879 under an expense limitation agreement with The Chapman Funds.

    The DEM Equity Fund became active in April 1998, and Chapman Capital Management was paid $69,356 and $121,862 in advisory and administrative fees for the years ended December 31, 1998 and 1999, respectively. For year ended December 31, 1999, Chapman Capital Management has reimbursed The Chapman Funds, on behalf of the DEM Equity Fund, $29,056 under an expense limitation agreement with The Chapman Funds.

    The DEM Index Fund became active in March 1999 and Chapman Capital Management was paid $516 in advisory and administrative fees through December 31, 1999. Chapman Capital Management reimbursed The Chapman Funds, on behalf of the DEM Index Fund, $63,085 under an expense limitation agreement with The Chapman Funds.

    Chapman Capital Management has entered into agreements with The Chapman Funds on behalf of three additional portfolios, the DEM Fixed Income Fund, the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund, to provide investment advisory and administration services. These funds are not currently active. However, Chapman Capital Management has paid approximately $196,000 of start-up expenses for these funds and the DEM Index Fund.

    On March 17, 2000, Chapman Capital Management entered into a new ten year expense limitation agreement with The Chapman Funds on behalf of certain of its portfolios, including the DEM Equity Fund and the DEM Index Fund, under which Chapman Capital Management will reimburse the covered portfolios for expenses incurred on behalf of these portfolios in excess of stated percentages of the portfolios' net assets.

    The Chapman Co. is the distributor for The Chapman U.S. Treasury Money Fund, DEM Equity Fund and DEM Index Fund under distribution agreements between The Chapman Co. and The Chapman Funds, Inc. The Chapman Co. receives no compensation for the distribution of shares of The Chapman U.S. Treasury Money Fund. The DEM Index Fund had no operations in 1998. The Chapman Co. was paid $14,221 and $31,639 in management fees and commissions in the years ended December 31, 1998 and, 1999, respectively, in connection with its distribution agreement with The Chapman Funds pertaining to the DEM Equity Fund.

    The Chapman Co. has entered into distribution agreements with The Chapman Funds with respect to three additional funds; however, these funds have not yet commenced operations.

    Following the closing of the initial public offering, we will acquire Chapman Holdings, Chapman Capital Management and Chapman Insurance Holdings under to merger agreements between and among EChapman.com, each target company and, in each case, a wholly-owned subsidiary of EChapman.com. Because
Mr. Chapman, the president and a director of EChapman.com, is the president, a director and controlling stockholder of each of the two publicly traded target companies, the disinterested members of the boards of directors of each of Chapman Holdings and Chapman Capital Management approved the mergers of each of Chapman Holdings and Chapman Capital Management Holdings in accordance with Maryland law.

    We have entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo-TM-, Chapman, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman
Marketplace-TM-, Chapman Kids Club-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Community-TM-, DEM Multi-Manager-TM-, EChapman.com-TM-, Domestic Emerging Markets-Registered Trademark-, DEM-Registered Trademark-, trademarks that are owned by Mr. Chapman.

    In the past, transactions between Chapman Holdings or Chapman Capital Management Holdings have been approved by a majority of the board of directors of the respective Chapman-affiliated entity, including a majority of the directors who do not have a material financial interest in the transactions, in accordance with Maryland law. EChapman.com intends to continue its practice of obtaining board and disinterested director approval for future transactions with affiliates, including future loans, if any, to Mr. Chapman or other affiliates of EChapman.com. Maryland law does not impose specific numerical restrictions as to the amount of these affiliated transactions and loans, and our board of directors has not adopted a policy which imposes any such restrictions.

ECHAPMAN.COM MARKET PRICE AND DIVIDEND INFORMATION

    EChapman.com is a privately-held company and its common stock does not trade in any market. EChapman.com has never paid dividends on its common stock. Payment of dividends in the future will be at the discretion of its board of directors and will be dependent upon earnings, financial condition, capital requirements and other factors deemed relevant by the EChapman.com board of directors.

                   DESCRIPTION OF ECHAPMAN.COM CAPITAL STOCK


    The authorized capital stock of EChapman.com consists of 50,000,000 shares of common stock, par value $0.001 per share.


    Following the closing of the mergers, 13,194,845 shares of our common stock will be issued and outstanding, held of record by approximately
52 stockholders. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.


    In the event of a dissolution, liquidation or winding-up of EChapman.com, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

MARYLAND LAW AND CERTAIN CHARTER PROVISIONS

    The charter of the EChapman.com, provides that EChapman.com shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended. If approved by the Board of Directors, EChapman.com may indemnify its employees, agents and persons who serve or have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the board of directors. EChapman.com shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the board of directors advance expenses to employees, agents and others who may be granted indemnification.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of EChapman.com under these provisions, or otherwise, EChapman.com has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


    Furthermore, the charter of EChapman.com provides that, to the fullest extent permitted by the Maryland General Corporation Law as it may be amended from time to time, no director or officer of EChapman.com shall be liable to EChapman.com or its stockholders for monetary damages arising out of events occurring at the time such person is serving as a director or officer, regardless of whether such person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate the rights of EChapman.com and its stockholders to recover monetary damages from a director or officer except

    - to the extent that it is proved that the director or officer actually received an improper benefit, or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or

    - to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    In situations to which the charter provision applies, the remedies available to EChapman.com or a stockholder are limited to equitable remedies such as injunction or rescission.


          COMPARISON OF STOCKHOLDER RIGHTS OF HOLDERS OF ECHAPMAN.COM
              AND CHAPMAN CAPITAL MANAGEMENT HOLDINGS COMMON STOCK


    Upon completion of the merger, Chapman Capital Management Holdings stockholders will become EChapman.com stockholders and the rights of former Chapman Capital Management Holdings stockholders will continue to be governed by Maryland law, but will also be governed by the EChapman.com certificate of incorporation and bylaws. There are no material differences between the current rights of stockholders of Chapman Capital Management Holdings and the rights the EChapman.com stockholders will have after completion of the merger, other than as set forth below:


    - DISSENTERS' RIGHTS For a description of the rights of dissenting stockholders of Chapman Capital Management Holdings, see "The Merger--Dissenters' Rights." Under Maryland law, a stockholder does not have appraisal rights in certain circumstances, including in a merger or consolidation, if the stockholder's stock is listed on a national exchange or is designated as a security listed on the Nasdaq National Market. Since EChapman.com has filed an application for its common stock to be quoted on the Nasdaq National Market under the symbol "ECMN", stockholders receiving EChapman.com common stock in the merger, dissenters' rights with respect to future such transactions affecting EChapman.com common stock will most likely not be available.


    - BUSINESS COMBINATION LAW Under certain circumstances, Maryland law restricts transactions between a corporation and its affiliates and potential acquirers. The charter of Chapman Capital Management Holdings specifically opts out of such provisions. The charter of EChapman.com specifically opts into these provisions with the exception of transactions involving

       - Nathan A. Chapman, Jr.

       - any person that becomes an interested stockholder as a result of a transfer of securities of EChapman.com under a written agreement to which Mr. Chapman or any affiliate or associate of Mr. Chapman is a party that provides for this exemption

       - the respective affiliates and associates of Mr. Chapman and these transferees.

    Maryland law imposes conditions and restrictions on certain business combinations, including, among other various transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities, between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock. The statute refers to these beneficial owners as "interested stockholders". Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After this five-year period, a business combination with an interested stockholder must be:

    - recommended by the corporation's board of directors; and

    - approved by the affirmative vote of at least 80% of the corporation's outstanding shares entitled to vote and two-thirds of the outstanding shares entitled to vote which are not held by the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a "fair price," as defined in the statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for his shares.


    - CONSTITUENCY PROVISION


      Maryland law permits a corporation to include in its charter a constituency provision that allows the board of directors of the corporation, in considering a potential acquisition of control of the corporation, to consider the effect of the potential acquisition of control on stockholders, employees, suppliers, customers, and creditors of the corporation and the communities in which offices or other establishments of the corporation are located. EChapman.com has included such a provision in its charter.


    - ANTI-TAKEOVER EFFECT


      The charter provisions discussed in "Business Combination Law" and "Constituency Provision" above may reduce the vulnerability of EChapman.com to an unsolicited proposal for takeover. In some circumstances, certain stockholders may consider these provisions to have disadvantageous effects. Takeover offers are frequently made at prices above the market price of the target company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the target company's stock to reach levels that are higher than would otherwise be the case. EChapman.com's charter provisions, as well as the statutory and regulatory provisions mentioned above, may discourage any of these acquisitions, even though these acquisitions might be beneficial to EChapman.com or its stockholders. Accordingly, stockholders could be deprived of the opportunity to sell their stock at prices in excess of current market prices, which often prevail as the result of such occurrences.


                        SHARES ELIGIBLE FOR FUTURE SALE


    Prior to the initial public offering of our common stock and the mergers, there has been no trading market for the common stock. Although we have applied for quotation of the common stock on the Nasdaq National Market System, there can be no assurance that an active trading market for the common stock will develop and, if developed, will continue after the offering. Quotation of our common stock on the Nasdaq National Market System is conditioned upon our meeting certain asset, capital and surplus, stock price and public float tests. There can be no assurance that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering.


    As of the date of the closing of the initial public offering of our common stock and after the closing of the mergers, EChapman.com will have 16,528,178 outstanding shares of common stock. All shares acquired in this offering, other than shares that may be acquired by our "affiliates" as defined by Rule 144 under the Securities Act, will be registered under the Securities Act and freely transferable. In addition, the shares of EChapman.com stock to be issued in the mergers will be registered under the Securities Act and will be freely transferable under the Securities Act except for shares issued to any person who is deemed to be an "affiliate" of EChapman.com, Chapman Holdings or Chapman Capital Management Holdings.



    Shares of EChapman.com common stock received by stockholders of Chapman Holdings or Chapman Capital Management Holdings who are deemed to be affiliates of Chapman Holdings or Chapman Capital Management Holdings at the time of the stockholder meetings to approve the mergers may resell their shares only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Any person deemed to be an affiliate of EChapman.com may resell their shares without registration only as permitted by Rule 144 under the Securities Act, or under another exemption under the Securities Act.


    No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through the sale of our equity securities.


    On a pro forma as adjusted basis giving effect to the mergers and the initial public offering, as of December 31, 1999, Mr. Chapman beneficially owned 9,643,008 shares of common stock or approximately 58.3% of our outstanding common stock. Except for the shares he may sell to the underwriter as part of the over-allotment option, Mr. Chapman has agreed not to sell any shares of common stock that he owns as of the date of this prospectus for the initial public offering of our common stock during the 180 days following the closing of the initial public offering except in connection with to the over-allotment option. After the lock-up period, Mr. Chapman may resell his shares without registration by complying with Rule 144 discussed below.


    In general, under Rule 144, a person, or persons whose shares are required to be aggregated, including any of our affiliates, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of:

    - 1% of the then-outstanding shares of common stock; or

    - the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Commission.

    In addition, any person, or persons whose shares are aggregated, who is not, at the time of the sale, nor during the preceding three months, our affiliate, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or volume limitations described above.


                                 LEGAL MATTERS


    Certain legal matters in connection with the validity of the securities offered hereby and the merger will be passed upon for EChapman.com by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.


                                    EXPERTS


    The audited financial statements included in this prospectus and proxy statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION


    Chapman Capital Management Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Chapman Capital Management Holdings common stock is publicly traded and quoted on The Nasdaq SmallCap Market under the symbol "CMGT."

    The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning Chapman Capital Management Holdings which files electronically with the SEC.

    EChapman.com has filed with the SEC a registration statement on Form S-4, together with any annexes, exhibits and amendments, under the Securities Act of 1933, as amended covering 7,485,640 shares of EChapman.com Common Stock. Statements contained in this prospectus and proxy statement concerning any document filed as an exhibit to the registration statement are not necessarily complete, and in each such instance reference is made to the copy of the applicable document filed with the SEC or attached as an annex or exhibit.

    EChapman.com will furnish to its stockholders annual reports containing financial statements for each fiscal year audited by an independent accounting firm.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS AND PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF OR INCORPORATED.

                               ECHAPMAN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Index.......................................................     F-1

CHAPMAN HOLDINGS, INC.

  Report of Independent Public Accountants..................     F-2

  Consolidated Balance Sheet as of December 31, 1999........     F-3

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998..............................     F-4

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1999 and 1998..........     F-5

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998..............................     F-6

  Notes to Financial Statements.............................     F-7

CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-21

  Consolidated Balance Sheet as of December 31, 1999........    F-22

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998..............................    F-23

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1999 and 1998..........    F-24

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998..............................    F-25

  Notes to Financial Statements.............................    F-26

CHAPMAN INSURANCE HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-35

  Consolidated Balance Sheet as of December 31, 1999........    F-36

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998..............................    F-37

  Consolidated Statements of Changes in Stockholders'
    Deficit for the Years Ended December 31, 1999 and
    1998....................................................    F-38

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998..............................    F-39

  Notes to Financial Statements.............................    F-40

ECHAPMAN.COM, INC.

  Report of Independent Public Accountants..................    F-43

  Balance Sheet as of December 31, 1999.....................    F-44

  Statement of Operations for the Period May 14, 1999
    (inception) to December 31, 1999........................    F-45

  Statement of Changes in Stockholders' Deficit for the
    Period May 14, 1999 (inception) to December 31, 1999....    F-46

  Statement of Cash Flows for the Period May 14, 1999
    (inception) to December 31, 1999........................    F-47

  Notes to Financial Statements.............................    F-48

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Holdings, Inc:

    We have audited the accompanying consolidated balance sheet of Chapman Holdings, Inc. and Subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years then ended (as revised for 1998--see Note 2). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Holdings, Inc. and Subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States.

                                           /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
January 31, 2000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                                                                 1999
                                                                 ----
ASSETS:
  Cash and cash equivalents.................................  $1,035,000
  Cash deposits with clearing organization..................   2,674,000
  Investments, available for sale...........................     239,000
  Securities owned of affiliate, at market value............   2,084,000
  Receivables from brokers and dealers......................     584,000
  Receivables from affiliates...............................     333,000
  Income taxes receivable...................................     296,000
  Advances to officer/employee..............................     688,000
  Office equipment, net.....................................      93,000
  Prepaids and other assets.................................     406,000
  Intangible assets, net....................................     103,000
                                                              ----------
      Total assets..........................................  $8,535,000
                                                              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $  494,000
  Margin loan payable.......................................   1,750,000
  Accrued compensation......................................     379,000
  Deferred rent.............................................      34,000
                                                              ----------
      Total liabilities.....................................   2,657,000
                                                              ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 2,953,622 shares issued and outstanding.....       3,000
  Additional paid-in capital................................   7,903,000
  Accumulated deficit.......................................  (1,025,000)
  Proprietary stock of Company held by subsidiary, at cost,
    126,000 shares..........................................    (842,000)
  Cumulative realized loss on trading proprietary stock of
    Company held by subsidiary..............................    (161,000)
                                                              ----------
      Total stockholders' equity............................   5,878,000
                                                              ----------
      Total liabilities and stockholders' equity............  $8,535,000
                                                              ==========

The accompanying notes are an integral part of this consolidated balance sheet.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   -----------
                                                                           (RESTATED)
REVENUE:
  Commissions...............................................  $4,190,000   $ 2,538,000
  Underwriting and management fees..........................   1,168,000       700,000
  Interest and dividends....................................     399,000       446,000
  Trading, net gains (losses), primarily affiliate stock....   1,617,000      (264,000)
                                                              ----------   -----------
      Total revenue.........................................   7,374,000     3,420,000
                                                              ----------   -----------
EXPENSE:
  Compensation and benefits.................................   3,567,000     2,186,000
  Floor brokerage and clearing fees.........................     702,000       431,000
  Communications............................................     288,000       192,000
  Occupancy, equipment rental, and depreciation.............     639,000       460,000
  Travel and business development...........................     398,000       255,000
  Professional fees.........................................     826,000       416,000
  Advertising, promotion and publicity......................     363,000       184,000
  Other operating expense...................................   1,134,000       538,000
                                                              ----------   -----------
      Total expense.........................................   7,917,000     4,662,000
                                                              ----------   -----------
      Loss before income tax benefit........................    (543,000)   (1,242,000)
INCOME TAX BENEFIT..........................................    (101,000)     (370,000)
                                                              ----------   -----------
      Net loss..............................................  $ (442,000)  $  (872,000)
                                                              ==========   ===========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net loss..................................................  $     (.15)  $      (.31)
                                                              ==========   ===========
  Weighted average shares outstanding.......................   2,954,000     2,793,000
                                                              ==========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                          CUMULATIVE
                                                                                           REALIZED
                                                                                        LOSS ON TRADING
                                                                                          PROPRIETARY
                                                           RETAINED      PROPRIETARY       STOCK OF
                                            ADDITIONAL     EARNINGS       STOCK OF        COMPANY BY          TOTAL
                                  COMMON     PAID-IN     (ACCUMULATED   COMPANY HELD      SUBSIDIARY      STOCKHOLDERS'
                                  STOCK      CAPITAL       DEFICIT)     BY SUBSIDIARY     OF COMPANY         EQUITY
                                 --------   ----------   ------------   -------------   ---------------   -------------
BALANCE, December 31, 1997.....   $2,000    $1,092,000   $   155,000      $      --        $      --       $1,249,000
  Net loss.....................       --            --      (872,000)            --               --         (872,000)
  Accumulated deficit from
    discontinued operations....       --            --       134,000             --               --          134,000
  Net proceeds from issuance of
    common stock...............    1,000     6,811,000            --             --               --        6,812,000
  Proprietary trading stock of
    Company held by subsidiary,
    at cost....................       --            --            --       (884,000)              --         (884,000)
  Realized loss on trading of
    proprietary stock of
    Company held by
    subsidiary.................       --            --            --             --          (70,000)         (70,000)
                                  ------    ----------   -----------      ---------        ---------       ----------
BALANCE, December 31, 1998
  (Restated)...................    3,000     7,903,000      (583,000)      (884,000)         (70,000)       6,369,000
  Net loss.....................       --            --      (442,000)            --               --         (442,000)
  Proprietary trading stock of
    Company held by subsidiary,
    at cost....................       --            --            --         42,000               --           42,000
  Realized loss on trading of
    proprietary stock of
    Company held by
    subsidiary.................       --            --            --             --          (91,000)         (91,000)
                                  ------    ----------   -----------      ---------        ---------       ----------
BALANCE, December 31, 1999.....   $3,000    $7,903,000   $(1,025,000)     $(842,000)       $(161,000)      $5,878,000
                                  ======    ==========   ===========      =========        =========       ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                                                                            (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (442,000)  $  (872,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization expense...................       70,000         8,000
    Unrealized (gain) loss on securities owned..............   (1,355,000)      264,000
    Deferred taxes..........................................     (101,000)       63,000
    Effect from changes in assets and liabilities-
      Deposits with clearing organization...................     (285,000)   (2,349,000)
      Receivables from brokers and dealers..................     (253,000)       54,000
      Receivables from discontinued operations..............           --       801,000
      Receivables from affiliates...........................       47,000      (380,000)
      Income tax receivable.................................       (2,000)     (294,000)
      Prepaids and other assets.............................      177,000      (495,000)
      Net assets from discontinued operations...............           --         6,000
      Accounts payable and accrued expenses.................      233,000       193,000
      Accrued compensation..................................      136,000       174,000
      Deferred rent.........................................      (44,000)      (11,000)
      Payable to affiliated partnership.....................           --       (10,000)
      Income taxes payable..................................           --       (98,000)
                                                              -----------   -----------
        Net cash used in operating activities...............   (1,819,000)   (2,946,000)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................      (83,000)      (23,000)
  Purchase of stock of Chapman On-Line......................           --      (220,000)
  Purchase of investments...................................      (35,000)   (1,207,000)
  Proceeds from sale of investments.........................        4,000     1,014,000
  Advances to officer/employee..............................      (31,000)     (481,000)
                                                              -----------   -----------
        Net cash used in investing activities...............     (145,000)     (917,000)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock................           --     7,715,000
  Issuance costs............................................           --      (903,000)
  Net proceeds from sales of treasury stock.................      (91,000)      (70,000)
                                                              -----------   -----------
        Net cash (used in) provided by financing
          activities........................................      (91,000)    6,742,000
                                                              -----------   -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........   (2,055,000)    2,879,000
CASH AND CASH EQUIVALENTS, beginning of year................    3,090,000       211,000
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 1,035,000   $ 3,090,000
                                                              ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS:

    Chapman Holdings, Inc. (the "Company") provides securities brokerage and investment banking services. The Company, during December 1997, became the parent of a wholly-owned subsidiary, The Chapman Co. ("Chapman") and its two subsidiaries, Chapman Capital Management, Inc. ("CCM") and Chapman Insurance Agency, Incorporated ("CIA") pursuant to the merger of a newly formed wholly-owned subsidiary of the Company into Chapman. CCM and CIA were spun off from Chapman as part of the initial public offering ("IPO") on February 26, 1998.

    The Company allocates compensation, benefits and other costs to CCM and CIA on a proportional allocation cost method which management believes is reasonable. Compensation and benefits are allocated based on management's estimate of the percentage of time employees spend performing services for CCM and CIA. Other costs, consisting of communications, occupancy and administrative support, are allocated based on estimated usage by CCM and CIA. The Company allocated approximately $599,000 and $852,000 in expenses related to the above costs during the years ended December 31, 1999 and 1998.

    On November 15, 1999, the Company signed a merger agreement, which is subject to stockholders' approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Capital Management Holdings, Inc. (CCMH) and Chapman Insurance Holdings, Inc., affiliates, becoming wholly owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the internet. EChampan.com is owned by the major stockholder of the Company.

    The planned merger and the operations of EChapman.com after the merger, are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no internet-related operating history; the website must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the internet.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles and include the operations of the Company, Chapman, and Chapman On-Line, Inc. (formerly Charles A. Bell Securities, Inc.). All significant intercompany balances have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITION

    The Company acquired all of the outstanding stock of Chapman On-Line, Inc. (formerly Charles A. Bell), a securities brokerage firm located in San Francisco, California, on December 29, 1998, for approximately $391,000. The acquisition resulted in recording approximately $145,000 of intangible assets from the purchase price being in excess of the book value of Chapman
On-Line, Inc. The assets acquired consist of cash, current assets, property and intangibles.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents primarily consists of cash invested in the U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc., an affiliate.

INVESTMENTS

    Investments as of December 31, 1999, consist primarily of certificates of deposit in which cost approximates market. As of December 31, 1999, the $239,000 of investments held were classified as available for sale in accordance with Statement of Financial Accounting Standards 115.

SECURITIES OWNED

    Securities owned consist of trading proprietary stock, which is carried at market on the balance sheet. Any unrealized gain (loss) on trading of proprietary stock is included in earnings on the income statement. The proprietary stock as of December 31, 1999 is stock of CCMH, a company whose majority stockholder is also

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the majority stockholder of the Company. Chapman is the market maker for CCMH and, thus, holds their stock in inventory. As of December 31, 1999, Chapman held 138,000 shares of common stock of CCMH with a market value of approximately $2,084,000. The Company recorded an unrealized gain of approximately $1,290,000 and an unrealized loss of approximately $105,000 related to the CCMH stock held for the years ended December 31, 1999 and 1998, respectively, in the consolidated statements of operations.

    The unrealized gain recorded in 1999 was earned primarily during the fourth quarter of 1999. In November 1999, a registration statement was filed for an initial public offering of EChapman.com and the announcement was made that the Company, CCMH and Chapman Insurance Holdings would merge into EChapman.com, as discussed in Note 1. Following this announcement, CCMH's common stock price increased in value leading to some of the $1,290,000 unrealized gain. This unrealized gain may be significantly effected if the EChapman.com transaction is not completed or if it is completed at a market price less than disclosed in the preliminary offering document.

TREASURY STOCK

    Chapman is also the market maker for the Company. However, as the Company is the parent of Chapman, all purchases and sales of the Company's stock by Chapman have been accounted for as treasury stock transactions in the accompanying consolidated financial statements. As of December 31, 1999, Chapman held 126,000 shares of the Company's stock in inventory.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, receivables, investments, securities owned, advances, accounts payable, accrued expenses and margin loan payable approximate fair value.

EARNINGS PER SHARE

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1999 and 1998, are the weighted average common

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) shares outstanding of 2,954,000 and 2,793,000, respectively. The options granted are antidilutive for 1999 and 1998 and, thus, are not included in the earnings per share calculation.

INTANGIBLE ASSETS

    Intangible assets consist of a non-compete agreement of $75,000 being amortized over 2 years and goodwill of $70,000 being amortized over 15 years. These intangibles are related to the Chapman On-Line acquisition.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, securities brokerage and investment banking services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's results are provided as one segment to the key decision-maker to make decisions.

COMPREHENSIVE INCOME

    The Company has adopted SFAS, No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

REVENUE RECOGNITION

    The Company records commission revenue and related expenses on a trade date basis as the securities transactions occur. Management fees are recognized in the period the services are provided, and underwriting fees are recognized when the transactions close.

VOLATILITY OF BUSINESS

    The Company's revenues and operating results may fluctuate from month to month, quarter to quarter and year to year due to a combination of factors, including the number of underwriting transactions in which the Company participates, access to public markets for companies in which the Company has invested as a principal, the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) level of institutional and retail brokerage transactions, and expenses of establishing new business units. The Company's revenues from an underwriting transaction are recorded only when the underwritten security commences trading; accordingly, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's operating results. As a result, the Company could experience losses if demand for the above transactions declines faster than the Company's ability to change its cost structure.

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1999, accumulated depreciation was $36,000.

TRANSACTIONS WITH CLEARING ORGANIZATION

    The Company had a margin loan payable, due to its clearing organization, Pershing, of $1,750,000 as of December 31, 1999, which was used to purchase the proprietary stock. This margin loan bears interest at a variable rate. This rate was 7.75% as of December 31, 1999. Interest expense on the margin loan for the years ended December 31, 1999 and 1998, was approximately $191,000 and $111,000, respectively, and is included in other operating expense in the accompanying consolidated statements of operations. The Company also had cash on deposit with the clearing agent of $2,674,000 as of December 31, 1999. The securities purchased with the funds are held by the clearing agent as collateral. The margin loan is due and repaid as the securities are sold.

    The Company is required to have cash on deposit with its clearing agent for general trading purposes. In addition, receivables from and payables to the clearing organization arise from cash settlements on ordinary trading activity and clearing expenses.

    Proprietary accounts held at the clearing organization (PAIB Assets) are considered allowable assets in the computation of net capital pursuant to an agreement between the Company and the clearing organization which requires, among other things, for the clearing organization to perform a computation of PAIB assets similar to the customer reserve computation set forth in Rule 15c3-3.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1998 financial statements to conform to 1999 financial statement presentation.

RESTATEMENT OF 1998 FINANCIAL STATEMENTS

    Prior to 1999, the Company treated Chapman's ownership of its shares as trading securities with any unrealized gains and losses being accounted for in the income statement. It was the company's understanding that this accounting was consistent with industry practice. After discussion with the staff of the Securities and Exchange Commission, the Company revised its accounting to now treat such transactions as treasury stock transactions, with any realized gains and losses being reflected in equity. Unrealized gains or losses are not reflected in the financial statements. The impact of this change on the 1998 consolidated financial statements resulted in a decrease in the loss before income tax benefit, income tax benefit, net loss and basic and diluted net loss per share of $374,000, $115,000, $259,000 and $.09, respectively.

3. INITIAL PUBLIC OFFERING AND SPIN-OFF OF OPERATIONS:

    On February 26, 1998, the Company consummated an initial public offering (the Offering) of its common stock pursuant to which the Company received net proceeds, after the offering costs, of approximately $6,812,000. Effective February 26, 1998, concurrent with the Company's completed initial public offering, the Company spun off two of its wholly-owned subsidiaries, CCM and CIA.

4. CAPITAL STOCK:

    The common stock activity included in the accompanying consolidated financial statements has been restated to reflect the one-for-five share exchange of stock related to the merger of Chapman into the Company during 1998. As such, all share

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

4. CAPITAL STOCK: (CONTINUED)
data related to Chapman prior to the merger has been restated at the Company's stock conversion amounts.

5. COMMITMENTS AND CONTINGENCIES:

    The Company has entered into an operating lease agreement for office facilities which expires on October 15, 2000. Rent expense under this agreement was $209,000 in 1999 and 1998. The aggregate minimum future rental under this lease which expires in 2000 is $200,000.

    In addition, a proportionate share of real estate taxes and building expenses in excess of base year amounts are charged to the Company. This lease agreement includes scheduled rent increases which are recognized on a straight-line basis. As of December 31, 1999, the Company recorded $34,000 in deferred rent relating to this straight-line basis of rent expense recognition.

    The Company leases furniture and equipment from the Chapman Limited Partnership I (the Partnership), an entity in which certain officers and stockholders of the Company are partners. The lease requires monthly payments of $10,000 and contains one year renewable terms, at the option of the Company, through September 2000, at which time the Company can purchase the furniture and equipment at fair value. Rent expense under this lease agreement was $118,000 in 1999 and 1998.

    The Company leases computer equipment through a non-cancellable operating lease with a three-year lease term. The lease requires monthly rent payments of $8,500 a month and expires in July 2002. Rent expense under this lease was $87,000 and $5,000 in 1999, and 1998, respectively.

    The Company clears all transactions for its brokerage customers through its clearing agent, which carries and clears all customer securities accounts. The clearing agent also lends funds to the Company's brokerage customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing agent maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of the agreement between the Company and the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies any customer obligations, the Company would be obligated to indemnify the clearing agent for any resulting losses. For the years ended December 31, 1999 and 1998, the Company did not incur such losses.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Securities brokerage firms become parties to arbitrations brought by dissatisfied customers in the general course of business. The Company has been and is currently a party to such proceedings, none of which has resulted or which management believes will result in any material liability.

6. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                          1999        1998
                                                        ---------   ---------
Statutory tax (at 35% rate)...........................  $(190,000)  $(435,000)
Effect of state income taxes..........................    (23,000)    (49,000)
Effect of graduated tax rate..........................         --      74,000
Effect of permanent book to tax differences...........     11,000      40,000
Valuation allowance...................................    101,000          --
                                                        ---------   ---------

Income tax benefit....................................  $(101,000)  $(370,000)
                                                        =========   =========

    The components of the income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                          1999        1998
                                                        ---------   ---------
Current...............................................  $      --   $(363,000)
Deferred..............................................   (202,000)     (7,000)
Valuation allowance...................................    101,000          --
                                                        ---------   ---------
Income tax benefit....................................  $(101,000)  $(370,000)
                                                        =========   =========

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

6. INCOME TAXES: (CONTINUED)
    The Company's deferred income tax asset and liability as of December 31, 1999, consist of the following:

Deferred tax asset:
  NOL carryforward..........................................  $ 530,000
                                                              ---------
Deferred tax liability:
  Cash to accrual...........................................    (42,000)
  Unrealized gain...........................................   (430,000)
  Other.....................................................     43,000
                                                              ---------
      Total.................................................   (429,000)
                                                              ---------
Valuation allowance.........................................   (101,000)
                                                              ---------
  Net deferred tax liability recorded on the consolidated
    balance sheet...........................................  $      --
                                                              =========

    A valuation reserve was applied against the next deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

7. REGULATORY REQUIREMENTS:

    Pursuant to the requirements of the Securities and Exchange Commission's
(SEC) Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain net capital, as defined, of not less than $250,000 and $100,000 as of December 31, 1999 and 1998, respectively, and a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. As of December 31, 1999, the Company had excess net capital of $1,278,000 and a ratio of aggregate indebtedness to net capital of .5 to 1.

    The Company is subject to compliance with various SEC and National Association of Securities Dealers, Inc. (NASD) regulations. Also, the NASD periodically reviews the Company's records and procedures for compliance with its requirements. Any acts of noncompliance may subject the Company to fines and other punitive remedies and may significantly effect the Company's ability to operate.

8. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosure for the years ended December 31, 1999 and 1998 were as follows:

                                                            1999       1998
                                                          --------   --------
Cash paid-
  Interest..............................................  $275,000   $121,000
  Income taxes..........................................     5,000     29,000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

8. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE: (CONTINUED)
    The Company's realized loss of $91,000 during 1999 was related to proprietary stock proceeds of the Company of approximately $500,000 and sales of approximately $591,000. The proceeds and sales for 1998 are not disclosed as the information is not readily available.

9. EMPLOYEE SAVINGS PLAN:

    The Company's Retirement Savings Plan, a 401(k) plan, provides participants a mechanism for making contributions for retirement savings. Each participant may make pre-tax and after-tax contributions based upon eligible compensation. The Company may make discretionary contributions based on the participants' compensation for the plan year. The Company elected not to contribute to the plan for the years ended December 31, 1999 and 1998.

10. OMNIBUS STOCK PLAN:

    In March 1998, Chapman started an Omnibus Stock Plan (the Plan) to enable selected management, employees, consultants and directors to acquire interest in Chapman through ownership of common stock. The Plan has 150,000 shares of common stock registered. On September 28, 1998, Chapman granted options for 43,900 shares of common stock at fair market value at the date of grant, which was $9.50. The options vested on the grant date and have a three-year term. None of those options had been exercised, expired or canceled as of December 31, 1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1998, using the Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1998:

Risk free interest rate.....................................   4.51%
Expected dividend yield.....................................    0.0%
Expected volatility.........................................   59.0%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net income and earnings per

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

10. OMNIBUS STOCK PLAN: (CONTINUED)
share information reflected on the accompanying consolidated statements of operations would have been decreased to the following "as adjusted" amount for the years ended December 31, 1999 and 1998:

                                                         1999         1998
                                                       ---------   -----------
Net income (loss):
  As reported........................................  $(442,000)  $  (872,000)
  As adjusted........................................   (442,000)     (976,000)

Basic earnings:
  Per share-
  As reported........................................       (.15)         (.31)
  As adjusted........................................       (.15)         (.35)

    Weighted average fair value of options granted for the year ended
December 31, 1998, was $3.37. The value was calculated using the Black-Scholes option pricing model.

11. RELATED PARTY TRANSACTIONS:

    The Company served as the underwriter for DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company. CCM provides investment advisory and administrative services to DEM under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The Company purchased 69,000 shares of DEM stock during 1998. During the fourth quarter of 1998, DEM was dissolved. The Company recognized a $159,000 loss on trading due to this dissolution.

    The Company acted as the underwriter, on a best efforts basis, for the sale of CCMH common stock. The Company was paid $297,000 in underwriting fees and commissions in the year ended December 31, 1998.

    As of October 31, 1997, CCM executed a 10-year note to the Company in the amount of $772,000 accruing interest at 6.68% per annum. CCM repaid this note in full during 1998.

    As of December 31,1999, the Company had outstanding advances to its majority stockholder of $666,000. The advances to the majority stockholder are reflected in five notes. Four of the notes are three-year notes that accrue interest at a range of 4.33% to 5.54% per annum. No interest or principal payments are due until maturity, which is February through December, 2001. There is also a demand note that accrues

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

11. RELATED PARTY TRANSACTIONS: (CONTINUED) interest at 5.5% per annum. The interest rates on the notes are based on the IRS applicable federal rate in effect from time to time. The Company also has $22,000 of advances to employees as of December 31, 1999.

    The Company shares office space, certain employees and other overhead with certain other entities controlled by the majority stockholder including CCM and CIA. The Company allocates compensation and benefits expense to CCM and CIA based on actual compensation and benefits expense and the estimated percentage of the employee's time spent performing services for each entity. The Company allocates other expenses based on estimated usage.

    Receivables from affiliates consist of receivables from CCM related to the above agreement. As of December 31, 1999, the Company had receivables from CCM of $97,000, related to the allocation agreement. The Company has been paying expenses on behalf of EChapman.com. Included in receivables from affiliates as of December 31, 1999 is $191,000 due from EChapman.com related to these expenses. Also, included in receivables from affiliates is $45,000 as of December 31, 1999, due from other affiliates for expenses paid on their behalf.

    In July 1999, the Company borrowed $3,220,000 from Chapman Capital Management Holdings, Inc., an affiliate, in connection with the Company's participation in a municipal underwriting syndicate. The note was payable on demand and accrued interest at the broker call rate. The note was paid in full in September 1999. The Company paid $37,000 in interest expense on this note.

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED):

    As discussed in Note 2, as of December 31, 1999, the Company revised how it accounts for Company stock held by Chapman in the consolidated financial

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED): (CONTINUED) statements. This change resulted in the Company restating the quarterly results for each of the quarters listed below.

                                                                 1999
                              ---------------------------------------------------------------------------
                                    1ST QUARTER               2ND QUARTER               3RD QUARTER
                              -----------------------   -----------------------   -----------------------
                               AS FILED    AS REVISED    AS FILED    AS REVISED    AS FILED    AS REVISED
                              ----------   ----------   ----------   ----------   ----------   ----------
CONDENSED STATEMENT OF
  OPERATIONS:
Total revenue...............  $1,723,000   $1,533,000   $1,418,000   $1,517,000   $1,065,000   $1,069,000
Total expenses..............   1,717,000    1,717,000    1,865,000    1,865,000    1,765,000    1,765,000
                              ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before income
  tax provision (benefit)...       6,000     (184,000)    (447,000)    (348,000)    (700,000)    (696,000)
Income tax provision
  (benefit).................       2,000      (61,000)     (97,000)     (76,000)    (236,000)    (236,000)
                              ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss)...........  $    4,000   $ (123,000)  $ (350,000)  $ (272,000)  $ (464,000)  $ (460,000)
                              ==========   ==========   ==========   ==========   ==========   ==========

                                                                 1999
                              ---------------------------------------------------------------------------
                                    1ST QUARTER               2ND QUARTER               3RD QUARTER
                              -----------------------   -----------------------   -----------------------
                               AS FILED    AS REVISED    AS FILED    AS REVISED    AS FILED    AS REVISED
                              ----------   ----------   ----------   ----------   ----------   ----------
CONDENSED BALANCE SHEET
  INFORMATION:
Total assets................  $9,616,000   $8,878,000   $9,887,000   $9,213,000   $9,263,000   $8,579,000
Total liabilities...........   2,548,000    2,597,000    3,169,000    3,239,000    3,009,000    3,079,000
Total stockholders'
  equity....................   7,068,000    6,281,000    6,718,000    5,974,000    6,254,000    5,500,000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED): (CONTINUED)

                                                                       1998
                                                              -----------------------
                                                                    3RD QUARTER
                                                              -----------------------
                                                               AS FILED    AS REVISED
                                                              ----------   ----------
CONDENSED STATEMENT OF OPERATIONS:
Total revenue...............................................  $  888,935   $  958,569
Total expenses..............................................   1,181,988    1,181,988
                                                              ----------   ----------
Loss before income tax benefit..............................    (293,053)    (223,419)
Income tax benefit..........................................     (61,851)     (67,026)
                                                              ----------   ----------
Net loss....................................................  $ (231,202)  $ (156,393)
                                                              ==========   ==========

                                                                       1998
                                                              -----------------------
                                                                    3RD QUARTER
                                                              -----------------------
                                                               AS FILED    AS REVISED
                                                              ----------   ----------
CONDENSED BALANCE SHEET INFORMATION:
Total assets................................................  $9,988,517   $9,988,517
Total liabilities...........................................   2,392,867    2,387,692
Total stockholders' equity..................................   7,595,650    7,600,825

    This restatement has no effect on the statement of cash flows as filed for each of the four quarters listed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Capital Management Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of Chapman Capital Management Holdings, Inc. (a Maryland corporation) and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Capital Management Holdings, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the two years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 29, 2000

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                                                                 1999
                                                              -----------
ASSETS:
  Cash and cash equivalents.................................  $ 2,680,000
  Investments, at market....................................      356,000
  Management fees receivable:
    From proprietary funds..................................      129,000
    From individually managed accounts......................      446,000
  Receivables from affiliates...............................      278,000
  Advances to officer.......................................      372,000
  Fixed assets, net.........................................       52,000
  Prepaids and other assets.................................      280,000
  Intangible assets, net....................................      245,000
                                                              -----------
    Total assets............................................  $ 4,838,000
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $   356,000
  Due to affiliates.........................................      144,000
  Noncompete agreement obligation...........................      150,000
                                                              -----------
    Total liabilities.......................................      650,000
                                                              ===========
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 3,351,334 issued and outstanding............        3,000
  Additional paid-in capital................................    5,239,000
  Accumulated deficit.......................................   (1,054,000)
                                                              -----------
    Total stockholders' equity..............................    4,188,000
                                                              -----------
    Total liabilities and stockholders' equity..............  $ 4,838,000
                                                              ===========

The accompanying notes are an integral part of this consolidated balance sheet.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                   1999          1998
                                                                ----------    ----------
REVENUE:
  Advisory and administrative fees..........................    $4,282,000    $3,136,000
  Investment and other income...............................       340,000        82,000
                                                                ----------    ----------
      Total revenue.........................................     4,622,000     3,218,000
                                                                ----------    ----------
EXPENSE:
  Management fees...........................................     1,524,000     1,178,000
  Compensation and benefits.................................     1,211,000       857,000
  Professional fees.........................................       470,000       179,000
  Administrative support....................................       148,000        72,000
  Interest expense..........................................         6,000        26,000
  Amortization and depreciation expense.....................       234,000       232,000
  Advertising, promotion and publicity......................       545,000       249,000
  Other operating expenses..................................     1,337,000       576,000
                                                                ----------    ----------
      Total expense.........................................     5,475,000     3,369,000
                                                                ----------    ----------
      Loss before income tax benefit........................      (853,000)     (151,000)
INCOME TAX BENEFIT..........................................            --        45,000
                                                                ----------    ----------
      Net loss..............................................    $ (853,000)   $ (106,000)
                                                                ==========    ==========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net loss..................................................    $     (.25)   $     (.04)
                                                                ==========    ==========
  Weighted Average Shares Outstanding.......................     3,351,000     2,811,000
                                                                ==========    ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                            ADDITIONAL                     TOTAL
                                                  COMMON     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                  STOCK      CAPITAL       DEFICIT        EQUITY
                                                 --------   ----------   -----------   -------------
BALANCE, December 31, 1997.....................  $ 2,000    $       --   $   (95,000)   $  (93,000)
  Proceeds from initial public offering........    1,000     5,239,000            --     5,240,000
  Net loss.....................................       --            --      (106,000)     (106,000)
                                                 -------    ----------   -----------    ----------
BALANCE, December 31, 1998.....................    3,000     5,239,000      (201,000)    5,041,000
  Net loss.....................................       --            --      (853,000)     (853,000)
                                                 -------    ----------   -----------    ----------
BALANCE, December 31, 1999.....................  $ 3,000    $5,239,000   $(1,054,000)   $4,188,000
                                                 =======    ==========   ===========    ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (853,000)  $ (106,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................      234,000      232,000
    Deferred tax asset......................................           --      (45,000)
    Unrealized gain.........................................     (106,000)          --
    Effect of changes in assets and liabilities-
      Management fees receivable............................     (211,000)    (111,000)
      Receivable from affiliates............................     (158,000)     (84,000)
      Prepaids and other assets.............................     (112,000)    (115,000)
      Accounts payable and accrued expenses.................      184,000       21,000
      Due to affiliates.....................................     (141,000)    (516,000)
      Income taxes payable..................................           --      (48,000)
                                                              -----------   ----------
        Net cash used in operating activities...............   (1,163,000)    (772,000)
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................      (45,000)     (19,000)
  Sale of investments.......................................           --        9,000
  Purchase of investments...................................     (100,000)    (150,000)
  Advances to officer.......................................     (254,000)     (46,000)
                                                              -----------   ----------
        Net cash used in investing activities...............     (399,000)    (206,000)
                                                              -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from initial public offering.....................           --    6,053,000
  Issuance costs............................................           --     (814,000)
  Proceeds from officer.....................................           --      (28,000)
                                                              -----------   ----------
        Net cash provided by financing activities...........           --    5,211,000
                                                              -----------   ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........   (1,562,000)   4,233,000
CASH AND CASH EQUIVALENTS, beginning of year................    4,242,000        9,000
                                                              -----------   ----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 2,680,000   $4,242,000
                                                              ===========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS:

    Chapman Capital Management Holdings, Inc. is an investment advisory and investment management company.

    During February 1998, Chapman Capital Management, Inc. became the wholly-owned subsidiary of Chapman Capital Holdings Management, Inc. ("CCMH," the "Company"), a newly formed corporation. CCMH was the wholly-owned subsidiary of The Chapman Co. until it spun off from The Chapman Co. as part of the initial public offering (IPO) of Chapman Holdings, Inc. on February 26, 1998.

    The Company shares office space, certain employees and other overhead with The Chapman Co., an affiliated company. The Chapman Co. pays for routine operating expenses and provides certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. is reimbursed. The Chapman Co. also pays for salary and benefit expenses of which the Company is allocated a portion. The Chapman Co. allocates those salary and benefit expenses to the Company based on actual salaries related to the Company and based on cost sharing arrangements approved by the Board of Directors. The Chapman Co. allocated approximately $599,000 and $852,000 in expenses related to the above sharing agreement during the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999, the Company owed The Chapman Co. $97,000 for the costs of these services. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

    On November 15, 1999, the Company signed a merger agreement which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Holdings Inc. and Chapman Insurance Holdings Inc., affiliates, becoming wholly owned subsidiaries of eChapman.com. EChapman.com is a new formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owned by the major stockholder of the Company.

    The planned merger and the operations of EChapman.com after the merger are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed,

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS: (CONTINUED) developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles and include the operations of the Company and Chapman Capital Management, Inc. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITION

    In December 1996, the Company acquired DEM-MET, a tax-exempt pooled interest trust for qualified employee benefit plans. As part of the acquisition of this trust, the Company entered into a noncompete agreement for $300,000 and paid $640,000 in costs related to acquiring the trust. These amounts are included in intangible assets (see Note 4).

    During the years ended December 31, 1999 and 1998, the Company paid Deutsche Bank custodian fees for acting as trustee and custodian for the trust. Those fees are included in management fees in the accompanying statements of operations for the years ended December 31, 1999 and 1998.

CASH AND CASH EQUIVALENTS

    Included in cash and cash equivalents as of December 31, 1999 is $2,430,000 of cash invested in the Chapman U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INVESTMENTS

    Included in investments is an investment in DEM Index Fund, an affiliate, which is carried at market value in accordance with SFAS 115. Investments also include common stock ownership in an investment company carried at cost which approximates market.

ASSETS UNDER MANAGEMENT

    In the normal course of operations of an investment manager, clients add investments to and withdraw investments from the asset portfolio. This activity is done by clients as they continue to make investment decisions and diversify their portfolio.

    During 1999, the net change in assets under management increased
$180 million to $771 million as of December 31, 1999, from $591 million as of December 31, 1998. The net increase in assets under management included growth attributable to investment performance, additions of assets totaling
$25 million from two clients and a reduction of $86 million in assets by four clients. The reduction included partial withdrawals in the accounts of two clients of $49 million and $22 million, or 6.36% and 2.85%, respectively, of the assets under management as of December 31, 1999. The reduction in assets also included a withdrawal by one of the four participants in the Company's DEM-MET Trust, which withdrew its total investment of approximately $13.7 million, in June 1999 which represented approximately 2.1%, of the total assets under management of the DEM-MET Trust as of June 30, 1999.

    The loss of these assets under management has not had a material impact on the operations of the Company during 1999.


    A representative of one of the participants in the DEM-MET Trust informally advised the Company that the participant currently intends to withdraw up to $100 million from the trust, however this withdrawal may or may not occur. This amount represents approximately 13% of the Company's assets under management as of December 31, 1999.


FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheet for cash, investments, receivables, accounts payable and accrued expenses approximate fair value.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
EARNINGS PER SHARE

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding as of December 31, 1999 and 1998, are the weighted average common shares outstanding of 3,351,000 and 2,811,000, respectively. The options granted are antidilutive for 1999 and 1998 and thus, are not required in the earnings per share calculation.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, investment advisory and investment management services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

REVENUE RECOGNITION

    The Company recognizes investment management fees in the period the services are provided.

COMPREHENSIVE INCOME

    The Company has adopted SFAS No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Prior to the Company being spun off from The Chapman Co., the Company was included in the consolidated Federal income tax return of its Parent on a cash basis. The Parent allocated Federal tax expense to the Company based on its portion of consolidated taxable income and its taxes on that income if the Company were taxed on a stand-alone basis.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1998 financial statements to conform to 1999 financial statement presentation.

3. INITIAL PUBLIC OFFERING:

    On August 14, 1998, the Company consummated an initial public offering (the Offering) of its common stock, pursuant to which the Company sold 864,791 shares and received net proceeds, after offering costs, of approximately $5,240,000.

4. INTANGIBLE ASSETS:

    Intangible assets consists of a noncompete agreement and acquisition costs (see Note 2). The $300,000 noncompete agreement is being amortized over 3 years, the term of the agreement. As of December 31, 1999, the noncompete agreement is fully amortized. The $640,000 in acquisition costs is being amortized over 5 years. The noncompete liability as of December 31, 1999 is payable on demand. Accumulated amortization as of December 31, 1999 is $695,000.

5. CAPITAL STOCK:

    During 1998, the Company effected a 25% stock split through a stock dividend. As such, all share data related to the Company prior to the stock split have been restated.

6. TRANSACTIONS WITH AFFILIATES:

    The Company provides investment advisory and administrative services to The Chapman Funds, Inc. (the Funds), an affiliated group of mutual funds, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The agreement also provides that expense reimbursements be made to the Funds for specified expenses and to the extent that any Funds' expenses exceed specified limitations. Included in the

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED) accompanying statements of operations for the years ended December 31, 1999 and 1998, are advisory management fees related to The Chapman Funds totaling $334,000 and $260,000, respectively.

    The Company provided investment advisory and administrative services to DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. During the fourth quarter of 1998, DEM was dissolved. Included in the accompanying statements of operations for the years ended December 31, 1999 and 1998, is an advisory management fee related to DEM totaling $0 and $150,000, respectively.

    The Company agreed to waive certain investment management fees with Treasury funds its has sponsored. It has waived these fees by having its investment management fee limited to a certain percentage of the average daily net asset balance in the fund.

    Included in management fees receivable as of December 31, 1999, is $129,000 due from proprietary funds for services provided under the above described agreement.

    The Company is the investment advisor and administrator of the DEM Equity Fund, a portfolio of The Chapman Funds, Inc. The DEM Equity Fund became active in April 1998 and the Company was paid $93,000 and $69,000 in advisory and administrative fees for the years ended December 31, 1999 and 1998, respectively.

    Included in receivables from affiliates as of December 31, 1999, is $33,000 due from Chapman Insurance Agency ("CIA") for expenses paid on its behalf. Included in receivables from affiliates as of December 31, 1999, is $219,000 due from EChapman.com related to costs paid on their behalf. The Company also paid costs on behalf of Chapman Limited Partnership during 1999. The $26,000 of these costs is included in receivables from affiliates as of December 31, 1999.

    Included in due to affiliated company are costs paid on the Company's behalf based on the allocation agreement discussed in Note 1. The Company also pays expenses on behalf of several affiliate funds for costs incurred in excess of a certain percentage of the average daily net asset balance. Included in due to affiliates as of December 31, 1999, is $47,000 related to these expense limitations.

    As of December 31, 1999, the Company had outstanding advances to the majority stockholder of the Company of $372,000. These advances are reflected in three notes. Two demand promissory notes which accrue interest at 5.4% per annum and one

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED) three-year note that accrues interest at 5.5% per annum. No interest or principal payments are due until maturity, which is August 21, 2001. The interest rates on these notes are based on the IRS applicable federal rate in effect from time to time.

    On July 29, 1999, the Company made a loan of $3,220,000 to Chapman Holdings, Inc. ("Chapman Holdings"), an affiliate of the Company. The loan was issued pursuant to a demand note that required Chapman Holdings to repay the amount of the loan upon the Company's demand and with interest due equal on the broker call rate. Chapman Holdings repaid this loan in full in September 1999.

    The Chapman Co. has entered into an agreement in which it leases furniture and equipment from Chapman Limited Partnership, an entity in which certain officers and stockholders of The Chapman Co. are partners. The Chapman Co. allocates a portion of the $10,000 monthly payment to the Company based on the space used by the Company. The Chapman Co. allocated $59,000 in lease expense for the years ended December 31, 1999 and 1998. These amounts are included in other operating expenses in the statements of operations for the years ended December 31, 1999 and 1998, respectively.

7. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax benefit for the years ended December 31, 1999 and 1998, is as follows:

                                                           1999        1998
                                                         ---------   --------
Statutory tax (at 35% rate)............................  $(299,000)  $(53,000)
Effect of state income taxes...........................    (42,000)    (7,500)
Effect of graduated tax rate...........................     10,000      5,500
Effect of permanent book to tax differences............     28,000     10,000
Valuation reserve......................................    303,000         --
                                                         ---------   --------
Income tax benefit.....................................  $      --   $(45,000)
                                                         =========   ========

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

7. INCOME TAXES: (CONTINUED)
    The components of the income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                           1999        1998
                                                         ---------   --------
Current................................................  $      --   $     --
Deferred...............................................   (303,000)   (45,000)
Valuation reserve......................................    303,000         --
                                                         ---------   --------
Income tax benefit.....................................  $      --   $(45,000)
                                                         =========   ========

    The Company's deferred income tax asset as of December 31, 1999, consists of the following:

Deferred tax asset:
  NOL carryforward..........................................  $ 400,000
  Intangible assets.........................................     72,000
                                                              ---------
      Total.................................................    472,000

Deferred tax liability:
  Cash to accrual...........................................   (154,000)

Valuation reserve...........................................   (303,000)
                                                              ---------
  Net deferred tax asset recorded on the consolidated
    balance sheet...........................................  $  15,000
                                                              =========

    A valuation reserve was applied against the net deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

8. STATEMENT OF CASH FLOWS--SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosures for the years ended December 31, 1999 and 1998 were as follows:

                                                              1999       1998
                                                            --------   --------
Cash paid for:
  Interest................................................   $6,000    $ 25,000
  Income taxes............................................       --     114,000

9. CONCENTRATION OF CREDIT RISKS:

   The DEM-MET Trust accounted for 75% and 62% of the Company's advisory and administrative fees during the years ended December 31, 1999 and 1998. As of December 31, 1999, receivables due from this client was $94,000.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

10. OMNIBUS STOCK PLAN:

    In 1998, the Company established the Chapman Capital Management
Holdings, Inc. Omnibus Stock Plan (the Plan) to enable the Company to grant equity compensation to the Company's directors, officers, employees and consultants. Under the Plan, 150,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. On May 14, 1999, 24,000 stock options were granted at a stock price range of $8.38 to $9.22 per share. These options expire over a three-year period and vest immediately. None of these options had been exercised, expired or canceled as of December 31,1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1999, using the Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1999.

Risk free interest rate.....................................  5.32%
Expected dividend yield.....................................   0.0%
Expected volatility.........................................    86%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net loss and earnings per share information reflected on the accompanying consolidated statement of operations would have been increased to the following "as adjusted" amount for the year ended December 31, 1999:

Net loss:
  As reported...............................................  $(853,000)
  As adjusted...............................................   (911,000)

Basic earnings:
  Per share --
    As reported.............................................       (.25)
    As adjusted.............................................       (.27)

    Weighted average fair value of options granted for the year ended
December 31, 1999, was in the range of $3.86 to $4.07. The value was calculated using the Black-Scholes option pricing model.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Insurance Holdings, Inc. and Subsidiary:

    We have audited the accompanying consolidated balance sheet of Chapman Insurance Holdings, Inc. (a Maryland corporation) and subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Insurance Holdings, Inc. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for flows for each of the years in the two-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 17, 2000

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                                                                1999
                                                              ---------
ASSETS
Total assets................................................  $      --
                                                              =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Due to affiliates, net......................................  $  52,000
Accounts payable and accrued expenses.......................    249,000
                                                              ---------
  Total liabilities.........................................    301,000
                                                              ---------
STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 1,989,235 issued and outstanding............      2,000
  Accumulated deficit.......................................   (303,000)
                                                              ---------
      Total stockholders' deficit...........................   (301,000)
                                                              ---------
      Total liabilities and stockholders' deficit...........  $      --
                                                              =========

The accompanying notes are an integral part of this consolidated balance sheet.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999        1998
                                                              ---------   --------
REVENUE                                                       $  45,000   $21,000
                                                              ---------   -------
OPERATING EXPENSE:
  Commissions...............................................     16,000     8,000
  General and administrative................................    284,000        --
  Administrative support allocation.........................     12,000    12,000
                                                              ---------   -------
      Total operating expense...............................    312,000    20,000
                                                              ---------   -------
      Income before income tax provision....................   (267,000)    1,000
INCOME TAX PROVISION........................................         --        --
                                                              ---------   -------
      Net (loss) income.....................................  $(267,000)  $ 1,000
                                                              =========   =======

 The accompanying notes are an integral part of these consolidated statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                           TOTAL
                                                               COMMON    ACCUMULATED   STOCKHOLDER'S
                                                               STOCK       DEFICIT        DEFICIT
                                                              --------   -----------   -------------
BALANCE, December 31, 1997..................................   $2,000     $ (37,000)     $ (35,000)
  Net income................................................       --         1,000          1,000
                                                               ------     ---------      ---------
BALANCE, December 31, 1998..................................    2,000       (36,000)       (34,000)
                                                               ======     =========      =========
  Net loss..................................................       --      (267,000)      (267,000)
                                                               ------     ---------      ---------
BALANCE, December 31, 1999..................................   $2,000     $(303,000)     $(301,000)
                                                               ======     =========      =========

        The accompanying notes are an integral part of these statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999        1998
                                                              ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.........................................  $(267,000)  $  1,000
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
    Effect of changes in assets and liabilities--
      Prepaid expenses......................................     45,000    (45,000)
      Due to affiliates.....................................     22,000     (1,000)
      Accounts payable and accrued expenses.................    200,000     45,000
                                                              ---------   --------
        Net cash provided by operating activities...........         --         --
                                                              ---------   --------
NET INCREASE IN CASH........................................         --         --
CASH, beginning of year.....................................         --         --
                                                              ---------   --------
CASH, end of year...........................................  $      --   $     --
                                                              =========   ========

 The accompanying notes are an integral part of these consolidated statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION:

    During January 1998, Chapman Insurance Holdings, Inc. (the "Company"), a newly formed corporation, became the parent of Chapman Insurance Agency, Inc. ("CIA"). Prior to February 24, 1998, the Company was a wholly owned subsidiary of Chapman Holdings, Inc. The Company was spun off from Chapman Holdings, Inc. as of February 24, 1998, the effective date of the initial public offering (IPO) of Chapman Holdings, Inc. CIA sells annuity products. The accompanying financial statements include the activity of the Company and CIA.

    In 1998, the Company planed an initial public offering ("IPO") of common stock on a best efforts basis. Subsequent to December 31, 1998, the IPO was canceled. Also, on May 4, 1999, the Company entered into a merger agreement to acquire all of the outstanding stock of Universal Life Insurance Company. During the third quarter of 1999 this agreement was retracted. Thus, all costs capitalized related to these transactions were expensed during 1999.

    The Chapman Co., Chapman Holdings, Inc.'s wholly owned subsidiary, and Chapman Capital Management Holdings, Inc., a former subsidiary of the Chapman Co., pays for routine operating expenses and provide certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. and Chapman Capital Management Holdings, Inc. are reimbursed. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. Significant intercompany transactions have been eliminated in consolidation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments of cash, due to affiliates and accounts payable are reported in the accompanying consolidated balance sheet at cost, which approximates fair value.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", and has determined the Company has only one segment. The Company came to this conclusion because the Company has one product or service and the key decision-maker obtains information on the Company's results as one segment for key decisions.

INCOME TAXES

    The Company was included in the consolidated Federal income tax return of The Chapman Co. on a cash basis through the date it was spun off. The Chapman Co. allocated Federal tax expense to the Company based on its portion of consolidated taxable income calculated on a stand-alone basis. After the spin off, the Company files a separate Federal income tax return. The Company files a separate state income tax return.

    A reconciliation of the statutory income taxes to the recorded income tax provision for the years ended December 31, 1999 and 1998, is as follows:

                                                               1999       1998
                                                             --------   --------
Statutory tax (at 35% rate)................................  $(94,000)    $ --
Effect of state income taxes...............................   (11,000)      --
Effect of graduated tax rate...............................     5,000       --
Valuation reserve..........................................   100,000       --
                                                             --------     ----
                                                             $     --     $ --
                                                             ========     ====

    The Company's deferred income tax asset as of December 31, 1999, is as follows:

Deferred tax asset:
    NOL carryforward........................................  $ 100,000
    Valuation reserve.......................................   (100,000)
                                                              ---------
Net deferred tax asset......................................  $      --
                                                              =========

    A 100% valuation reserve was applied against the deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

3. TRANSACTIONS WITH AFFILIATES:

    As of December 31, 1999, the Company owes The Chapman Co. for management services and owes Chapman Capital Management Holdings, Inc. for expenses paid on their behalf.

    The administrative support expense included in the consolidated statements of operations for the years ended December 31, 1999 and 1998, represent a $1,000 per month management fee charged by The Chapman Co. for administrative support services provided for the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
EChapman.com:

    We have audited the accompanying balance sheet of EChapman.com (a Maryland corporation) as of December 31, 1999, and the related statements of operations, changes in stockholder's deficit, and cash flows for the period from May 14, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EChapman.com as of December 31, 1999, and the results of its operations and its cash flows for the period from May 14, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                               /S/ARTHUR ANDERSEN LLP

Baltimore, Maryland
February 21, 2000

                                  ECHAPMAN.COM

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1999

ASSETS:
  Other assets..............................................  $ 934,000
                                                              ---------
      Total assets..........................................  $ 934,000
                                                              =========
LIABILITIES AND STOCKHOLDLER'S DEFICIT:
  Accounts payable and accrued expenses.....................  $ 805,000
  Due to affiliates.........................................    410,000
                                                              ---------
      Total liabilities.....................................  1,215,000
                                                              ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 1 share issued and outstanding..............         --
  Accumulated deficit.......................................   (281,000)
                                                              ---------
      Total stockholder's deficit...........................   (281,000)
                                                              ---------
      Total liabilities and stockholder's deficit...........  $ 934,000
                                                              =========

       The accompanying notes are an integral part of this balance sheet.

                                  ECHAPMAN.COM

                            STATEMENT OF OPERATIONS

       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999

REVENUE:                                                      $      --
                                                              ---------
EXPENSE:
  Compensation and benefits.................................     62,000
  Professional fees.........................................    219,000
                                                              ---------
      Total expense.........................................    281,000
                                                              ---------
      Loss before income taxes..............................   (281,000)
INCOME TAXES................................................         --
                                                              ---------
      Net loss..............................................  $(281,000)
                                                              =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                                                                            TOTAL
                                                               COMMON     ACCUMULATED   STOCKHOLDER'S
                                                                STOCK       DEFICIT        DEFICIT
                                                              ---------   -----------   -------------
BALANCE, May 14, 1999.......................................  $     --     $      --      $      --
  Net loss for the period...................................        --      (281,000)      (281,000)
                                                              ---------    ---------      ---------
BALANCE, December 31, 1999..................................  $     --     $(281,000)     $(281,000)
                                                              =========    =========      =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                            STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(281,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Effect of changes in assets and liabilities-
      Other assets..........................................   (934,000)
      Accounts payable and accrued expenses.................    805,000
      Due to affiliates.....................................    410,000
                                                              ---------
        Net cash used in operating activities...............         --
                                                              ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         --
CASH beginning of period....................................         --
                                                              ---------
CASH end of period..........................................  $      --
                                                              =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. ORGANIZATION:

    EChapman.com (the Company) was formed on May 14, 1999, and is designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and Chapman Insurance Agency, while taking advantage of the unique opportunities presented by the growth in the Internet. The Company's web site, EChapman.com, is currently under development. The web site will offer both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women. These groups are collectively referred to as Domestic Emerging Markets (DEM).

    The Company is planning an initial public offering to sell 3,333,333 shares of common stock. The proceeds will be used to complete the design and development of the web site, to promote EChapman.com and the DEM strategy, and for working capital to support planned growth of the Company and other general corporate expenses.

    The operations of the Company are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete the mergers; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    The Company did not have any operations, except for organizational matters, up until June 30, 1999. The operations of the Company since July 1, 1999, mainly include costs incurred for salary and benefit expenses and professional fees related to organizing the Company and designing and developing its web site. The Company is in the preliminary stages of designing and developing its website. These costs include conceptual formulation, evaluation, technology requirements and vendor software and consultant selection. These costs have been expensed as incurred in accordance with SOP 98-1. Once the Company enters the application development stage, and enters into committments and contracts for services for application security, installation of website, testing, etc., those costs will be capitalized. Once the Company enters the operational stage, costs for services will be evaluated, and expensed as incurred or expensed over the contract period. The Company has a December 31 year-end.

                                  ECHAPMAN.COM

                               DECEMBER 31, 1999

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheet for other assets, and accounts payable and accrued expenses approximate fair value.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of September 30, 1999, and has determined that the Company has only one segment. The Company came to this conclusion because the Company has had minimal operations and has only one management group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

INCOME TAXES

    The Company accounts for income taxes under the liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.


OTHER ASSETS



    Other assets consist of deferred stock offering costs.

                                  ECHAPMAN.COM

                               DECEMBER 31, 1999

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    A reconciliation of the statutory income taxes to the recorded income tax provision for the period ended December 31, 1999, is as follows:

Statutory tax (at 35% rate).................................  $  98,000
Effect of state income taxes................................     14,000
Effect of graduated tax rate................................     (6,000)
Valuation reserve...........................................   (106,000)
                                                              ---------
                                                              $      --
                                                              =========

    The Company's deferred income tax asset as of December 31, 1999, is as follows:

Deferred tax asset:
  NOL carryforward..........................................  $106,000
  Valuation reserve.........................................  (106,000)
                                                              --------
Net deferred tax asset......................................  $     --
                                                              ========

    A 100% valuation reserve was applied against the deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

3. TRANSACTIONS WITH AFFILIATES:

    On November 15, 1999, the Company signed a merger agreement to acquire Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc.

    As of December 31, 1999, the Company owes Chapman Holdings, Inc. $191,000 and Chapman Capital Management Holdings, Inc. $219,000 for expenses paid on its behalf.

4. STOCK OPTIONS PLANS:

    On November 12, 1999, the Company approved the EChapman.com, Inc. 1999 Omnibus Stock Plan (the Plan) to provide key people with incentives to improve stockholder value and to grant equity compensation to the Company's directors, officers, employees and consultants. Under the Plan, 850,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. The price per share of each option exercised will be determined by the Compensation Committee of the Board of Directors. No options have been issued pursuant to this Plan as of December 31, 1999.

                                                                         ANNEX I

                               AGREEMENT AND PLAN

                                   OF MERGER

                                  BY AND AMONG

                              ECHAPMAN.COM, INC.,

                          CCMH MERGER SUBSIDIARY, INC.

                                      AND

                   CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                            --------
ARTICLE I.................................................................      1
  SECTION 1.1.   THE MERGER...............................................      1
  SECTION 1.2.   EFFECTIVE TIME OF THE MERGER.............................      1
ARTICLE II................................................................      2
  SECTION 2.1.   CHARTER..................................................      2
  SECTION 2.2.   BY-LAWS..................................................      2
  SECTION 2.3.   EFFECT OF THE MERGER.....................................      2
  SECTION 2.4.   DIRECTORS................................................      2
  SECTION 2.5.   OFFICERS.................................................      2
ARTICLE III...............................................................      3
  SECTION 3.1.   CONVERSION OF CCMH SHARES IN THE MERGER..................      3
  SECTION 3.2.   CONSIDERATION............................................      4
  SECTION 3.3.   EXCHANGE OF CERTIFICATES.................................      4
  SECTION 3.4.   NO FRACTIONAL SECURITIES.................................      6
  SECTION 3.5.   CLOSING..................................................      6
  SECTION 3.6.   CLOSING OF CCMH'S TRANSFER BOOKS.........................      7
ARTICLE IV................................................................      7
  SECTION 4.1.   ORGANIZATION.............................................      7
  SECTION 4.2.   CAPITALIZATION...........................................      7
  SECTION 4.2.   AUTHORITY; NON-CONTRAVENTION; APPROVALS..................      8
  SECTION 4.4.   ABSENCE OF UNDISCLOSED LIABILITIES.......................      9
  SECTION 4.5.   ABSENCE OF LITIGATION....................................      9
  SECTION 4.6.   REGISTRATION STATEMENT AND PROXY STATEMENT...............      9
  SECTION 4.7.   COMPLIANCE WITH AGREEMENTS...............................     10
  SECTION 4.8.   ECHAPMAN STOCKHOLDERS' APPROVAL..........................     10
  SECTION 4.9.   BROKERS AND FINDERS......................................     10
  SECTION 4.10.  CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.................     10
  SECTION 4.11.  ANTI-TAKEOVER STATUTES...................................     11
ARTICLE V.................................................................     11
  SECTION 5.1.   ORGANIZATION AND QUALIFICATION...........................     11
  SECTION 5.2.   CAPITALIZATION...........................................     11
  SECTION 5.3.   SUBSIDIARIES.............................................     12
  SECTION 5.4.   AUTHORITY; NON-CONTRAVENTION; APPROVALS..................     12
  SECTION 5.5.   SECURITIES REPORTS AND FINANCIAL STATEMENTS..............     13
  SECTION 5.6.   ABSENCE OF UNDISCLOSED LIABILITIES.......................     14
  SECTION 5.7.   ABSENCE OF CERTAIN CHANGES OR EVENTS.....................     14
  SECTION 5.8.   ABSENCE OF LITIGATION....................................     14
  SECTION 5.9.   REGISTRATION STATEMENT AND PROXY STATEMENT...............     15
  SECTION 5.10.  NO VIOLATION OF LAW......................................     15
  SECTION 5.11.  COMPLIANCE WITH AGREEMENTS...............................     15
  SECTION 5.12.  TAXES....................................................     16
  SECTION 5.13.  EMPLOYEE BENEFITS PLANS; ERISA...........................     16
  SECTION 5.14.  LABOR CONTROVERSIES......................................     18
  SECTION 5.15.  TITLE TO ASSETS..........................................     18
  SECTION 5.16.  CCMH STOCKHOLDERS' APPROVAL..............................     19
  SECTION 5.17.  TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE..........     19
  SECTION 5.18.  MATERIAL AGREEMENTS......................................     19
  SECTION 5.19.  INSURANCE................................................     19

                                                                              PAGE
                                                                            --------
  SECTION 5.20.  BROKERS AND FINDERS......................................     19
  SECTION 5.21.  CERTAIN TRANSACTIONS.....................................     19
  SECTION 5.22.  OPINION OF FINANCIAL ADVISOR.............................     20
  SECTION 5.22.  ANTI-TAKEOVER STATUTES...................................     20
ARTICLE VI................................................................     20
  SECTION 6.1.   CONDUCT OF BUSINESS BY CCMH PENDING THE MERGER...........     20
  SECTION 6.2.   CONDUCT OF BUSINESS BY ECHAPMAN PENDING THE MERGER.......     22
  SECTION 6.3.   CONTROL OF CCMH'S OPERATIONS.............................     22
  SECTION 6.4.   CONTROL OF ECHAPMAN'S OPERATIONS.........................     22
  SECTION 6.5.   ACQUISITION TRANSACTIONS.................................     23
ARTICLE VII...............................................................     23
  SECTION 7.1.   ACCESS TO INFORMATION....................................     24
  SECTION 7.2.   STOCKHOLDERS' APPROVAL...................................     24
  SECTION 7.3.   AFFILIATES OF CCMH.......................................     24
  SECTION 7.4.   EXPENSES AND FEES........................................     25
  SECTION 7.5.   AGREEMENT TO COOPERATE...................................     25
  SECTION 7.6.   PUBLIC STATEMENTS........................................     25
  SECTION 7.7.   NOTIFICATION OF CERTAIN MATTERS..........................     26
  SECTION 7.8.   PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT....     26
  SECTION 7.9.   TAX-FREE TREATMENT OF MERGER.............................     26
  SECTION 7.10.  DIRECTORS' AND OFFICERS' INDEMNIFICATION.................     26
  SECTION 7.11.  AMENDMENT TO CHI MERGER AGREEMENT........................     27
ARTICLE VIII..............................................................     28
  SECTION 8.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                 MERGER...................................................     28
  SECTION 8.2.   ADDITIONAL CONDITIONS TO OBLIGATION OF CCMH TO EFFECT THE
                 MERGER...................................................     29
  SECTION 8.3.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF ECHAPMAN AND
                 MERGER SUBSIDIARY TO EFFECT THE MERGER...................     30
ARTICLE IX................................................................     30
  SECTION 9.1.   TERMINATION..............................................     30
  SECTION 9.2.   EFFECT OF TERMINATION....................................     31
  SECTION 9.3.   AMENDMENT................................................     31
  SECTION 9.4.   WAIVER...................................................     31
ARTICLE X.................................................................     31
  SECTION 10.1.  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........     31
  SECTION 10.2.  NOTICES..................................................     32
  SECTION 10.3.  INTERPRETATION...........................................     33
  SECTION 10.4.  MISCELLANEOUS............................................     33
  SECTION 10.5.  COUNTERPARTS.............................................     33
  SECTION 10.6.  PARTIES IN INTEREST......................................     33
  SECTION 10.7.  EXHIBITS AND SCHEDULES...................................     33
  SECTION 10.8.  SEVERABILITY.............................................     33
  SECTION 10.9.  DEFINITION OF KNOWLEDGE..................................     34

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made this 15(th) day of November, 1999, by and among EChapman.com, Inc., a Maryland corporation ("EChapman"), CCMH Merger Subsidiary, Inc., a Maryland corporation and wholly owned subsidiary of EChapman ("Merger Subsidiary"), and Chapman Capital Management Holdings, Inc., a Maryland corporation ("CCMH").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of EChapman and CCMH have each determined that the merger of CCMH with and into Merger Subsidiary (the "Merger") is consistent with and in furtherance of the long-term business strategy of EChapman and CCMH and subject to receipt of the fairness opinion referred to hereinafter is fair to, and in the best interests of, CCMH and its stockholders;

    WHEREAS, the respective Boards of Directors of EChapman, Merger Subsidiary and CCMH have each approved the Merger, upon the terms and subject to the conditions set forth herein; and

    WHEREAS, EChapman, Merger Subsidiary and CCMH intend to qualify the Merger as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Maryland General Corporation Law (the "MGCL"), CCMH shall be merged with and into Merger Subsidiary and the separate corporate existence of CCMH shall thereupon cease. Merger Subsidiary shall be the surviving corporation under the name Chapman Capital Management Holdings, Inc. in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Surviving Corporation will be governed by laws of the State of Maryland as a direct, wholly owned subsidiary of EChapman.

    SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in Articles of Merger, in a form mutually acceptable to EChapman and CCMH, to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the MGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.5) of the transactions contemplated by this Agreement.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    SECTION 2.1. CHARTER. The Charter of Merger Subsidiary, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation will change to Chapman Capital Management Holdings, Inc., shall be the Charter of the Surviving Corporation until duly amended in accordance with applicable law.

    SECTION 2.2. BY-LAWS. The By-laws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

    SECTION 2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Subsidiary and CCMH shall vest in the Surviving Corporation, all debts, liabilities and duties of Merger Subsidiary and CCMH shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them, and the separate corporate existence of Merger Subsidiary with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth herein.

    SECTION 2.4. DIRECTORS. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified in accordance with the Charter and By-laws of the Surviving Corporation, or their earlier death, resignation or removal.

    SECTION 2.5. OFFICERS. The officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

                                  ARTICLE III
                              CONVERSION OF SHARES

    SECTION 3.1.  CONVERSION OF CCMH SHARES IN THE MERGER.  Subject to
Section 3.4 regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of CCMH's common stock, par value $0.001 per share ("CCMH Common Stock"):

        (a) Each share of CCMH Common Stock issued and outstanding immediately prior to the Effective Time, other than CCMH Common Stock owned by EChapman or Merger Subsidiary or owned by an Objecting Stockholder (as defined in Section 3.1(c)) shall be converted in accordance with Section 3.3 into the right to receive the Merger Consideration (as defined in Section 3.2).

        (b) Each share of CCMH Common Stock owned by EChapman or Merger Subsidiary (each a "Non-Converting Share") immediately prior to the Effective Time, if any, shall be cancelled and extinguished without conversion thereof into EChapman Shares (as defined in Section 3.2(a)) or payment therefor.

        (c) Any holder (an "Objecting Stockholder") of CCMH Common Stock ("Objecting Shares") who files with CCMH a written objection to the proposed Merger at or before the stockholders' meeting at which the proposed Merger will be considered, whose shares are not voted in favor of the approval of the Merger at the meeting of CCMH stockholders at which the Merger is approved, and who, within twenty (20) days after the Effective Time (which time will be set forth in a notice provided to any such stockholder by EChapman and Merger Subsidiary by certified mail, return receipt requested pursuant to Section 3-207(b) of the MGCL), makes a written demand upon Merger Subsidiary for payment for such Objecting Shares, accompanied by a surrender of the certificates for such Objecting Shares, all pursuant to the provisions of Title 3, Subtitle 2 of the MGCL, or any successor statute thereto, shall be entitled to receive from Merger Subsidiary in cash the fair value of such Objecting Shares determined in accordance with the aforesaid provisions of the MGCL, or any successor statute thereto. The amount paid to any Objecting Stockholder shall be debited against the capital accounts of Merger Subsidiary. If any Objecting Stockholder objects to the Merger and demands payment in cash for his Objecting Shares as aforesaid, EChapman shall pay to Merger Subsidiary, as a contribution to its capital, cash at a price per share equal to the price per share paid by Merger Subsidiary to such Objecting Stockholder.

        (d) Each unexpired option to purchase CCMH Common Stock ("CCMH Options") that is outstanding at the Effective Time shall be converted into an option to purchase the number of EChapman Shares (as defined in Section 3.2) equal to the number of shares of CCMH Common Stock which could be acquired upon the exercise of such CCMH Options multiplied by the Exchange Ratio (as defined in Section 3.2), at an exercise price per share equal to the per share exercise price of such CCMH Options divided by the Exchange Ratio rounded to the nearest whole cent and in any case an amount which, is not less than the par value, if any, of EChapman Shares (the "Exchanged Options"). EChapman shall maintain sufficient authorized shares of stock to issue EChapman Shares that will become issuable upon the exercise of the Exchanged Options.

        (e) At the Effective Time, each issued and outstanding share of common stock, par value $.001 per share, of Merger Subsidiary shall remain outstanding.

        (f) No share of CCMH Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time unless specified by applicable provisions of the MGCL.

    SECTION 3.2.  CONSIDERATION.

        (a) The consideration to be issued to each holder of CCMH Common Stock in the Merger ("Merger Consideration") will be that number of shares of EChapman common stock, par value $0.001 per share ("EChapman Shares"), which is determined by multiplying the Exchange Ratio (as defined below) by the number of shares of CCMH Common Stock held by such holder of CCMH Common Stock on the Closing Date (as defined in Section 3.5). The "Exchange Ratio" shall equal 2.23363 EChapman Shares for each share of CCMH Common Stock.

        (b) No fractional EChapman Shares shall be issued, and, in lieu thereof, a Fractional Share Payment shall be made (as defined in Section 3.4).

        (c) The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change (other than pursuant to exercises of outstanding options) in the number of EChapman Shares or CCMH Common Stock outstanding prior to Closing.

    SECTION 3.3.  EXCHANGE OF CERTIFICATES.

        (a) Except as otherwise provided in Section 3.1(c) or by the MGCL, from and after the Effective Time, all CCMH Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of CCMH Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to a bank or trust company designated by EChapman and acceptable to CCMH (the "Exchange Agent"), a certificate representing EChapman Shares to which such holder is entitled pursuant to Section 3.1 plus the Fractional Share Payment. Notwithstanding any other provision of this Agreement, until holders or transferees of certificates theretofore representing shares of CCMH Common Stock have surrendered them for exchange as provided herein, no dividends or other distributions declared or made after the Effective Time with respect to EChapman Shares with a record date after the Effective Time shall be paid with respect to any EChapman Shares represented by such certificates and no Fractional Share Payment shall be made. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of CCMH Common Stock, there shall be paid to the holder of such certificate by EChapman without interest, (i) promptly, the amount of any Fractional Share Payment with respect to a fractional EChapman Share to which such holder is entitled, (ii) except as provided in (iii), below, the amount of dividends or other distributions (without interest) with a record date after the Effective Time which theretofore became payable with respect to whole EChapman Shares, and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole EChapman Shares.

        (b) If any EChapman Shares are to be issued in a name other than that in which the certificate for shares of CCMH Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to EChapman or the Exchange Agent any applicable transfer or other taxes required by reason of such issuance.

        (c) As of the Effective Time, EChapman shall deposit, or cause to be deposited, with the Exchange Agent, for the account of Merger Subsidiary, the number of EChapman Shares required to effect the exchanges referred to in paragraph (a) above, and cash for purposes of the Fractional Share Payment. EChapman shall thereafter from time to time deposit, or cause to be deposited, with the Exchange Agent cash for payment of any dividend or distributions in respect of such EChapman Shares with a record date after the Effective Time.

        (d) As soon as reasonably practicable after the Effective Time, EChapman or the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of CCMH Common Stock (the "CCMH Certificates"), whose shares were converted into the right to receive EChapman Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to CCMH Certificates shall pass, only upon delivery of CCMH Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of CCMH Certificates in exchange for EChapman Shares. Upon surrender of a CCMH Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such CCMH Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole EChapman Shares into which the shares of CCMH Common Stock theretofore represented by CCMH Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and CCMH Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of CCMH Common Stock for any EChapman Shares or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) Promptly following the date which is six (6) months after the Effective Time, EChapman or the Surviving Corporation shall cause the Exchange Agent to deliver to EChapman all certificates, property and other documents in its possession relating to the transactions described in this Agreement. Thereafter, each holder of a CCMH Certificate may surrender such CCMH Certificate to EChapman and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor a certificate representing EChapman Shares to which such person is entitled, any dividends or distributions with respect to the EChapman Shares and any Fractional Share Payment, in each case without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, EChapman, Merger Subsidiary, or the Surviving Corporation shall be liable to a holder of CCMH Common Stock for any EChapman Shares delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

        (f) In the event any CCMH Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CCMH Certificate to be lost, stolen or destroyed, and the posting of a bond by such person in such amount as EChapman may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such CCMH Certificate, the Exchange Agent, EChapman or the Surviving Corporation, as the case may be, shall issue in exchange for such lost, stolen or destroyed CCMH Certificate, a certificate representing the proper number of EChapman Shares deliverable in respect thereof determined in accordance with this Section 3.3, and cash for the Fractional Share Payment and any other dividends or distributions in respect of EChapman Shares with a record date after the Effective Time.

    SECTION 3.4. NO FRACTIONAL SECURITIES. No fractional EChapman Shares shall be issued in the Merger and no stock dividend, stock split or interest shall relate to any fractional security, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of CCMH Common Stock, who would otherwise have been entitled to receive a certificate representing a fractional EChapman Share upon surrender of CCMH Certificates for exchange pursuant to this Article III, shall be entitled to receive from the Exchange Agent a cash payment (the "Fractional Share Payment") equal to the product of the fractional share interest to which such holder would otherwise be entitled multiplied by $34.

    SECTION 3.5. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Venable, Baetjer and Howard, LLP, Suite 1800, 2 Hopkins Plaza, Baltimore, MD 21201, on the day of CCMH's Stockholders' Approval as such term is defined in
Section 7.2, below, or at such other time and place as EChapman and CCMH shall reasonably agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

    SECTION 3.6. CLOSING OF CCMH'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of CCMH shall be closed and no transfer of shares of CCMH Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. From and after the Effective Time, the holders of CCMH Certificates representing shares of CCMH Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CCMH, except as otherwise provided herein or by law. If, after the Effective Time, subject to the terms and conditions of this Agreement, CCMH Certificates formerly representing CCMH Common Stock are presented to the Exchange Agent, EChapman or Surviving Corporation, as the case may be, they shall be cancelled and exchanged for certificates representing EChapman Shares and cash for the Fractional Share Payment and any other dividends or distributions in respect of EChapman Shares with a record date after the Effective Time in accordance with this Article III.

                                   ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF ECHAPMAN AND MERGER SUBSIDIARY

    EChapman and Merger Subsidiary each represent and warrant to CCMH as of the date hereof as follows:

    SECTION 4.1. ORGANIZATION. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. EChapman is a corporation duly organized and validly existing and in good standing under the laws of the state of Maryland. Each of EChapman and Merger Subsidiary has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Neither EChapman nor Merger Subsidiary is in violation of any of the provisions of their respective charters or By-laws.

    SECTION 4.2.  CAPITALIZATION.

        (a) The authorized capital stock of EChapman consists of 50,000,000 shares of EChapman Shares, of which one share is outstanding. The issued and outstanding EChapman Share is, and all EChapman Shares to be issued at the Effective Time shall be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights granted by EChapman or by applicable law.

        (b) Except as set forth in this Agreement, the Affiliate Agreements (as defined in Section 7.3) and the CHI Merger Agreement (as defined in
    Section 4.10) and in connection with the EChapman Public Offering (as defined in Section 8.1(f)), there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating EChapman or any subsidiary of

    EChapman to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of EChapman or obligating EChapman or any subsidiary of EChapman to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which EChapman or any subsidiary of EChapman is a party or is bound with respect to the voting of any shares of capital stock of EChapman and, to the knowledge of EChapman, there are no such trusts, proxies, agreements or understandings by, between or among any of EChapman's stockholders with respect to EChapman Shares.

        (c) The authorized capital stock of Merger Subsidiary consists of 20,000,000 shares of Merger Subsidiary Common Stock, of which 1,000 shares are issued and outstanding, all of which are owned beneficially and of record by EChapman. EChapman has no other direct or indirect subsidiaries, except CHI Merger Subsidiary, Inc. and CIHI Merger Subsidiary, Inc.

    SECTION 4.3.  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

        (a) EChapman and Merger Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to EChapman Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of EChapman and Merger Subsidiary and by the sole stockholder of EChapman and Merger Subsidiary, and no other corporate proceedings on the part of EChapman or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by EChapman and Merger Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of EChapman and Merger Subsidiary, and, assuming the due authorization, execution and delivery hereof by CCMH, constitutes a valid and legally binding agreement of each of EChapman and Merger Subsidiary, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to
    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and
    (ii) general equitable principles.

        (b) The execution and delivery of this Agreement by each of EChapman and Merger Subsidiary does not, and the performance of this Agreement and the transactions contemplated hereby by EChapman and Merger Subsidiary shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of EChapman or Merger Subsidiary, under any of the terms, conditions or provisions of (i) the respective charters and By-laws of EChapman or Merger Subsidiary, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority, domestic or foreign, applicable to EChapman or Merger Subsidiary or any of their respective properties or assets, or
    (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which EChapman or Merger Subsidiary is now a party or by which EChapman or Merger Subsidiary or any of their respective properties or assets may be bound. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of EChapman and Merger Subsidiary, taken as a whole (an "EChapman Material Adverse Effect").

        (c) Except for (i) the filing of the Registration Statement (as defined in Section 4.6) with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and any other required filings in other jurisdictions to register or exempt EChapman Shares issuable pursuant hereto, and (ii) the making of the Merger Filing with the SDAT in connection with the Merger (collectively referred to as the "EChapman Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, domestic or foreign, is necessary for the execution and delivery of this Agreement by EChapman or Merger Subsidiary or the consummation by EChapman or Merger Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a EChapman Material Adverse Effect, or affect Merger Subsidiary's ability to consummate the Merger.

    SECTION 4.4. ABSENCE OF UNDISCLOSED LIABILITIES. Neither EChapman nor Merger Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities that were incurred in the ordinary course of business and that will not have an EChapman Material Adverse Effect.

    SECTION 4.5. ABSENCE OF LITIGATION. There is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting EChapman or Merger Subsidiary pending or, to the knowledge of EChapman, threatened and neither EChapman nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

    SECTION 4.6. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by EChapman for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by EChapman and CCMH in connection with the Merger for the purpose of registering EChapman Shares and Exchanged Options to be issued in connection with the Merger (the "Registration Statement"), or (b) the proxy statement to be distributed in connection with CCMH's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of CCMH to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by EChapman with respect to information supplied by CCMH for inclusion therein.

    SECTION 4.7. COMPLIANCE WITH AGREEMENTS. EChapman and Merger Subsidiary are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under
(a) their respective charters or By-Laws; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which EChapman or Merger Subsidiary is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this
Section 4.11, would have, in the aggregate, a EChapman Material Adverse Effect.

    SECTION 4.8. ECHAPMAN STOCKHOLDERS' APPROVAL. The affirmative vote of the holders of a majority of the outstanding shares of EChapman Shares entitled to vote is not necessary to approve the transactions contemplated by this Agreement.

    SECTION 4.9. BROKERS AND FINDERS. Neither EChapman nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

    SECTION 4.10. CHAPMAN HOLDINGS, INC. The representations and warranties of Chapman Holdings, Inc. set forth in Article V of the Agreement and Plan of Merger dated as of the date of this Agreement (the "CHI Merger Agreement") by and between Chapman Holdings, Inc., CHI Merger Subsidiary, Inc. and EChapman are true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement is true and correct in all respects).

    SECTION 4.11. ANTI-TAKEOVER STATUTES The provisions of Section 3-601 et seq. (Special Voting Requirements) and Section 3-701 et seq. (Voting Rights of Certain Control Shares) of the MGCL do not apply with respect to EChapman or Merger Subsidiary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CCMH

    CCMH represents and warrants to EChapman as of the date hereof as follows:

    SECTION 5.1. ORGANIZATION AND QUALIFICATION. CCMH is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. CCMH is qualified to do business and is in good standing, where applicable, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of CCMH and its subsidiaries, taken as a whole (a "CCMH Material Adverse Effect"). CCMH is not in violation of any of the provisions of its charter or By-Laws.

    SECTION 5.2. CAPITALIZATION.

    (a) The authorized capital stock of CCMH consists of 20 million shares of CCMH Common Stock, of which 3,351,334 shares are issued and outstanding. All of the issued and outstanding shares of CCMH's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights granted by CCMH or by applicable law.

    (b) Except as disclosed in CCMH SEC Reports (as defined in Section 5.5) and in the CCMH minute book, as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating CCMH or any subsidiary of CCMH to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CCMH or obligating CCMH or any subsidiary of CCMH to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which CCMH or any subsidiary of CCMH is a party or is bound with respect to the voting of any shares of capital stock of CCMH and, to the knowledge of CCMH, there are no such trusts, proxies, agreements or understandings by, between or among any of CCMH's stockholders with respect to CCMH Common Stock.

    SECTION 5.3. SUBSIDIARIES. Except as disclosed in CCMH SEC Reports (as defined in Section 5.5), CCMH has no subsidiaries. Each direct and indirect subsidiary of CCMH is duly organized, validly existing and in good standing, where applicable, under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where any failure would not have a CCMH Material Adverse Effect. Each subsidiary of CCMH is qualified to do business, and is in good standing, where applicable, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a CCMH Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of CCMH have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and are beneficially owned directly or indirectly by CCMH, free and clear of any liens, claims or encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of CCMH, including any right of conversion or exchange under any outstanding security, instrument or agreement.

    SECTION 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) CCMH has full corporate power and authority to enter into this Agreement and, subject to CCMH Stockholders' Approval (as defined in Section 7.2 and CCMH Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CCMH, and no other corporate proceedings on the part of CCMH are necessary to authorize the execution and delivery of this Agreement or, except for CCMH Stockholders' Approval, the consummation by CCMH of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CCMH, and, assuming the due authorization, execution and delivery hereof by EChapman and Merger Subsidiary, constitutes a valid and legally binding agreement of CCMH, enforceable against CCMH in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

    (b) The execution and delivery of this Agreement by CCMH does not, and the performance of this Agreement and the transactions contemplated hereby by CCMH shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CCMH or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of CCMH or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to CCMH or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CCMH or any of its subsidiaries is now a party or by which CCMH or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by CCMH of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses
(i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) CCMH Required Statutory Approvals and CCMH Stockholders' Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a CCMH Material Adverse Effect.

    (c) Except for (i) the filing of the Registration Statement with the SEC pursuant to the Securities Act and the Exchange Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (ii) the making of the Merger Filing with the SDAT of the State of Maryland in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) above are collectively referred to as the "CCMH Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CCMH or the consummation by CCMH of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a CCMH Material Adverse Effect.

    SECTION 5.5. SECURITIES REPORTS AND FINANCIAL STATEMENTS. Since
December 31, 1998, CCMH has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "CCMH SEC Reports"). As of their respective dates, CCMH SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of CCMH included in such reports (collectively, the "CCMH Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CCMH and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

    SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in CCMH SEC Reports, neither CCMH nor any of its subsidiaries had at December 31, 1998, nor has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except:
(a) liabilities, obligations or contingencies (i) which are accrued or reserved against in CCMH Financial Statements or reflected in the notes thereto, or
(ii) which were incurred after December 31, 1998 and were incurred in the ordinary course of business and consistent with past practices;
(b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a CCMH Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of CCMH and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

    SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in CCMH SEC Reports since December 31, 1998, CCMH and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and since December 31, 1998, there has not been
(a) any change in the financial condition, results of operations or business of CCMH or any of its subsidiaries having, in the aggregate, a CCMH Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of CCMH or any of its subsidiaries having, in the aggregate, a CCMH Material Adverse Effect; (c) any change by CCMH in its accounting methods, principles or practices; (d) any revaluation by CCMH of any of its material assets in any material respect; (e) any entry by CCMH or any of its subsidiaries into any commitment or transactions material to CCMH and its subsidiaries, taken as a whole; or (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of CCMH Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any subsidiary of CCMH.

    SECTION 5.8. ABSENCE OF LITIGATION. Except as disclosed in CCMH SEC Reports,
(a) there is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting CCMH or any of its subsidiaries pending or, to the knowledge of CCMH, threatened; and (b) neither CCMH nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

    SECTION 5.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by CCMH or its subsidiaries for inclusion in (a) the Registration Statement, or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meetings of stockholders of CCMH to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by CCMH with respect to information supplied by EChapman for inclusion therein.

    SECTION 5.10. NO VIOLATION OF LAW. Except as disclosed in CCMH SEC Reports, neither CCMH nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment including, without limitation, any applicable environmental law, ordinance or regulation of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a CCMH Material Adverse Effect. CCMH and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "CCMH Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a CCMH Material Adverse Effect. CCMH and its subsidiaries are not in violation of the terms of any CCMH Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a CCMH Material Adverse Effect.

    SECTION 5.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in CCMH SEC Reports, CCMH and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the respective charters or By-laws of CCMH or any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which CCMH or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, would have, in the aggregate, a CCMH Material Adverse Effect.

    SECTION 5.12. TAXES. CCMH and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate government proceedings and with respect to which CCMH is maintaining reserves adequate for their payment. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of CCMH's knowledge, threatening to assert against CCMH or any of its subsidiaries any deficiency or claim for additional Taxes. Neither CCMH nor any of its subsidiaries has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of CCMH or any of its subsidiaries. Neither CCMH nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a CCMH Material Adverse Effect, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the CCMH balance sheet reflected in the latest CCMH SEC Report are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. No agreements relating to allocating or sharing of Taxes exist among CCMH and its subsidiaries. Neither CCMH nor any of its subsidiaries is required to include in income either (i) any material amount in respect of any adjustment under
Section 481 of the Code, or (ii) any material installment sale gain. Neither CCMH nor any of its subsidiaries has made an election under Section 341(f) of the Code.

    SECTION 5.13. EMPLOYEE BENEFITS PLANS; ERISA.

    (a) Neither CCMH nor its subsidiaries has any obligation to create any material employee benefit plans, programs, arrangements and practices for employees (such plans, programs, arrangements and practices of CCMH and its subsidiaries being referred to as the "CCMH Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits or to amend any such plan so as to increase benefits thereunder, except as required under the terms of CCMH Plans, under existing collective bargaining agreements or to comply with applicable law.

    (b) No member of CCMH's "controlled group," within the meaning of
Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five
(5) years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. None of the CCMH Plans obligates CCMH or any of its subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. None of CCMH Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of CCMH or any of its subsidiaries except as otherwise required with respect to health plan coverage in Section 4980B of the Code. Each of CCMH Plans is subject only to the laws of the United States or a political subdivision thereof.

    (c) Each CCMH Plan has been operated in all respects in accordance with the requirements of all applicable laws and all persons who participate in the operation of such CCMH Plans and all CCMH Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable laws, except where violations of such applicable laws would not, individually or in the aggregate, have a CCMH Material Adverse Effect, taken as a whole. CCMH and its subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and CCMH has no knowledge of any default or violation by any party to, any CCMH Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a CCMH Material Adverse Effect, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of CCMH, threatened with respect to any CCMH Plan (other than claims for benefits in the ordinary course) and, to the knowledge of CCMH, no fact or event exists that could give rise to any such action, suit or claim. Neither CCMH nor any of its subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (other than premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course) or any material "withdrawal liability" within the meaning of Section 4201 of ERISA.

    (d) Each CCMH Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any CCMH Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the knowledge of CCMH, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such CCMH Plan or the exempt status of any such trust. No trust maintained or contributed to by CCMH or any of its subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

    (e) To CCMH's knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any CCMH Plan. CCMH and each of its subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of CCMH, no fact or event exists that could give rise to any such liability except for liability which singly or in the aggregate could not reasonably be expected to cause a CCMH Material Adverse Effect.

    (f) All contributions, premiums or payments required to be made with respect to any CCMH Plan have been made on or before their due dates.

    (g) The CCMH Minute Book sets forth a true and complete list of each current or former employee, officer or director of CCMH or any of its subsidiaries who holds any option to purchase CCMH Common Stock as of the date of this Agreement, together with the number of shares of CCMH Common Stock subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code (an "ISO") and the expiration date of such option. The CCMH Minute Book also sets forth the total number of such ISOs and such non-qualified options.

    (h) Neither CCMH nor any of its subsidiaries is a party to any employment, severance, consulting or other similar contracts with any employees, officers or directors of CCMH or any of its subsidiaries other than such contracts that are disclosed in CCMH SEC Reports. Neither CCMH nor any of its subsidiaries is a party to any collective bargaining agreements.

    SECTION 5.14. LABOR CONTROVERSIES. Except as set forth in the CCMH SEC Reports, (a) there are no material controversies pending or, to the knowledge of CCMH, threatened between CCMH or its subsidiaries and any representatives of any of their employees; (b) to the knowledge of CCMH, there are no material organizational efforts presently being made or threatened involving any of the presently unorganized employees of CCMH or its subsidiaries; (c) CCMH and its subsidiaries have, to the knowledge of CCMH, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, civil rights, administration of leave and rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the payment of social security and similar taxes; and (d) no person has, to the knowledge of CCMH, asserted that CCMH or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a CCMH Material Adverse Effect.

    SECTION 5.15. TITLE TO ASSETS. CCMH and each of its subsidiaries has good and marketable title to all their respective properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) liens for Taxes not yet due and payable; (b) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair CCMH's present business operations; (c) as disclosed in CCMH SEC Reports; or (d) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a CCMH Material Adverse Effect. All leases under which CCMH leases any material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a CCMH Material Adverse Effect.

    SECTION 5.16. CCMH STOCKHOLDERS' APPROVAL. The affirmative vote of the holders of a majority of the outstanding shares of CCMH Common Stock entitled to vote is necessary to approve the transactions contemplated by this Agreement.

    SECTION 5.17. TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. CCMH and its subsidiaries own or have the right to use all of their Intellectual Property Rights without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to have a CCMH Material Adverse Effect, and the consummation of the transactions contemplated hereby will not
alter or impair such rights in any material respect.   To the knowledge of CCMH,
no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a CCMH Material Adverse Effect. To CCMH's knowledge, none of it or its subsidiaries' key technical personnel is in violation of any term of any employment agreement, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its subsidiaries or any other party the result of which has had or is reasonably likely to have a CCMH Material Adverse Effect.

    SECTION 5.18. MATERIAL AGREEMENTS. CCMH has no material agreements other than those filed as exhibits to CCMH SEC Reports or which will be filed with the Registration Statement except for Support Agreement between CCMH and Nathan A. Chapman, Jr., dated November 12, 1999.

    SECTION 5.19. INSURANCE. Except to the extent there would be no CCMH Material Adverse Effect, to CCMH's knowledge, all of CCMH's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring CCMH and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and businesses, are valid and in full force and effect (without any premium past due or pending notice of cancellation) and are, in the reasonable judgment of CCMH, adequate for the business of CCMH and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, in excess of the limitations of coverage set forth in such policies. The provision and/or reserves in CCMH Financial Statements are adequate for any and all self insurance programs maintained by CCMH or its subsidiaries.

    SECTION 5.20. BROKERS AND FINDERS. Neither CCMH nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that CCMH has retained Tucker Anthony Cleary Gull as its financial advisor.

    SECTION 5.21. CERTAIN TRANSACTIONS. Except as set forth in the CCMH SEC Reports, since December 31, 1998, none of the officers or directors of CCMH or of any of its subsidiaries, and, to CCMH's knowledge, none of their employees or the employees of any of its subsidiaries is a party to any transaction with it or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee (a "CCMH Affiliated Transaction") other than transactions which would not have a CCMH Material Adverse Effect.

    SECTION 5.22. OPINION OF FINANCIAL ADVISOR. CCMH received the opinion of Tucker Anthony Cleary Gull, its financial advisor, dated November 11, 1999, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view.

    SECTION 5.23. ANTI-TAKEOVER STATUTES The provisions of Section 3-601 et seq. (Special Voting Requirements) and Section 3-701 et seq. (Voting Rights of Certain Control Shares) of the MGCL do not apply with respect to CCMHI in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1. CONDUCT OF BUSINESS BY CCMH PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless EChapman shall otherwise agree in writing, CCMH shall, and shall cause its subsidiaries to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not, except as necessary to consummate the transactions contemplated hereby, (i) amend or propose to amend their respective charters or By-laws,
(ii) split, combine or reclassify their outstanding capital stock, or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of CCMH;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that CCMH may issue shares upon the exercise of CCMH Options outstanding on the date hereof;

    (d) not (i) incur or become contingently liable with respect to any material indebtedness for borrowed money other than (x) borrowings in the ordinary course of business not to exceed $100,000 or in other cases for amounts in excess of $100,000 which shall be on terms reasonably acceptable to EChapman, or
(y) borrowings to refinance existing indebtedness, in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take or fail to take any action which action or failure would cause CCMH or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets or businesses and expenditures for fixed or capital (in each case, after consultation with EChapman) or expenditures in the ordinary course of business which, in such cases of $100,000 or more, shall be on terms reasonably acceptable to EChapman, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $100,000 or more, shall be on terms reasonably acceptable to EChapman, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (e) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer on a regular and frequent basis with one or more representatives of EChapman to report operational matters of materiality and the general status of ongoing operations;

    (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees except in the ordinary course and consistent with past practice which shall be on terms acceptable to EChapman;

    (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree except as required to comply with changes in applicable law and increases in wages in the ordinary course and consistent with past practice for non-executive employees which, in such cases involving $25,000 or more, shall be on terms acceptable to EChapman;

    (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

    (j) not enter into any arrangement or transaction of the type described in
Section 5.21.

    SECTION 6.2. CONDUCT OF BUSINESS BY ECHAPMAN PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless CCMH shall otherwise agree in writing, EChapman shall, and shall cause Merger Subsidiary, to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not, except as necessary to consummate the transactions contemplated hereby, (i) amend or propose to amend their respective charters or By-laws,
(ii) split, combine or reclassify their outstanding capital stock, or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a subsidiary of EChapman and except for cash dividends in historic amounts payable in a manner consistent with past practices;

    (c) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (d) confer on a regular and frequent basis with one or more representatives of CCMH to report operational matters of materiality and the general status of ongoing operations;

    (e) not enter into any arrangement or transaction of the type described in
Section 5.21.

    SECTION 6.3. CONTROL OF CCMH'S OPERATIONS. Nothing contained in this Agreement shall give to EChapman, directly or indirectly, rights to control or direct

CCMH's operations prior to the Effective Time. Prior to the Effective Time, CCMH shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

    SECTION 6.4. CONTROL OF ECHAPMAN'S OPERATIONS. Nothing contained in this Agreement shall give to CCMH, directly or indirectly, rights to control or direct EChapman's operations prior to the Effective Time. Prior to the Effective Time, EChapman shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

    SECTION 6.5. ACQUISITION TRANSACTIONS.

    (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, CCMH shall not, and shall not permit any of its subsidiaries to, (i) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of CCMH and its subsidiaries or more than fifty percent (50%) of the capital stock of CCMH and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Transactions"), or (ii) otherwise cooperate in any effort or attempt to initiate, solicit or seek an Acquisition Transaction.

    (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry (or a proposal or inquiry arising from a general solicitation) with respect to an Acquisition Transaction and subject to the duties of CCMH's Board of Directors under applicable law, if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, CCMH's Board of Directors may take and disclose to CCMH's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

    (c) In the event CCMH shall receive any offer of an Acquisition Transaction, it shall (i) immediately inform EChapman of such offer, and (ii) furnish to EChapman the identity of the proponent of such offer and, unless the Board of Directors of CCMH concludes that such disclosure is inconsistent with its duties under applicable law, a description of the material terms thereof.

    (d) CCMH may terminate this Agreement, withdraw, modify or not make its recommendations referred to in Section 7.2, and enter into a definitive agreement for an Acquisition Transaction if, but only if, (i) the Board of Directors of CCMH shall have consulted with legal counsel concerning its obligations under applicable law and (ii) CCMH shall have determined in good faith after consultation with the independent financial advisors of CCMH that such Acquisition Transaction would be more favorable to CCMH's stockholders from a financial point of view than the Merger, and (iii) the Board of Directors of CCMH shall conclude in good faith that such action is necessary in order for the Board of Directors of CCMH to act in a manner that is consistent with its obligations under applicable law.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.1. ACCESS TO INFORMATION. From and after the date hereof, each party shall furnish promptly to one another a copy of each report and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or which may have a material effect on their respective businesses, properties or personnel, and work papers of their respective accountants and other information or copies of such documentation and access to senior management personnel as reasonably deemed necessary by the requesting party's respective accountants, legal counsel or financial advisors to complete the Proxy Statement/Prospectus and Registration Statement, and the opinion referred to in Section 8.2(d) below. EChapman and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause EChapman's representatives to hold, and CCMH and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause CCMH's representatives to hold, in strict confidence all non-public documents and information furnished to EChapman and Merger Subsidiary or to CCMH, as the case may be, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing (i) EChapman and CCMH may disclose such information as may be necessary in connection with seeking EChapman Required Statutory Approvals, CCMH Required Statutory Approvals and CCMH Stockholders' Approval (as defined in
Section 7.2 below), and (ii) each of EChapman, Merger Subsidiary and CCMH may disclose any information that it is required by law or judicial or administrative order to disclose.

    SECTION 7.2. STOCKHOLDERS' APPROVAL. Subject to the duties of the Board of Directors of CCMH under applicable law, CCMH shall, as promptly as practicable, submit the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the duties of the Board of Directors of CCMH under applicable law, shall use its commercially reasonable efforts to obtain stockholder approval and adoption (the "CCMH Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of the stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. CCMH shall, through its Board of Directors, but subject to the duties of the members thereof under applicable law, recommend to its stockholders approval of the transactions contemplated by this Agreement. CCMH acknowledges and agrees: (i) that a breach of its covenant contained in this Section 7.2 to convene a meeting of its stockholders and call for a vote with respect to the approval of this Agreement and the Merger will result in irreparable harm to EChapman which will not be compensable in money damages, and (ii) that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to EChapman for a breach of such covenant.

    SECTION 7.3. AFFILIATES OF CCMH. Within 30 days after the date of this
Agreement: (i) CCMH shall deliver to EChapman a letter identifying all persons who may be deemed affiliates of CCMH under Rule 145 of the Securities Act
("Rule 145"), including, without limitation, all directors and executive officers of CCMH; (ii) CCMH shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws; (iii) the persons identified in such letter shall each execute a Memorandum to Persons Deemed to be Affiliated Persons of Chapman Capital Management Holdings, Inc. in such form as is acceptable to EChapman (the "145 Memorandum"); and
(iv) Nathan A. Chapman, Jr. shall execute a Support Agreement in such form as is acceptable to EChapman (the 145 Memorandum and the Support Agreement are collectively referred to herein as the "Affiliate Agreements").

    SECTION 7.4. EXPENSES AND FEES. Each party hereto agrees to bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, except:

    (a) CCMH shall pay and be responsible for all fees and expenses incurred in connection with the printing, filing and mailing of the Proxy
Statement/Prospectus; and

    (b) If CCMH (i) fails to fulfill its obligations as set forth in
Section 6.5(a)-(c) or (ii) terminates this Agreement pursuant to
Section 6.5(d), CCMH shall pay to EChapman the sum of $3.0 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by EChapman.

    SECTION 7.5. AGREEMENT TO COOPERATE.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

    (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, EChapman shall have the right, at its own expense, to participate therein, and CCMH will not settle any such litigation without the consent of EChapman, which consent will not be unreasonably withheld.

    SECTION 7.6. PUBLIC STATEMENTS. The parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and
(ii) shall not issue any such press release or written public statement prior to such consultation, except as may be required by law and applicable listing requirements.

    SECTION 7.7. NOTIFICATION OF CERTAIN MATTERS. Each of CCMH, EChapman and Merger Subsidiary agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy
(i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 7.8. PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT.

    (a) As promptly as practicable after the execution of this Agreement, EChapman and CCMH shall prepare and file with the SEC a Proxy
Statement/Prospectus and Registration Statement on Form S-4 relating to the approval of the Merger by the stockholders of CCMH and shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    (b) Prior to the date of approval of the Merger by CCMH's stockholders, each of CCMH, EChapman and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of CCMH and EChapman, in each case to the extent required by applicable law.

    SECTION 7.9. TAX-FREE TREATMENT OF MERGER. EChapman and CCMH shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization for federal, state and foreign income tax purposes and agree that this Agreement shall serve as the Plan of Reorganization therefor.

    SECTION 7.10. DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) The Surviving Corporation shall maintain in full force and observe any liability, exculpation or indemnification provision (including payment or advance of expenses) now existing in the Charter or By-laws of CCMH for the benefit of any individual who served as a director or officer of CCMH at any time prior to the Effective Time.

    (b) For a period of six years from and after the Effective Time, the Surviving Corporation and EChapman shall indemnify, defend and hold harmless each individual who served as a director, or officer of CCMH or any of its subsidiaries (the "Indemnified Parties") at any time prior to the Effective Time from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party which approval shall not be unreasonably withheld (net of any insurance proceeds obtained by the Indemnified Parties) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("Indemnified Liabilities) and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the MGCL to indemnify its own directors and officers, as the case may be (and the Surviving Corporation and EChapman will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (x) the Indemnified Parties may retain counsel satisfactory to them and the CCMH (or them and the Surviving Corporation and EChapman after the Effective Time), (y) CCMH (or after the Effective Time, the Surviving Corporation and EChapman) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (z) the Company (or after the Effective Time, the Surviving Corporation and EChapman) will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that neither CCMH nor the Surviving Corporation or EChapman shall be liable for any settlement of any claim effected without their written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the CCMH or, after the Effective Time, the Surviving Corporation or EChapman (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.10 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

    SECTION 7.11. AMENDMENT TO CHI MERGER AGREEMENT. Without the consent of CCMH, EChapman will not consent to any material amendment to the CHI Merger Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

    SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. Unless waived by the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the transactions contemplated hereby, as appropriate, shall have been approved and adopted by the requisite vote of the stockholders of CCMH under applicable law and applicable listing requirements;

    (b) the Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall, on or prior to the Effective Time, have been instituted or, to the knowledge of EChapman or CCMH, threatened by the SEC.

    (c) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted);

    (d) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

    (e) all material governmental waivers, consents, orders and approvals, legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

    (f) EChapman shall have completed a public offering (pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force) of EChapman Shares in which (i) EChapman receives gross proceeds of no less than Twenty Million dollars ($20,000,000), and (ii) the price paid by the public for such shares reflects a preoffering valuation of EChapman of no less than Eighty Million Dollars ($80,000,000.00) (the "EChapman Public Offering"); and

    (g) The transactions contemplated by the CHI Merger Agreement shall have closed; and

    (h) CCMH shall have received from Tucker Anthony Cleary Gull an updated opinion reasonably acceptable to CCMH, dated as of the date on or about which the Proxy Statement/Prospectus is first distributed to the stockholders of CCMH, to the effect that the consideration to be received by the stockholders of CCMH in the Merger is fair, from a financial point of view, to the holders of CCMH Common Stock, and such opinion shall not have been withdrawn as of the Closing Date; and

    SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATION OF CCMH TO EFFECT THE MERGER. Unless waived by CCMH, the obligation of CCMH to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

    (a) EChapman and Merger Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of EChapman and Merger Subsidiary contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and CCMH shall have received a Certificate of the Chairman of the Board and the President of EChapman and Merger Subsidiary to that effect;

    (b) Chapman Holdings, Inc. and CHI Merger Subsidiary, Inc. shall have performed in all material respects their agreements contained in the CHI Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Chapman Holdings, Inc. and CHI Merger Subsidiary, Inc. contained in the CHI Merger Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and CCMH shall have received a Certificate of the Chairman of the Board and the President of EChapman to that effect;

    (c) from the date hereof to the Closing Date, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, an EChapman Material Adverse Effect, taken as a whole; and

    (d) CCMH shall have received an opinion from the law firm of Venable, Baetjer and Howard, LLP, dated the Closing Date, to the effect that the Merger should be treated as a tax-free reorganization for federal and state income tax purposes.

    SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF EChapman and Merger Subsidiary to Effect the Merger. Unless waived by EChapman and Merger Subsidiary, the obligations of EChapman and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

    (a) CCMH shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CCMH contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and EChapman shall have received a Certificate of the Chairman of the Board and President of CCMH to that effect;

    (b) the Affiliate Agreements required to be delivered to EChapman pursuant to Section 7.3 shall have been furnished as required by Section 7.3; and

    (c) from the date hereof to the Closing Date, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a CCMH Material Adverse Effect, taken as a whole.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1. TERMINATION. This Agreement may be terminated by the mutual consent of the parties, or at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of CCMH, as follows:

    (a) CCMH shall have the right to terminate this Agreement;

        (i) if the Merger is not completed by June 30, 2000 other than on account of delay or default on the part of CCMH;

        (ii) if the Merger or the transactions set forth in the CHI Merger Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of CCMH or any of their affiliates or associates;

        (iii) if the terms and conditions of Section 6.5(d) and Section 7.4(b) are satisfied; or

        (iv) if CCMH's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement.

    (b) EChapman shall have the right to terminate this Agreement;

        (i) if the Merger is not completed by June 30, 2000 other than on account of delay or default on the part of EChapman;

        (ii) if the Merger or the transactions set forth in the CHI Merger Agreement are enjoined by a final, unappealable court order; or

        (iii) if CCMH's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement.

    SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either EChapman or CCMH as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of CCMH, EChapman, Merger Subsidiary, or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.4 and 7.6, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

    SECTION 9.3. AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

    SECTION 9.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

    SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.The representations and warranties contained in Articles IV and V of this Agreement shall not survive the Merger, and after effectiveness of the Merger, CCMH, EChapman, Merger Subsidiary or their respective officers or directors shall have no further obligation with respect thereto. The covenants and agreements set forth in this Agreement shall survive the Merger.

    SECTION 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to EChapman or Merger Subsidiary to:

       EChapman.com, Inc.
       World Trade Center--Baltimore
       28(th) Floor
       401 East Pratt Street
       Baltimore, MD 21202
       Attention: Nathan A. Chapman, Jr.

    with a copy to:

       Venable, Baetjer and Howard, LLP
       Suite 1800
       2 Hopkins Plaza
       Baltimore, MD 21201
       Attention: Elizabeth R. Hughes, Esq.

    (b) If to CCMH, to:

       Chapman Capital Management Holdings, Inc.
       World Trade Center--Baltimore
       28(th) Floor
       401 East Pratt Street
       Baltimore, MD 21202
       Attention: Robert Wallace
                    Theron Stokes

    with a copy to:

       Ballard Spahr Andrews & Ingersoll, LLP
       300 E. Lombard Street
       Suite 1900
       Baltimore, MD 21202
       Attention: James J. Hanks, Jr., Esq.

    SECTION 10.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears (i) the words "herein," "hereof" and "hereunder" and other words of similar impact refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

    SECTION 10.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder except for rights of indemnified parties under Section 7.10, and
(c) shall not be assigned by operation of law or otherwise. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

    SECTION 10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

    SECTION 10.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

    SECTION 10.8. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, and parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 10.9. DEFINITION OF KNOWLEDGE. For those warranties and representations set forth in Article IV which are subject to the qualification "to EChapman's knowledge," EChapman will be deemed to have knowledge of a matter if (i) Nathan A. Chapman, Jr. has knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of such individual if such individual had conducted a reasonable due diligence review of EChapman's operations and business, including, without limitation, reasonable inquiries to key personnel of EChapman regarding the business and operations of EChapman and a review of, and discussion with key personnel regarding, pertinent books and records of EChapman. For those warranties and representations set forth in Article V which are subject to the qualification "to CCMH's knowledge," CCMH will be deemed to have knowledge of a matter if (i) Nathan A. Chapman, Jr. has knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of any of such individual if such individual had conducted a reasonable due diligence review of CCMH's operations and business, including, without limitation, reasonable inquiries to key personnel of CCMH regarding the business and operations of CCMH and a review of, and discussion with key personnel regarding, pertinent books and records of CCMH.

    IN WITNESS WHEREOF, EChapman, Merger Subsidiary and CCMH have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                                       ECHAPMAN.COM, INC.

                                                       By:  /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            CHAIRMAN OF THE BOARD AND PRESIDENT

                                                       CCMH MERGER SUBSIDIARY, INC.

                                                       By:  /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            PRESIDENT

                                                       CHAPMAN CAPITAL MANAGEMENT
                                                       HOLDINGS, INC.

                                                       By:  /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            CHAIRMAN OF THE BOARD AND PRESIDENT

                                                                        ANNEX II

                                                                  March 29, 2000

Merger Committee of the Board of Directors
Chapman Capital Management Holdings, Inc.
401 East Pratt Street, 28(th) Floor
Baltimore, MD 21202

Members of the Board:

    You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the consideration to be received by the independent public shareholders (excluding insiders and affiliates) of Chapman Capital Management Holdings, Inc. ("Chapman" or the "Company") common stock, par value $0.001 per share (the "Common Stock"), pursuant to the proposed Agreement and Plan of Merger (the "CCMH Merger Agreement") by and among
EChapman.com, Inc. ("EChapman.com"), CCMH Merger Subsidiary, Inc. and Chapman Capital Management Holdings, Inc. dated November 14, 1999. The consideration to be issued to each holder of Chapman Common Stock in the Merger will be that number of shares of EChapman.com Common Stock, par value $0.001 per share, which is determined by multiplying the Exchange Ratio of 2.23363 by the number of shares of Chapman Common Stock held by such holder of Chapman Common Stock on the Closing Date.

    Tucker Anthony Cleary Gull ("Tucker Anthony") as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. We have been retained to render the Fairness Opinion to the Merger Committee of the Board of Directors (the "Merger Committee") of Chapman in connection with the Merger and will receive a fee for our services, a significant portion of which is payable at the time of delivery of the written Fairness Opinion.

    In arriving at our opinion, we have among other things:

(i)  Reviewed the following merger agreements (the "Merger Agreements"):

    Agreement and Plan of Merger by and among EChapman.com, Inc., CCMH Merger Subsidiary, Inc. and Chapman Capital Management Holdings, Inc. dated November 14, 1999; and

    Agreement and Plan of Merger (the "CHI Merger Agreement") by and among EChapman.com, Inc., CHI Merger Subsidiary, Inc. and Chapman Holdings, Inc. ("CHI") dated November 14, 1999;

(ii) Reviewed the EChapman.com Form SB-2 dated November 15, 1999;

(iii) Reviewed certain historical financial and other information concerning the Company and CHI for the nine month period ended September 30, 1999 and for the fiscal years ended December 31, 1998 and December 31, 1997, as filed with the SEC;

(iv) Reviewed certain estimated financial and other information concerning the Company and CHI for the fiscal year ending December 31, 1999;

(v) Held discussions with the senior management of the Company, CHI and EChapman.com with respect to their past and current financial performance, financial condition and future prospects;

(vi) Reviewed certain internal financial data, projections and other information of the Company, CHI and EChapman.com including financial projections prepared by management;

(vii) Reviewed certain historical financial and other information concerning Chapman Insurance Holdings ("CIH") for the nine month period ended September 30, 1999 and for the fiscal years ended December 31, 1998 and December 31, 1997;

(viii)Held discussions with the senior management of CIH with respect to their past and current financial performance, financial condition and future prospects and reviewed the proposed merger terms as presented in the EChapman.com Form SB-2 dated November 15, 1999;

(ix) Analyzed certain publicly available information of other asset management and investment banking firms deemed comparable or otherwise relevant to our inquiry, and compared the Company and CHI from a financial point of view with certain of these firms;

(x) Compared the consideration to be received by the stockholders of the Company and CHI pursuant to the Merger Agreements with the consideration received by stockholders in other acquisitions of asset management and investment banking firms deemed comparable or otherwise relevant to our inquiry;

(xi) Reviewed historical trading activity and ownership data of the Company and CHI common stock and considered the prospects for price movement in each;

(xii) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

    We note that the Merger is subject to the condition that EChapman.com completes a public offering of its common stock in which (i) EChapman.com receives gross proceeds of no less than $20.0 million and (ii) the price paid by the public for shares of EChapman.com common stock reflects a post-merger, pre-offering valuation of EChapman.com of no less than $80.0 million (which would equate to a pre-merger, pre-offering valuation of the Company of approximately $45.2 million, or $13.40 per share). We have assumed that this and all other conditions to the Merger will be satisfied prior to completion of the Merger.

    Our opinion assumes that the EChapman.com public offering is fairly priced and that each of the constituent transactions is adequately disclosed in EChapman.com's Form SB-2. We also note that Ferris, Baker Watts, Incorporated is expected to act as qualified independent underwriter for the proposed offering of shares of EChapman.com common stock and that we are not opining on the fairness of that offering to any person.

    We have assumed that the CHI Merger will be closed simultaneously with the Merger, without waiver of any of CHI's terms and conditions.

    In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company, CHI and EChapman.com and have not attempted to verify any of such information. We have assumed that
(i) financial projections provided to us with respect to the results of operations likely to be achieved have been prepared on a basis reflecting the best currently available estimates and judgments of management as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management. We are not addressing the likelihood that EChapman.com will succeed in implementing its proposed business plan, and we note that the Company has not reported net income as a public company. We are not opining on the CIH proposed agreement to merge with EChapman.com. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company, CHI or any of their respective subsidiaries or affiliates nor did we verify any of the Company's or CHI's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. The opinion was delivered for the use and benefit of the Merger Committee of the Board of Directors of the Company and is not a recommendation to shareholders. Tucker Anthony and the Merger Committee have agreed that they do not believe any party other than the Merger Committee has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise. Since there is no state or federal law or regulation which requires that a fairness opinion be issued or obtained in connection with this transaction, it is the view of Tucker Anthony that the determination as to who may rely on the Fairness Opinion and to whom Tucker Anthony may be liable in connection with the opinion is determined by the agreement to provide the Fairness Opinion between Tucker Anthony and the Merger Committee (the "Agreement"). Tucker Anthony intends to assert this disclaimer and the limitations in the Agreement pertaining to the use of, and the liability arising in connection with, the fairness opinion as an affirmative defense to any claim brought by any shareholder against Tucker Anthony under applicable state law. Tucker Anthony believes that the law of the state of Maryland governs this transaction. To the best of its knowledge, Tucker Anthony believes that Maryland law has not addressed the availability of this affirmative defense and therefore a court of competent jurisdiction in Maryland would have to resolve the availability of this affirmative defense. In any event, such a defense, whether or not available to Tucker Anthony, would not affect the rights and responsibilities of the board of directors under governing state law or the federal securities law or the rights and responsibilities of Tucker Anthony under the federal securities laws.

    Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be received by holders of the Common Stock pursuant to the CCMHI Merger Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          TUCKER ANTHONY CLEARY GULL

                                                                       ANNEX III

SECTION 3-201. "SUCCESSOR" DEFINED.

    (a) CORPORATION AMENDING CHARTER.--In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

    (b) CORPORATION WHOSE STOCK IS ACQUIRED.--When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1985, ch. 657.)

SECTION 3-202. RIGHT TO FAIR VALUE OF STOCK.

    (a) GENERAL RULE.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1) The corporation consolidates or merges with another corporation;

        (2) The stockholder's stock is to be acquired in a share exchange;

        (3) The corporation transfers its assets in a manner requiring action under Section 3-105(e) of this title;

        (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title.

    (b) BASIS OF FAIR VALUE.--(1) Fair value is determined as of the close of business:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

        (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603(b) of this title.

                                     III-1

    (c) WHEN RIGHT TO FAIR VALUE DOES NOT APPLY.--Unless the transaction is governed by Section 3-602 of this title or is exempted by Section 3-603(b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

        (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2) The stock is that of the successor in a merger, unless:

           (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

           (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

        (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976,
    ch. 567, Section 2; 1983, Sp. Sess., ch. 1; 1985, chs. 363, 657; 1990, ch.
    6, Section 2; 1993, ch. 605; 1997, ch. 717; 1999, ch. 395; ch. 459, Section
    1.)

SECTION 3-203. PROCEDURE BY STOCKHOLDER.

    (a) SPECIFIC DUTIES.--A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

        (1) Shall file with the corporation a written objection to the proposed transaction:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

        (2) May not vote in favor of the transaction; and

                                     III-2

        (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

    (b) FAILURE TO COMPLY WITH SECTION.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567, Section 2; 1999, ch. 395.)

SECTION 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.

    A stockholder who demands payment for his stock under this subtitle:

        (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and

        (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567,
    Section 2.

SECTION 3-205. WITHDRAWAL OF DEMAND.

    A demand for payment may be withdrawn only with the consent of the successor. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-206. RESTORATION OF DIVIDEND AND OTHER RIGHTS.

    (a) WHEN RIGHTS RESTORED.--The rights of a stockholder who demands payment are restored in full, if:

        (1) The demand for payment is withdrawn;

        (2) A petition for an appraisal is not filed within the time required by this subtitle;

        (3) A court determines that the stockholder is not entitled to relief;
    or

        (4) The transaction objected to is abandoned or rescinded.

    (b) EFFECT OF RESTORATION.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-207. NOTICE AND OFFER TO STOCKHOLDERS.

    (a) DUTY OF SUCCESSOR.--(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

                                     III-3

        (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

           (i) A balance sheet as of a date not more than six months before the date of the offer;

           (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

           (iii) Any other information the successor considers pertinent.

    (b) MANNER OF SENDING NOTICE.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1983, ch. 563;
1985, ch. 10, Section 3.)

    SECTION 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.

    (a) PETITION FOR APPRAISAL.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

    (b) CONSOLIDATION OF SUITS; JOINDER OF OBJECTORS.--(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

        (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
    Section 2.)

SECTION 3-209. NOTATION ON STOCK CERTIFICATE.

    (a) SUBMISSION OF CERTIFICATE.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

    (b) TRANSFER OF STOCK BEARING NOTATION.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to

                                     III-4
the stock other than the rights of the original objecting stockholder. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-210. APPRAISAL OF FAIR VALUE.

    (a) COURT TO APPOINT APPRAISERS.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

    (b) REPORT OF APPRAISERS--FILING.--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

    (c) SAME--CONTENTS.--The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

    (d) SAME--SERVICE; OBJECTION.--(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2) Within 15 days after the report is filed, any party may object to it and request a hearing. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
    Section 2.)

SECTION 3-211. ACTION BY COURT ON APPRAISERS' REPORT.

    (a) ORDER OF COURT.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1) Confirms, modifies, or rejects it; and

        (2) If appropriate, sets the time for payment to the stockholder.

    (b) PROCEDURE AFTER ORDER.--(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2) If the appraisers' report is rejected, the court may:

           (i) Determine the fair value of the stock and enter judgment for the stockholder; or

           (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

    (c) JUDGMENT INCLUDES INTEREST.--(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section 3-202 of this subtitle.

                                     III-5

        (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) the price which the successor offered for the stock;

           (ii) The financial statements and other information furnished to the stockholder; and

           (iii) Any other circumstances it considers relevant.

    (d) COSTS OF PROCEEDINGS.--(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) The price which the successor offered for the stock;

           (ii) The financial statements and other information furnished to the stockholder; and

           (iii) Any other circumstances it considers relevant.

        (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

           (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or

           (ii) the value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

    (e) EFFECT OF JUDGMENT.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567, Section 2.)

SECTION 3-212. SURRENDER OF STOCK.

    The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

                                     III-6

        (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

    (a) GENERAL RULE.--A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.

    (b) SUCCESSOR IN TRANSFER OF ASSETS.--After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

    (c) SUCCESSOR IN CONSOLIDATION, MERGER, OR SHARE EXCHANGE.--Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock. (An. Code 1957, art. 23 Section 73; 1975, ch. 311,
Section 2; 1976, ch. 567, Section 2.)

                                     III-7

                                                                      APPENDIX I

                   CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of Chapman Capital Management Holdings, Inc. hereby appoints Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., and either of them, as lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of the common stock of Chapman Capital Management Holdings which the undersigned is entitled to vote at the special meeting of the stockholders of Chapman Capital Management Holdings to be held on April 20, 2000 at 7:30 a.m. or at any adjournment thereof as follows:


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Agreement and Plan of Merger by and among Chapman Capital Management Holdings, EChapman.com, Inc., a Maryland corporation, and CCMHI Merger Subsidiary, Inc., a Maryland corporation and wholly-owned subsidiary of EChapman, pursuant to which (a) Chapman Capital Management Holdings shall merge with and into CCMHI Merger Subsidiary and (b) each share of common stock of Chapman Capital Management Holdings, par value $0.001 per share (other than shares held by holders of Chapman Capital Management Holdings common stock who perfect their dissenters' rights) automatically shall become and be converted into 2.23363 shares of a share of the common stock of EChapman, par value $0.001 per share.

                 / / FOR        / / AGAINST        / / ABSTAIN

2. In their discretion, to vote upon such other business as may properly come before the meeting.

                 / / FOR        / / AGAINST        / / ABSTAIN

                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THIS PROXY. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

                                              Dated: _____________________, 2000

                                              __________________________________
                                                      Signature of Owner

                                              __________________________________
                                                Additional Signature of Joint
                                                            Owner

                                              Please sign exactly as your name
                                              appears hereon. If stock is
                                              jointly held, each joint owner
                                              should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian please give
                                              full title as such.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Registrant may indemnify any director who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Registrant, or while a director, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, suit or proceeding, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Registrant, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Registrant. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Registrant's Charter:
(i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by MGCL Section 2-418; and (ii) the Registrant shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Registrant or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Registrant may only indemnify the director for any expenses (including attorneys' fees) incurred in connection with such action, suit or proceeding.

    MGCL Section 2-418 further provides that unless limited by the Registrant's Charter, the Registrant: (i) shall (a) indemnify an officer of the Registrant if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Registrant if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the

Registrant to the same extent that it may indemnify directors; and (iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Registrant's Board of Directors or contract.

    The Charter of the Registrant, provides that the Registrant shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the MGCL, as from time to time amended. If approved by the Board of Directors, the Registrant may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. The Registrant shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    The Registrant's Charter provides that, to the fullest extent permitted by the MGCL, as amended or interpreted, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages in connection with events occurring at the time such person served as a director or officer.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

    (a) Exhibit Index

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
  3.1                   Articles of Amendment and Restatement of the Company (Filed
                        as Exhibit 3.1 to Pre-effective Amendment No. 2 to
                        EChapman.com, Inc. Registration Statement on Form S-4
                        (File No. 333-91329) as filed with the Securities and
                        Exchange Commission on March 31, 2000 and hereby
                        incorporated by reference).

  3.2                   Amended and Restated Bylaws of the Company (Filed as
                        Exhibit 3.2 to Pre-effective Amendment No. 2 to
                        EChapman.com, Inc. Registration Statement on Form S-4
                        (File No. 333-91329) as filed with the Securities and Exchange Commission on March 31, 2000 and hereby incorporated by reference).

  4                     Form of common stock Certificate (Filed as Exhibit 4 to
                        Pre-effective Amendment No. 1 to EChapman.com, Inc.
                        Registration Statement on Form SB-2 (File No. 333-90987) as
                        filed with the Securities and Exchange Commission on
                        January 18, 2000 and hereby incorporated by reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
  5                     Opinion of Venable, Baetjer and Howard, LLP regarding
                        legality (Filed as Exhibit 5 to Pre-effective Amendment
                        No. 2 to EChapman.com, Inc. Registration Statement on
                        Form S-4 (File No. 333-91329) as filed with the Securities and Exchange Commission on March 31, 2000 and hereby
                        incorporated by reference)

  8 Opinion of Venable, Baetjer and Howard, LLP regarding tax matters (Filed as Exhibit 8 to Pre-effective Amendment
                        No. 3 to EChapman.com, Inc. Registration Statement on
                        Form S-4 (File No. 333-91329) as filed with the Securities and Exchange Commission on March 31, 2000 and hereby incorporated by reference)

 10.1                   EChapman.com, Inc. 1999 Omnibus Stock Plan (Filed as Exhibit
                        10.1 to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 10.2                   Service Mark License Agreement between the Company and
                        Nathan A. Chapman, Jr. dated November 12, 1999 (Filed as
                        Exhibit 10.2 to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 10.3                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Holdings, Inc. dated November 15, 1999 (Filed as
                        Exhibit 10.3 to Pre-effective Amendment No. 1 to
                        EChapman.com, Inc. Registration Statement on Form SB-2 (File
                        No. 333-90987) as filed with the Securities and Exchange
                        Commission on January 18, 2000 and hereby incorporated by
                        reference)

 10.4                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Capital Management, Inc. dated November 15, 1999
                        (Filed as Exhibit 10.4 to Pre-effective Amendment No. 1 to
                        EChapman.com, Inc. Registration Statement on Form SB-2 (File
                        No. 333-90987) as filed with the Securities and Exchange
                        Commission on January 18, 2000 and hereby incorporated by
                        reference)

 10.5                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Insurance Holdings, Inc. dated November 15, 1999
                        (Filed as Exhibit 10.5 to Pre-effective Amendment No. 1 to
                        EChapman.com, Inc. Registration Statement on Form SB-2 (File
                        No. 333-90987) as filed with the Securities and Exchange
                        Commission on January 18, 2000 and hereby incorporated by
                        reference)

 10.6                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Holdings, Inc.) (Filed as Exhibit 10.6 to EChapman.com, Inc. Registration Statement
                        on Form SB-2 (File No. 333-90987) as filed with the
                        Securities and Exchange Commission on November 15, 1999 and
                        hereby incorporated by reference)

 10.7                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Capital Management
                        Holdings, Inc.) (Filed as Exhibit 10.7 to Pre-effective
                        Amendment No. 1 to EChapman.com, Inc. Registration Statement
                        on Form SB-2 (File No. 333-90987) as filed with the
                        Securities and Exchange Commission on January 18, 2000 and
                        hereby incorporated by reference)

 10.8                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Insurance Holdings)
                        (Filed as Exhibit 10.8 to Pre-effective Amendment No. 1 to
                        EChapman.com, Inc. Registration Statement on Form SB-2 (File
                        No. 333-90987) as filed with the Securities and Exchange
                        Commission on January 18, 2000 and hereby incorporated by
                        reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.9                   Fully Disclosed Clearing Agreement between the Pershing
                        Division, Donaldson, Lufkin & Jenrette Securities
                        Corporation and The Chapman Co. dated March 16, 1999 (Filed as Exhibit 10.9 to EChapman.com, Inc. Registration Statement
                        on Form SB-2 (File No. 333-90987) as filed with the
                        Securities and Exchange Commission on November 15, 1999 and
                        hereby incorporated by reference)

 10.10                  $106,922 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated December 31, 1996 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.11                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of The Chapman U.S. Treasury
                        Money Fund and The Chapman Institutional Cash Management
                        Fund dated April 30, 1997 (Filed as Exhibit 5(A) to
                        Post-Effective Amendment No. 13 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on August 7, 1997 and hereby incorporated by
                        reference)

 10.12                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Equity Fund dated
                        October 28, 1997 (Filed as Exhibit 5(B) to Post-Effective
                        Amendment No. 15 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File No. 33-25716;811-5697) as filed with the Securities and Exchange Commission on March 2, 1998 and hereby incorporated by reference)

 10.13                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Index Fund dated
                        October 28, 1997 (Filed as Exhibit 5(C) to Post-Effective
                        Amendment No. 16 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File Nos. 33-25716;811-5697) as
                        filed with the Securities and Exchange Commission on May 29,
                        1998 and hereby incorporated by reference)

 10.14                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Fixed Income Fund dated February 11, 1998 (Filed as Exhibit 5(D) to Post-
                        Effective Amendment No. 17 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on June 12, 1998 and hereby incorporated by
                        reference)

 10.15                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager
                        Equity Fund dated February 11, 1998 (Filed as Exhibit 5(E)
                        to Post-Effective Amendment No. 18 to The Chapman Fund,
                        Inc.'s Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on September 30, 1998 and hereby incorporated by reference)

 10.16                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager Bond
                        Fund dated February 11, 1998 (Filed as Exhibit 5(F) to
                        Post-Effective Amendment No. 21 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on July 15, 1999 and hereby incorporated by
                        reference)

 10.17                  Equipment Lease Agreement between The Chapman Co. and
                        Chapman Limited Partnership dated October 1, 1993 (Filed as
                        Exhibit 10.7 to Chapman Holdings, Inc.'s Registration
                        Statement on Form SB-2 (File No. 333-43487) as filed with
                        the Securities and Exchange Commission on December 30, 1997
                        and hereby incorporated by reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.18                  Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.8 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.19                  Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.9 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 33343487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.20                  License Agreement between The Chapman Co. and Nathan A.
                        Chapman, Jr. dated December 26, 1997 (Filed as Exhibit 10.10 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.21                  $763,367 Promissory Note to The Chapman Co. from Chapman
                        Capital Management dated October 31, 1997 (Filed as Exhibit
                        10.11 to Pre-Effective Amendment No. 1 to Chapman Holdings,
                        Inc.'s Registration Statement on Form SB-2 (File No.
                        333-43487) as filed with the Securities and Exchange
                        Commission on February 17, 1998 and hereby incorporated by reference)

 10.22                  $176,250 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated February 11, 1998 (Filed as Exhibit 10.13 to Pre-Effective Amendment No. 1 to Chapman Holdings, Inc.'s
                        Registration Statement on Form SB-2 (File No. 333-43487) as
                        filed with the Securities and Exchange Commission on
                        February 17, 1998 and hereby incorporated by reference)

 10.23                  $100,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated May 1, 1998
                        (Filed as Exhibit 10.1 to Chapman Holding's Quarterly Report
                        on Form 10Q-SB (File No. 0-23587) as filed with the
                        Securities and Exchange Commission on November 16, 1998 and
                        hereby incorporated by reference)

 10.24                  $285,587.34 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated March 11, 1998 (Filed as
                        Exhibit 10.2 to Chapman Holding, Inc.'s Quarterly Report on
                        Form 10Q-SB as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

 10.25                  $51,690 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated December 31, 1998 (Filed as
                        Exhibit 10.17 to Post-Effective Amendment No. 2 to Chapman
                        Holdings, Inc.'s Registration Statement on Form SB-2 (File
                        No. 333-48419) as filed with the Securities and Exchange
                        Commission on March 18, 1999 and hereby incorporated by reference)

 10.26                  Agreement between Chapman Holdings, Inc. and Chapman Capital
                        Management Holdings, Inc. as to Allocation of Shared
                        Expenses dated as of January 1, 1999 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        (File No. 0-23587) as filed with the Securities and Exchange
                        Commission on May 17, 1999 and hereby incorporated by
                        reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.27                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of The Chapman U.S. Treasury Money Fund and The
                        Chapman Institutional Cash Management Fund dated April 30,
                        1997 (Filed as Exhibit 5(A) to Post-Effective Amendment No.
                        13 to The Chapman Funds, Inc.'s Registration Statement on
                        Form N-1A (file Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on August 7, 1997 and
                        hereby incorporated by reference)

 10.28                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Equity Fund dated October 28, 1997
                        (Filed as Exhibit 5(B) to Post-Effective Amendment No. 15 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File No. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on March 2, 1998 and
                        hereby incorporated by reference)

 10.29                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Index Fund dated October 28, 1997
                        (Filed as Exhibit 4(C) to Post-Effective Amendment No. 16 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on May 29, 1998 and
                        hereby incorporated by reference)

 10.30                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Fixed Income Fund dated February 11,
                        1998 (Filed as Exhibit 4(D) to Post-Effective Amendment No.
                        17 to The Chapman Funds, Inc.'s Registration Statement on
                        Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on June 12, 1998 and
                        hereby incorporated by reference)

 10.31                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Equity Fund dated October
                        23, 1999 (Filed as Exhibit 4(E) to Post-Effective Amendment
                        No. 18 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on September 30, 1998 and
                        hereby incorporated by reference)

 10.32                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and the Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Bond Fund dated October
                        23, 1998 (Filed as Exhibit 4(F) to Post-Effective Amendment
                        No. 21 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on July 15, 1999 and
                        hereby incorporated by reference)

 10.33                  Advisory Agreement for Separate Account dated June 1, 1995
                        (Filed as Exhibit 10.5 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on From
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

 10.34                  Agreement & Declaration of Trust between Chapman Capital
                        Management, Inc. and Bankers Trust Company dated November 1,
                        1996 (Filed as Exhibit 10.6 to Chapman Capital Management
                        Holding's Registration Statement on Form SB-2 (File No.
                        333-51883) as filed with the Securities and Exchange
                        Commission on May 5, 1998 and hereby incorporated by
                        reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.35                  Agreement between Bankers Trust Company and Chapman Capital
                        Management, Inc. dated November 1, 1996 (Filed as Exhibit
                        10.7 to Chapman Capital Management Holding's Registration
                        Statement on Form SB-2 (File No. 333-51883) as filed with
                        the Securities and Exchange Commission on May 5, 1998 and
                        hereby incorporated by reference)

 10.36                  Agreement between Bankers Trust Company and Chapman Capital
                        Management and Tremont Partners, Inc. and Stamberg Prestia,
                        Ltd. dated November 1, 1996 (Filed as Exhibit 10.8 to
                        Chapman Capital Management Holding's Registration Statement
                        on Form SB-2 (File No. 333-51883) as filed with the
                        Securities and Exchange Commission on May 5, 1998 and hereby incorporated by reference)

 10.37                  Service Mark License Agreement between Chapman Capital
                        Management Holdings, Inc., Chapman Capital Management, Inc.
                        and Nathan A. Chapman, Jr. dated as of June 9, 1998 Filed as
                        Exhibit 10.10 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

 10.38                  $65,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated August 21,
                        1998 (Filed as Exhibit 10.1 to Chapman Capital Management
                        Holdings, Inc.'s Quarterly Report on Form 10Q-SB (File No.
                        0-24213) as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

 10.39                  $45,000 Demand Note to Chapman Capital Management, Inc. from
                        Nathan A. Chapman, Jr. dated July 2, 1998 (Filed as Exhibit
                        10.2 to Chapman Capital Management Holdings, Inc.'s
                        Quarterly Report on Form 10Q-SB (File No. 0-24213) as filed with the Securities and Exchange Commission on November 16,
                        1998 and hereby incorporated by reference)

 10.40                  $242,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated as of July
                        29, 1999 (Filed as Exhibit 10.2 to Chapman Capital
                        Management Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        as filed with the Securities and Exchange Commission on
                        August 20, 1999 and hereby incorporated by reference)

 10.41                  Lock-up Agreement between Nathan A. Chapman, Jr. and The
                        Chapman Co. dated March 14, 2000 (Filed as Exhibit 10.41 to
                        Pre-effective Amendment No. 2 to EChapman.com, Inc.
                        Registration Statement on Form S-4 (File No. 333-91329) as
                        filed with the Securities and Exchange Commission on
                        March 31, 2000 and hereby incorporated by reference).

 10.42                  $32,836.53 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated December 31, 1999 (Filed as
                        Exhibit 10.42 to Pre-effective Amendment No. 2 to
                        EChapman.com, Inc. Registration Statement on Form S-4
                        (File No. 333-91329) as filed with the Securities and
                        Exchange Commission on March 31, 2000 and hereby
                        incorporated by reference).

 10.43                  Amended and Restated Expense Limitation Agreement by and
                        among The Chapman Funds, Inc., on behalf of The Chapman U.S.
                        Treasury Money Fund, DEM Equity Fund, DEM Index Fund, DEM
                        Multi-Manager Equity Fund and DEM Multi-Manager Bond Fund,
                        and Chapman Capital Management, Inc. dated March 17, 2000
                        (Filed as Exhibit 10.43 to Pre-effective Amendment No. 2 to
                        EChapman.com, Inc. Registration Statement on Form S-4
                        (File No. 333-91329) as filed with the Securities and
                        Exchange Commission on March 31, 2000 and hereby
                        incorporated by reference).

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 21                     Subsidiaries of the Company (Filed as Exhibit 21 to
                        Pre-effective Amendment No. 1 to EChapman.com, Inc.
                        Registration Statement on Form SB-2 (File No. 333-90987) as
                        filed with the Securities and Exchange Commission on
                        January 18, 2000 and hereby incorporated by reference)

 23.1                   Consent of Arthur Andersen LLP (filed herewith)

 23.2                   Consent of Venable, Baetjer and Howard, LLP (included in
                        Exhibits) (Filed as Exhibit 23.2 to Pre-effective Amendment
                        No. 2 to EChapman.com, Inc. Registration Statement on
                        Form S-4 (File No. 333-91329) as filed with Securities and
                        Exchange Commission on March 30, 2000 and hereby
                        incorporated by reference)

 23.3                   Consent of Tucker Anthony Cleary Gull (filed as
                        Exhibit 23.3 to Pre-effective Amendment No. 2 to
                        EChapman.com, Inc. Registration Statement on Form S-4 (Filed
                        No. 333-91329) as filed with the Securities and Exchange
                        Commission on March 30, 2000 and hereby incorporated by
                        reference)

 23.4                   Consent of Venable, Baetjer and Howard, LLP (included in
                        Exhibit 8) (Filed as Exhibit 23.4 to Pre-effective Amendment
                        No. 3 to EChapman.com, Inc. Registration Statement on
                        Form S-4 (File No. 333-91329) as filed with the Securities and Exchange Commission on March 30, 2000 and hereby
                        incorporated by reference)

 24.1                   Power of Attorney (Filed as Exhibit 24.1 to EChapman.com,
                        Inc. Registration Statement on Form S-4 (File No. 333-91329)
                        as filed with the Securities and Exchange Commission on
                        November 15, 1999 and hereby incorporated by reference.

 24.2                   Consent to serve as director (Raymond Haysbert) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.3                   Consent to serve as director (Kweisi Mfume) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.4                   Consent to serve as director (Mark Jefferson) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.5                   Consent to serve as director (Adolph Washington) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)


    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any additional or changed material information with respect to the plan of distribution.

        (2) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the

    Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland on March 30, 2000.

                                                       ECHAPMAN.COM, INC.

                                                       By:      /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------
                                                       Nathan A. Chapman, Jr.
                                                       PRESIDENT

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURES                                 TITLE                DATE
                     ----------                                 -----                ----
             /s/ NATHAN A. CHAPMAN, JR.                President and Director
       ---------------------------------------           (Principal Executive   March 30, 2000
               Nathan A. Chapman, Jr.                    Officer)

                                                       Treasurer and Chief
                 /s/ DEMETRIS BROWN                      Financial Officer
       ---------------------------------------           (Principal Financial   March 30, 2000
                   Demetris Brown                        Officer and Principal
                                                         Accounting Officer)

    The Entire Board of Directors:

        Nathan A. Chapman, Jr.
            Earl U. Bravo, Sr.

By:  /s/ NATHAN A. CHAPMAN, JR.
     ------------------------------------
     Nathan A. Chapman, Jr.                                     March 30, 2000
     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
       23.1             Consent of Arthur Andersen LLP